                                                                    EXHIBIT 10.4

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 27th day of June, 2002, by and among MTR GAMING GROUP, INC., a Delaware corporation ("MTRI"), MOUNTAINEER PARK, INC., a West Virginia corporation ("MPI"), SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation ("SGLVI") and SPEAKEASY GAMING OF RENO, INC., a Nevada corporation ("SGRI"), and PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation ("PIDI" and together with MTRI, MPI, SGLVI and SGRI, collectively referred to as the "Borrowers"), each financial institution whose name is set forth on the signature pages of this Credit Agreement and each lender which may hereafter become a party to this Credit Agreement pursuant to Section 10.10(b) (each individually a "Lender" and collectively the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), PNC BANK, National Association, as the documentation agent ("Documentation Agent"), PNC, as the issuer of the PNC Letter of Credit, hereinafter defined, and WELLS FARGO BANK, National Association, as the issuer of letters of credit following the Closing Date (each herein in such capacity, together with their respective successors and assigns, the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the "Banks").

                                R E C I T A L S:

                  WHEREAS:

                  A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

                  B. MPI, SGLVI, SGRI and PIDI are wholly owned subsidiaries of MTRI. As of the date hereof, Borrowers are indebted to WFB under the terms of the Existing Credit Facility and Existing Credit Agreement.

                  C. The Borrowers desire to fully amend and restate the Existing Credit Facility as a revolving credit facility in the amount of One Hundred Million Dollars ($100,000,000.00), the proceeds of which will be used to fund ongoing Capital Expenditures and working capital requirements and for other general corporate purposes, including a swingline subfacility for fundings in smaller minimum amounts and on shorter notice in the maximum amount of Ten Million Dollars ($10,000,000.00) at any time outstanding and a letter of credit subfacility for the issuance of Letters of Credit up to the maximum aggregate amount of Three Million Dollars ($3,000,000.00) at any time outstanding.

                  D. Lenders are willing to establish the Credit Facility in favor of the Borrower Consolidation in the principal amount of One Hundred Million Dollars ($100,000,000.00) at any time outstanding, including the Swingline Facility to be funded by the Swingline Lender, as a subfacility in the maximum aggregate amount of Ten Million Dollars ($10,000,000.00) at any time outstanding and a letter of credit subfacility for the issuance of Letters of Credit up to the maximum aggregate amount of Three Million Dollars ($3,000,000.00) at any time outstanding, all on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

                  NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINITIONS. For the purposes of this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

                  "Acquisition" means any transaction, or any series of related transactions, consummated after the Closing Date, by which any Borrower directly or indirectly acquires any real property that does not constitute an Expansion Capital Expenditure, any New Venture or any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise.

                  "Adjusted Fixed Charge Coverage Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation:

                  For the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters, the sum of: (i) EBITDA, less (ii) the aggregate amount of Distributions actually paid, less (iii) the aggregate amount of actually paid federal and state taxes on or measured by income, less (iv) the aggregate amount of Non-Financed Capital Expenditures

                  Divided by (DIVIDED BY)

                  The sum of: (i) Interest Expense (expensed and capitalized) determined for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters, plus (ii) the current portion of all interest bearing Indebtedness as of the end of the Fiscal Quarter under review, plus (iii) the current portion of Capitalized Lease Liabilities as of the end of the Fiscal Quarter under review.

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for Lenders.

                  "Aggregate Commitment" shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrower Consolidation as Borrowings under the Credit Facility in the initial principal amount of One Hundred Million Dollars ($100,000,000.00), as may be reduced from time to time by: (i) the Scheduled Reductions as of each Reduction Date, (ii) Voluntary Permanent Reductions, and (iii) Mandatory Commitment Reductions.

                  "Aggregate Outstandings" shall mean collective reference to the sum of the Funded Outstandings, Swingline Outstandings and L/C Exposure as of any given date of determination.

                  "Applicable Margin" means for any Base Rate Loan or LIBOR Loan, the applicable percentage amount to be added to the Base Rate or LIBO Rate, as the case may be, as follows: (i) commencing on the Closing Date and continuing until the Rate Adjustment Date, the Applicable Margins as calculated on the Pricing Certificate to be delivered by Borrowers to Agent Bank on the Closing Date pursuant to Section 3.04 and;

(ii) commencing on the Rate Adjustment Date and continuing until Credit Facility Termination, the margin rates as set forth in Table One below in each instance based on the Leverage Ratio calculated with regard to the Borrower Consolidation as of each Fiscal Quarter end, commencing with the Fiscal Quarter ending June 30, 2002, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third (3rd) month immediately following each such Fiscal Quarter end:

                                                                 TABLE ONE                TABLE TWO
======================================================= ============== ============== ==================
                                                                           LIBO
                                                           BASE RATE       RATE          COMMITMENT
                    LEVERAGE RATIO                          MARGIN         MARGIN         PERCENTAGE
------------------------------------------------------- -------------- -------------- ------------------
Greater than or equal to 2.00 to 1.00                           1.25%         2.50%           0.50%
------------------------------------------------------- -------------- -------------- ------------------
Greater than or equal to 1.50 to 1.0 but less than              1.00%         2.25%          0.375%
2.00 to 1.00
------------------------------------------------------- -------------- -------------- ------------------
Greater than or equal to 1.00 to 1.0 but less than              0.75%         2.00%          0.375%
1.50 to 1.00
------------------------------------------------------- -------------- -------------- ------------------
Less than 1.00 to 1.00                                          0.25%         1.50%          0.375%
======================================================= ============== ============== ==================

                  "Arneault" shall mean Edson (Ted) Arneault, an individual, President and Chief Executive Officer of MTRI as of the Closing Date.

                  "Assets" shall mean the total assets of the Borrower Consolidation determined in accordance with GAAP.

                  "Assignment and Assumption Agreement" shall mean the document evidencing an assignment of a Syndication Interest by any Lender to an Eligible Assignee in the form of the Assignment, Assumption and Consent Agreement marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "Authorized Officer(s)" shall mean, relative to the Borrower Consolidation, those of the respective officers whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Notice of Swingline Advances, Continuation/Conversion Notices, Pricing Certificates, Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrowers and the Borrower Consolidation.

                  "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrowers for a Borrowing or issuance of a Letter of Credit not exceeding the amount of the Maximum Availability, as of each date of determination.

                  "Bank Facilities" shall mean collective reference to the Credit Facility, Swingline Facility and L/C Facility.

                  "Banking Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent Bank is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, ET SEQ.

                  "Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

                  "Base Rate" shall mean, as of any date of determination, the rate per annum equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus one-half of one percent (1/2 of 1%) (fifty basis points).

                  "Base Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit Facility bearing interest with reference to the Base Rate plus the Applicable Margin.

                  "Borrower Consolidation" shall mean collective reference to Borrowers and each Subsidiary created in accordance with Section 6.16 on a consolidated basis.

                  "Borrowers" shall mean collective reference to MTRI, MPI, SGLVI, SGRI and PIDI.

                  "Borrowing(s)" shall mean collective reference to such amounts as Borrowers may request from time to time to be advanced under the Credit Facility by Notice of Borrowing in the manner provided in Section 2.03, or at the request of Agent Bank pursuant to Section 2.08 or 2.14.

                  "Breakage Charges" shall have the meaning set forth in Section 2.07(c) of the Credit Agreement.

                  "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by a Borrower or the Borrower Consolidation, as the context may require, during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of a Borrower or the Borrower Consolidation, as the context may require (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower or the Borrower Consolidation, as the context may require, to the extent of (a) the gross amount of such purchase price LESS (b) the cash proceeds of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

                  "Capital Proceeds" shall mean the proceeds received by the Borrower Consolidation from (i) partial or total condemnation or destruction of any part of the Collateral, (ii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of the Collateral, and (iii) the sale, transfer, conveyance or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrowers, or any of them, from a sale, condemnation, damage or destruction of FF&E or other personal property if such FF&E or other personal property is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Default or Event of Default has occurred and is continuing).

                  "Capitalized Lease Liabilities" means all monetary obligations of the Borrower Consolidation under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                 "Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

                  "Cash Collateral Account" shall mean the restricted depository savings account to be established by Borrowers or Agent Bank on behalf of Borrowers with L/C Issuer at its offices located at 3800 Howard Hughes Parkway, Las Vegas, Nevada, or at such other office located in the United States as may be designated from time to time by L/C Issuer, for the purpose of depositing Cash collateral for the aggregate L/C Exposure upon the occurrence of any Event of Default.

                  "Cash Collateral Pledge Agreement" shall mean the Pledge and Assignment of Savings Account Agreement to be executed by Borrowers in favor of L/C Issuer as of the Closing Date as the same may be amended or modified from time to time under the terms of which all sums held from time to time in the Cash Collateral Account are pledged in favor of L/C Issuer to secure repayment of any funding required under any outstanding Letters of Credit, a copy of the form of which Cash Collateral Pledge Agreement is marked "Exhibit R", affixed to the Credit Agreement and by this reference incorporated herein and made a part hereof.

                  "Cash Equivalents" shall mean, when used in connection with any Person, that Person's Investments in:

                           (a) Government  Securities due within one (1) year
                  after the date of the making of the Investment;

                           (b) readily marketable direct obligations of any
                  State of the United States of America given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one (1) year from the making of the Investment;

                           (c) certificates of deposit issued by, bank deposits
                  in, eurodollar deposits through, bankers' acceptance of, and repurchase agreements covering Government Securities executed by, United National Bank of West Virginia or any bank incorporated under the laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least Two Hundred Fifty Million Dollars ($250,000,000.00), or total assets of at least Five Billion Dollars ($5,000,000,000.00), in each case due within one (1) year after the date of the making of the Investment;

                           (d) certificates of deposit issued by, bank deposits
                  in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000.00), or total assets of at least Fifteen Billion Dollars ($15,000,000,000.00) in each case due within one year after the date of the making of the Investment;

                           (e) repurchase agreements covering Government
                  Securities executed by a broker or dealer registered under
                  Section 15(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least One Hundred Million Dollars ($100,000,000.00), due within thirty (30) days after the date of the making of the Investment; PROVIDED that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                           (f) readily marketable commercial paper of
                  corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within three hundred sixty-five
                  (365) days after the date of the making of the Investment;

                           (g) "money market preferred stock" issued by a
                  corporation incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case having an investment period not to exceed fifty (50) days; PROVIDED that (i) the amount of all such Investments issued by the same issuer does not exceed Five Million Dollars ($5,000,000.00) and (ii) the aggregate amount of all such Investments does not exceed Fifteen Million Dollars ($15,000,000.00); and

                           (h) a readily redeemable "money market mutual fund"
                  sponsored by a bank described in clauses (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least One Billion Dollars ($1,000,000,000.00).

                  "Change of Control" shall mean the occurrence of any of the following:

                           (a) Any "person" or "group" (as such terms are
                  defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any such "person" or "group" which is or which includes the holders of the common stock (voting and non-voting) of MTRI as of the Closing Date or their Affiliates, own or control, more than forty percent (40%) of the common voting stock of MTRI; or

                           (b) During any period of twenty-four (24) consecutive
                  months commencing after the Closing Date, individuals who at the beginning of such period constituted MTRI's Board of Directors (together with any new or replacement directors whose election by MTRI's Board of Directors or whose nomination for election by MTRI's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                           (c) MTRI fails to own, directly or indirectly, one
                  hundred percent (100%) of the capital stock interests of MPI, SGLVI, SGRI and PIDI.

                  "Closing Date" shall mean the date upon which: (i) each requirement set forth in Article IIIA of this Credit Agreement has been satisfied or waived and (ii) the Security Document Amendments have been filed and/or recorded in accordance with and in the manner required by the Closing Instructions.

                  "Closing Disbursements" shall have the meaning set forth by
Section 2.02(a).

                  "Closing Instructions" shall mean a collective reference to the SGLVI Closing Instructions, the SGRI Closing Instructions and the MPI Closing Instructions.

                  "Collateral" shall mean: (a) a collective reference to the MPI Collateral, SGLVI Collateral, the SGRI Collateral and the MTRI Collateral; and
(b) any and all other property and/or intangible rights, interests or benefits inuring to or in favor of Borrowers which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lenders or Agent Bank on behalf of the Lenders to secure repayment of the Credit Facility.

                  "Collateral Properties" shall mean collective reference to the real properties, improvements and associated FF&E which are pledged and encumbered as Collateral securing repayment of the Credit Facility from time to time, which shall consist of the MPI Real Property, MPI Additional Real Property, SGLVI Real Property, SGRI Real Property and MTRI Real Property, together with any other real property or interests therein which may be held by Agent Bank from time to time to secure repayment of the Credit Facility.

                  "Commercial Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to Section 2.14 of the Credit Agreement for the purpose of assuring payment for goods, equipment or materials supplied to Borrower.

                  "Commitment Fee" shall have the meaning ascribed to such term in Section 2.09(b) of this Credit Agreement.

                  "Compliance Certificate" shall mean a compliance certificate as described in Section 5.08(e) which is more particularly described on "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "Contingent Liability(ies)" shall mean, as to any Person any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person that is not a Borrower hereunder (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business, trade payables incurred in the ordinary course of business and less than ninety (90) days in arrears or any obligations under the SABAL Loan. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuation/Conversion Notice" shall mean a notice of continuation of or conversion to a LIBOR Loan and certificate duly executed by an Authorized Officer, substantially in the form of that certain exhibit marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "Convert, Conversion and Converted" shall refer to a Borrowing at or continuation of a particular interest rate basis or conversion of one interest rate basis to another pursuant to Section 2.05(c).

                  "Credit Agreement" shall mean this Credit Agreement together with all Schedules and Exhibits attached thereto, executed by and among Borrowers and Banks setting forth the terms and conditions of the Credit Facility, as may be amended, modified, extended, renewed or restated from time to time.

                  "Credit Facility" shall mean the agreement of Lenders to fund a revolving line of credit during the Revolving Credit Period subject to the terms and conditions set forth in this Credit Agreement and the Revolving Credit Note, up to the Maximum Permitted Balance as reduced from time to time in accordance with the terms of this Credit Agreement and the Revolving Credit Note.

                  "Credit Facility Termination" shall mean indefeasible payment in full of all sums owing under the Bank Facilities and each of the other Loan Documents, the occurrence of the Stated Expiry Date or other termination of all outstanding Letters of Credit, and the irrevocable termination of: (i) the obligation of Lenders to advance Borrowings under the Credit Facility, (ii) the obligation of L/C Issuer to issue Letters of Credit under the L/C Facility, and
(iii) the obligation of Swingline Lender to make Swingline Advances under the Swingline Facility.

                  "Deeds of Trust" shall mean collective reference to the MPI Deed of Trust, MPI Additional Property Deed of Trust, SGLVI Deed of Trust, SGRI Deed of Trust, the MTRI Hawaii Mortgage and the MTRI Las Vegas Deed of Trust.

                  "Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 2.10(b) with respect to defaults occurring under the Revolving Credit Note and shall mean the Prime Rate plus the then Applicable Margin plus two percent (2%) per annum for all other purposes.

                  "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Credit Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Banking Business Days after notice from Agent Bank.

                  "Designated Deposit Account" shall mean a deposit account to be maintained by Borrowers with Agent Bank, as from time to time designated in writing by an Authorized Officer.

                  "Dispute" shall have the meaning set forth in Section
10.14(a).

                  "Distributions" shall mean and collectively refer to any and all cash dividends on stock, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever, other than within the Borrower Consolidation, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation to officers, directors and employees of Borrowers in the ordinary course of business.

                  "Documents" shall have the meaning set forth in Section 10.14(a).

                  "Dollars" and "$" means the lawful money of the United States of America.

                  "EBITDA" shall mean with reference to any Person, for any fiscal period under review, the sum of (i) Net Income for that period, less (ii) any one-time non-Cash gain reflected in such Net Income, plus (iii) any losses on sales of assets and other extraordinary losses and one-time non-Cash charges, plus (iv) Interest Expense (expensed and capitalized) for that period, plus (v) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (vi) depreciation, amortization and all other non-cash expenses for that period, plus (vii) preopening expenses for that period, in each case determined in accordance with GAAP and, in the case of items (iii), (iv), (v), (vi) and (vii), only to the extent deducted in the determination of Net Income for that period.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender and (c) any commercial bank having a combined capital and surplus of Fifty Million Dollars ($50,000,000.00) or more that is (i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, PROVIDED that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 at the time of any assignment.

                  "Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances which was executed by Borrowers on December 20, 1999 as a further inducement to the Banks to establish the Existing Credit Facility as well as all restatements, amendments and other modifications thereto, as such certificate may be amended, modified, extended, renewed or restated from time to time.

                  "Equipment Leases and Contracts" shall mean collective reference to the MPI Equipment Leases and Contracts, SGLVI Equipment Leases and Contracts and SGRI Equipment Leases and Contracts.

                  "Equity Offering" shall mean the issuance and sale of shares of common voting stock by MTRI to the public after the Closing Date in exchange for Cash or Cash Equivalents but shall not include, however, shares of stock utilized in a stock-for-stock Acquisition or a stock-for-assets Acquisition.

                  "Event of Default" shall mean any event of default as defined in Section 7.01 hereof.

                  "Excess Capital Proceeds" shall have the meaning ascribed to such term in Section 5.01 of this Credit Agreement.

                  "Existing Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of August 15, 2000, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of July 30, 2001 and Second Amendment to Amended and Restated Credit Agreement dated as of October 16, 2001, each executed by and between Borrowers and Wells Fargo Bank, National Association, as the lender and agent bank.

                  "Existing Credit Facility" shall mean the revolving line of credit up to the maximum principal amount of Eighty-Five Million Dollars ($85,000,000.00) at any time outstanding, evidenced by the Existing Credit Agreement.

                 "Existing MPI Additional Property Deed of Trust" shall mean the Credit Line Deed of Trust with Assignment of Rents (MPI Additional Property) which was executed by MPI in favor of Agent Bank, on behalf of Lenders, on April 1, 2002 and recorded the Official Records of Hancock County, West Virginia on April 3, 2002 in Trust Book No. 440 at Page 508 as Document No. 002314, encumbering the MPI Additional Real Property and the other MPI Collateral therein described, all for the purpose, among other things, of securing Borrowers' payment and performance under the Existing Credit Facility.

                  "Existing MPI Additional Title Insurance Policy" shall mean ALTA Extended Coverage Lenders Policy of Title Insurance which was issued by the MPI Title Insurance Company under Policy No. C302080WV and dated as of April 3, 2002, together with the endorsements which were issued concurrently therewith, with such policy and endorsements providing coverage in the aggregate amount of Three Million Seven Hundred Eleven Thousand Dollars ($3,711,000.00), insuring the Existing MPI Additional Property Deed of Trust as a first priority mortgage lien encumbering the MPI Additional Real Property therein described, subject only to the exceptions shown therein.

                  "Existing MPI Deed of Trust" shall mean the Credit Line Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents (MPI) which was executed by MPI in favor of Agent Bank, on behalf of Lenders, on December 20, 1999 and recorded the Official Records of Hancock County, West Virginia on December 27, 1999 in Trust Book No. 395 at Page 468 as Document No. 020482, as amended by: (i) that certain First Amendment to A Credit Line Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (MPI) which was executed by MPI and Agent Bank on June 1, 2000 and recorded the Official Records of Hancock County, West Virginia on June 6, 2000 in Trust Book No. 401 at Page 648 as Document No. 023849; (ii) that certain Second Amendment to A Credit Line Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment
(MPI) which was executed by MPI and Agent Bank on August 15, 2000 and recorded the Official Records of Hancock County, West Virginia on August 18, 2000 in Trust Book No. 404 at Page 274 as Document No. 000964; (iii) that certain Third Amendment to A Credit Line Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (MPI) which was executed by MPI and Agent Bank on July 30, 2001 and recorded the Official Records of Hancock County, West Virginia on August 3, 2001 in Trust Book No. 421 at Page 592 as Document No. 000869; (iv) that certain Fourth Amendment to A Credit Line Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (MPI) which was executed by MPI and Agent Bank on April 1, 2002 and recorded the Official Records of Hancock

County, West Virginia on April 3, 2002 in Trust Book No. 440 at Page 478 as Document No. 002313, encumbering the MPI Real Property, the MPI FF&E and the other MPI Collateral therein described, all for the purpose, among other things, of securing Borrowers' payment and performance under the Existing Credit Facility.

                  "Existing MPI Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance which was issued by Frankovitch, Anetakis, Colontonio and Simon, as the issuing agent for the MPI Title Insurance Company under Policy No. 442-786809 and dated as of December 27, 1999; together with: (i) the endorsements which were issued concurrently therewith; (ii) General Endorsement (PA 1070), Mortgage Modification Endorsement (PA 500) and Tie-In Endorsement, all of which were issued with respect to such policy under date of June 6, 2000; (iii) General Endorsement (PA 1070), Mortgage Modification Endorsement (PA 500) and Tie-In Endorsement, all of which were issued with respect to such policy under date of August 23, 2000; (iv) General Endorsement (PA 1070), ALTA Form 11 Endorsement and Tie-In Endorsement, all of which were issued with respect to such policy under date of August 13, 2001; and
(v) General Endorsement (PA 1070), ALTA Form 11 Endorsement and Tie-In Endorsement, all of which were issued with respect to such policy under date of April 3, 2002; with such policy and endorsements providing coverage in the aggregate amount of Fifty-One Million Dollars ($51,000,000.00), insuring the Existing MPI Deed of Trust as a first priority mortgage lien encumbering the MPI Real Property therein described, subject only to the exceptions shown therein.

                  "Existing MTRI Hawaii Mortgage" shall mean the Mortgage which was executed by MTRI in favor of Agent Bank, on behalf of Lenders, on April 1, 2002 and recorded in the Official Records of Honolulu County, Hawaii on June 4, 2002 as Document No. 2811258, encumbering the MTRI Hawaii Real Property and the other MTRI Collateral therein described, all for the purpose, among other things, of securing Borrowers' payment and performance under the Existing Credit Facility.

                  "Existing MTRI Hawaii Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance which was issued by the Hawaii Title Insurance Company, under Policy No. T75-0013523 and dated as of June 4, 2002, together with the endorsements which were issued concurrently therewith, with such policy and endorsements providing coverage in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000.00), insuring the Existing MTRI Hawaii Mortgage as a first priority mortgage lien encumbering the MTRI Hawaii Real Property therein described subject only to the exceptions shown therein.

                  "Existing MTRI Las Vegas Deed of Trust" shall mean the Deed of Trust with Assignment of Rents (Las Vegas Additional Property) which was executed by MTRI in favor of Agent Bank on behalf of the Lenders, on December 3, 2001 and recorded in the Official Records of Clark County, Nevada on December 11, 2001 in Book 20011211 as Instrument No. 01979, as amended by that certain First Amendment to Deed of Trust with Assignment of Rents and Notice of Additional Commitment (Las Vegas Additional Property), which was executed by MTRI and Agent Bank on April 1, 2002 and recorded in the Official Records of Clark County, Nevada on April 3, 2002 in Book 20020403 as Instrument No. 02213, encumbering the MTRI Las Vegas Real Property and the other MTRI Collateral therein described, all for the purpose, among other things, of securing the Borrowers' payment and performance under the Existing Credit Facility.

                  "Existing MTRI Las Vegas Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance which was issued by the SGLVI Title Insurance Company, under Policy No. 562-0096483 and dated as of April 3, 2002 together with the endorsements which were issued concurrently therewith, with such policy and endorsements providing coverage in the aggregate amount of Six Hundred Thousand Dollars ($600,000.00), insuring the Existing MTRI Las Vegas Deed of Trust as a first priority mortgage lien encumbering the MTRI Las Vegas Real Property therein described subject only to the exceptions shown therein.

                  "Existing MTRI Security Agreement" shall mean the Security Agreement (MTRI) which was executed by MTRI, as debtor and Agent Bank, as secured party, on December 20, 1999, as amended by (i) that certain First Amendment to Security Agreement (MTRI) which was executed by MTRI and Agent Bank on June 1, 2000; (ii) that certain Second Amendment to Security Agreement (MTRI) which was executed by MTRI and Agent Bank on August 15, 2000; (iii) that certain Third Amendment to Security Agreement (MTRI) which was executed by MTRI and Agent Bank on July 30, 2001; and (iv) that certain Fourth Amendment to Security Agreement (MTRI) which was executed by MTRI and Agent Bank on April 1, 2002, encumbering the Collateral therein described, all for the purpose of providing security for the Existing Credit Facility.

                  "Existing SGLVI Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents (SGLVI) which was executed by SGLVI in favor of Agent Bank on behalf of the Lenders, on December 20, 1999 and recorded in the Official Records of Clark County, Nevada on December 23, 1999 in Book 991223 as Instrument No. 02087, as amended by: (i) that certain First Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGLVI), which was executed by SGLVI and Agent Bank on June 1, 2000 and recorded in the Official Records of Clark County, Nevada on June 5, 2000 in Book 20000605 as Instrument No. 01119; (ii) that certain Second Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGLVI), which was executed by SGLVI and Agent Bank on August 15, 2000 and recorded in the Official Records of Clark County, Nevada on August 18, 2000 in Book 20000818 as Instrument

No. 00784; (iii) that certain Third Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGLVI), which was executed by SGLVI and Agent Bank on July 30, 2001 and recorded in the Official Records of Clark County, Nevada on August 1, 2002 in Book 20010801 as Instrument No. 01796; and (iv) that certain Fourth Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGLVI), which was executed by SGLVI and Agent Bank on April 1, 2002 and recorded in the Official Records of Clark County, Nevada on April 3, 2002 in Book 20020403 as Instrument No. 02212, encumbering the SGLVI Real Property, the SGLVI FF&E and the other SGLVI Collateral therein described, all for the purpose, among other things, of securing the Borrowers' payment and performance under the Existing Credit Facility.

                  "Existing SGLVI Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance which was issued by the SGLVI Title Insurance Company, under Policy No. S62-327169 and dated as of December 23, 1999, together with: (i) the endorsements which were issued concurrently therewith; (ii) the Modification and Additional Advance Agreement Endorsement (Special 254) and Tie-In Endorsement which were issued with respect to such policy under date of June 6, 2000; (iii) the Modification and Additional Advance Agreement Endorsement (Special 254) and Tie-In Endorsement which were issued with respect to such policy under date of August 18, 2000; (iv) the Modification and Additional Advance Agreement Endorsement (Special 254) and Tie-In Endorsement which were issued with respect to such policy under date of August 1, 2001; and (v) the Modification and Additional Advance Agreement Endorsement (Special 254) and Tie-In Endorsement which were issued with respect to such policy under date of April 3, 2002, with such policy and endorsements providing coverage in the aggregate amount of Twenty-One Million Two Hundred Fifty Thousand Dollars ($21,250,000.00), insuring the Existing SGLVI Deed of Trust as a first priority mortgage lien encumbering the SGLVI Real Property therein described subject only to the exceptions shown therein.

                  "Existing SGRI Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents (SGRI) which was executed by SGRI in favor of Agent Bank, on behalf of Lenders, on December 20, 1999 and recorded in the Official Records of Washoe County, Nevada on December 23, 1999 as Document No. 2408913, as amended by: (i) that certain First Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGRI), which was executed by SGRI and Agent Bank on June 1, 2000 and recorded in the Official Records of Washoe County, Nevada on June 5, 2000 as Document No. 2453114; (ii) that certain Second Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGRI), which was executed by SGRI and Agent Bank on August 15, 2000 and recorded in the Official Records of Washoe County, Nevada on August 17, 2000 as Document No. 2473972; (iii) that certain Third Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGRI), which was executed by SGRI and Agent Bank on July 30, 2001 and recorded in the Official Records of Washoe County, Nevada on August 1, 2001 as Document No. 2581222; and (iv) that certain Fourth Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGRI), which was executed by SGRI and Agent Bank on April 1, 2002 and recorded in the Official Records of Washoe County, Nevada on April 3, 2002 as Document No. 2671915, encumbering the SGRI Real Property, the SGRI FF&E and the other SGRI Collateral therein described, all for the purpose, among other things, of securing the Borrowers' payment and performance under the Existing Credit Facility.

                  "Existing SGRI Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance which was issued by the SGRI Title Insurance Company, under Policy No. 135-03-366623 and dated as of December 23, 1999, together with: (i) the endorsements which were issued concurrently therewith; (ii) the CLTA Form 110.10 Endorsement and Tie-In Endorsement which were issued with respect to such policy under date of June 6, 2000; (iii) the CLTA Form 110.10 Endorsement and Tie-In Endorsement which were issued with respect to such policy under date of August 17, 2000; (iv) the CLTA Form 110.10 Endorsement and Tie-In Endorsement which were issued with respect to such policy under date of August 1, 2001; and (v) the CLTA Form 110.10 Endorsement and Tie-In Endorsement which were issued with respect to such policy under date of April 3, 2002, with such policy and endorsements providing coverage in the aggregate amount of Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000.00), insuring the Existing SGRI Deed of Trust as a first priority mortgage lien encumbering the SGRI Real Property therein described, subject only to the exceptions shown therein.

                  "Expanded Share Repurchase Period" shall have the meaning ascribed to such term in Section 6.08(i).

                  "Expansion Capital Expenditures" shall mean collective reference to Capital Expenditures made to or for the benefit of or for use in connection with the Hotel/Casino Facilities which (i) are not for the purpose of maintaining, repairing or replacing existing assets of the Borrower Consolidation, (ii) consist of the acquisition, construction or creation of additional assets and improvements owned by the Borrower Consolidation, and
(iii) are added as Collateral under the Credit Facility and are encumbered by the Security Documentation, any amendments required by Agent Bank for such purpose to be at the expense of the Borrower Consolidation.

                  "FF&E" shall mean reference to the MPI FF&E, SGLVI FF&E and the SGRI FF&E and any other furniture, fixtures and equipment, including, without limitation, all gaming devices and associated equipment, inventories and supplies used in connection with the Hotel/Casino Facilities.

                  "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

                  "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent Bank. For purposes of the Credit Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "Fee Side Letter" shall mean the Confidential Fee Letter dated May 31, 2002, executed by and between Borrowers and Agent Bank concerning payment of the fees more particularly therein described.

                  "Fifth Amendment to MPI Deed of Trust" shall mean that certain Fifth Amendment to A Credit Line Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (MPI) which is to be executed by MPI and by Agent Bank, on or before the Closing Date, and is to be recorded in the Official Records of Hancock County, West Virginia concurrently, or substantially concurrent, with the Closing Date for the purpose of amending the Existing MPI Deed of Trust in order to provide, among other things, for the Existing MPI Deed of Trust to reflect Borrowers' entry into the Credit Agreement and to secure performance under the Credit Facility.

                  "Fifth Amendment to MTRI Security Agreement" shall mean that certain Fifth Amendment to Security Agreement (MTRI) which is to be executed by MTRI and by Agent Bank, on or before the Closing Date, for the purpose of amending the Existing MTRI Security Agreement in order to provide, among other things, for:
(i) encumbrance of MTRI's interest in the Green Shingle Loan Documents; and (ii) the Existing MTRI Security Agreement to reflect Borrowers' entry into the Credit Agreement and to secure performance under the Credit Facility.

                  "Fifth Amendment to SGLVI Deed of Trust" shall mean that certain Fifth Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGLVI) which is to be executed by SGLVI and by Agent Bank, on or before the Closing Date, and is to be recorded in the Official Records of Clark County, Nevada, concurrently, or substantially concurrent, with the Closing Date for the purpose of amending the Existing SGLVI Deed of Trust in order to provide, among other things, for the Existing SGLVI Deed of Trust to reflect Borrowers' entry into the Credit Agreement and to secure performance under the Credit Facility.

                  "Fifth Amendment to SGRI Deed of Trust" shall mean that certain Fifth Amendment to Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents and Notice of Additional Commitment (SGRI) which is to be executed by SGRI and by Agent Bank, on or before the Closing Date, and is to be recorded in the Official Records of Washoe County, Nevada concurrently, or substantially concurrent, with the Closing Date for the purpose of amending the Existing SGRI Deed of Trust in order to provide, among other things, for the Existing SGRI Deed of Trust to reflect Borrowers' entry into the Credit Agreement and to secure performance under the Credit Facility.

                  "First Amendment to MPI Additional Property Deed of Trust" shall mean that certain First Amendment to A Credit Line Deed of Trust with Assignment of Rents and Notice of Additional Commitment (MPI Additional Property) which is to be executed by MPI and by Agent Bank, on or before the Closing Date, and is to be recorded in the Official Records of Hancock County, West Virginia concurrently, or substantially concurrent, with the Closing Date for the purpose of amending the Existing MPI Additional Property Deed of Trust in order to provide, among other things, for the Existing MPI Additional Property Deed of Trust to reflect Borrowers' entry into the Credit Agreement and to secure performance under the Credit Facility.

                  "First Amendment to MTRI Hawaii Mortgage" shall mean that certain First Amendment to Mortgage which is to be executed by MTRI and by Agent Bank, on or before the Closing Date, and is to be recorded in the Official Records of Honolulu County, Hawaii concurrently, or substantially concurrent, with the Closing Date, for the purpose of amending the Existing MTRI Hawaii Mortgage in order to provide, among other things, for the Existing MTRI Hawaii Mortgage to reflect Borrowers' entry into the Credit Agreement and to secure performance under the Credit Facility.

                  "Financial Covenants" shall mean collective reference to the financial covenants set forth in Article VI of this Credit Agreement.

                  "Financing Statements" shall mean collective reference to the MPI Financing Statements, SGLVI Financing Statements, SGRI Financing Statements and MTRI Financing Statements.

                  "Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1 and ending on March 31, June 30, September 30 and December 31, respectively.

                  "Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

                  "Fiscal Year End" shall mean December 31 of each calendar year.

                  "Funded Debt" shall mean with reference to the Borrower Consolidation for any period the daily average of the Aggregate Outstandings for such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other Indebtedness (including Contingent Liabilities) and Capitalized Lease Liabilities.

                  "Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination for Borrowings made thereunder.

                  "Funding Date" shall mean each date upon which Lenders fund Borrowings requested by Borrowers in accordance with the provisions of Section
2.03 or at the request of Agent Bank pursuant to Section 2.08 or 2.14.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Gaming Authority(ies)" shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence or any officer or official thereof, including, without limitation, Nevada Gaming Authorities and

West Virginia Gaming Authorities, with authority to regulate any gaming operation owned, managed or operated by the Borrower Consolidation.

                  "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment.

                  "Gaming Laws" means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers within its jurisdiction, including the Nevada Gaming Control Act and the West Virginia Racing Act and Lottery Act.

                  "Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct unrestricted gaming operations at the Hotel/Casino Facilities.

                  "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                  "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Collateral Properties and the Hotel/Casino Facilities or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

                  "Green Shingle Loan" shall mean the loan made by MTRI to Tecnica in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), plus closing costs, to finance the purchase of the Green Shingle Property by Tecnica.

                  "Green Shingle Loan Agreement" shall mean the loan agreement setting forth the terms, conditions and understandings with respect to the Green Shingle Loan, including, without limitation, provisions that MTRI has the option to purchase the Green Shingle Property in exchange for the Indebtedness evidenced by the Green Shingle Loan.

                  "Green Shingle Loan Documents" shall have the meaning set forth in Section 3.21(c).

                  "Green Shingle Mortgage" shall mean the first priority mortgage Lien encumbering the Green Shingle Property in favor of MTRI securing repayment of the Green Shingle Loan.

                  "Green Shingle Note" shall mean the promissory note evidencing the Green Shingle Loan.

                  "Green Shingle Property" shall mean a parcel containing approximately eighty-three (83) acres encompassing the Green Shingle Restaurant/Motel at 6468 Sterrettania Road and the Poplar White Thruway Service at 6450 Sterrettania Road in McKean Township, Erie, Pennsylvania.

                  "Green Shingle Security Documents" shall mean collective reference to the Green Shingle Mortgage, Tecnica Stock Pledge and all other documents and instruments securing repayment of the Green Shingle Loan.

                  "Hard Costs" shall mean those costs which are shown in the Construction Budgets as a "construction cost" and any adjustments to such costs pursuant to properly approved change orders.

                  "Hawaii Title Insurance Company" shall mean Title Guaranty of Hawaii, Inc., with offices located at 235 Queen Street, Honolulu, Hawaii, as the issuing agent for Ticor Title Insurance Company, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be reasonably acceptable to Agent Bank.

                  "Hazardous Materials Laws" shall have the meaning set forth in
Section 5.20.

                  "Hotel/Casino Facility" shall mean individual reference and "Hotel/Casino Facilities" shall mean collective reference to the MPI Hotel/Casino Facilities, SGLVI Hotel/Casino Facility and the SGRI Hotel/Casino Facility.

                  "Indebtedness" of any Person includes all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities for borrowed money or other liabilities secured by any lien existing on property owned or acquired by such Person, Affiliate or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

                  "Insider Cash Loans" shall mean collective reference to all loans advanced by any Borrower in Cash to any officer or director of any member of the Borrower Consolidation, for the purpose of funding taxes payable by such officers and directors from the purchase and sale of shares of MTRI acquired through stock options or other employee incentive plans established by the Borrower Consolidation.

                  "Insider Non-Cash Loans" shall mean collective reference to loans made by book entry (and not evidenced by the advance of Cash) to any officer or director of any member of the Borrower Consolidation for the purpose of exercising stock options for the acquisition of shares of the stock of MTRI.

                  "Intangibles" shall mean the aggregate goodwill, trademarks, patents, organizational expense and other similar intangible items of the Borrower Consolidation determined on a consolidated basis in accordance with GAAP.

                  "Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities paid or payable with respect to such period that should be treated as interest in accordance with GAAP.

                  "Interest Period(s)" shall have the meaning set forth in
Section 2.05(d) of the Credit Agreement.

                  "Interest Rate Hedges" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, basis swap, forward rate agreement and interest collar or floor agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                  "Interest   Rate   Option"   shall  have  the   meaning
ascribed  to  such  term  in Section 2.05(b) of the Credit Agreement.

                  "Investment" shall mean, when used in connection with any
Person: (i) any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, INCLUDING any partnership and joint venture interests of such Person, (ii) any Acquisition, and (iii) any other item that is or would be classified as an investment on a balance sheet of such Person prepared in accordance with GAAP, as in effect as of the Closing Date. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

                  "L/C Agreement(s)" shall mean collective reference to the Application and Agreement for Standby Letter of Credit and Application for Commercial Letter of Credit and addendum(s) thereto executed by an Authorized Officer of Borrowers in favor of L/C Issuer in L/C Issuer's standard form, setting forth the terms and conditions upon which L/C Issuer shall issue a Letter(s) of Credit, as the same may be amended or modified from time to time.

                  "L/C Exposure" shall mean the aggregate amount which L/C Issuer may be required to fund or is contingently liable for disbursement under all issued and outstanding Letter(s) of Credit, which amount shall be determined by subtracting from the aggregate of the Stated Amount of each such Letter(s) of Credit, the principal amount of all L/C Reimbursement Obligations which have accrued and have been fully satisfied as of each date of determination.

                  "L/C Facility" shall mean: (i) the PNC Letter of Credit, and
(ii) the agreement of L/C Issuer to issue Letters of Credit subject to the terms and conditions and up to the maximum amounts and duration as set forth in
Section 2.14 of the Credit Agreement.

                  "L/C Fee" shall have the meaning set forth in Section 2.09(c) of the Credit Agreement.

                  "L/C Issuer" shall mean: (i) PNC with respect to the PNC Letter of Credit, and (ii) in all other instances, WFB in its capacity as the issuer of Letters of Credit under the L/C Facility following the Closing Date.

                  "L/C Reimbursement Obligation(s)" shall mean the obligation of Borrowers to reimburse L/C Issuer for amounts funded or disbursed under a Letter(s) of Credit, together with accrued interest thereon.

                  "LIBO Rate" means, relative to any LIBOR Loan Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent Bank, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered by Agent Bank to leading banks in the London interbank market at approximately 11:00 a.m. London, England time two (2) Banking Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing the applicable LIBO Rate by a one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Credit Agreement or other Loan Documents to a LIBO Rate include the aforesaid reserve adjustment.

                  "LIBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the LIBO Rate plus the Applicable Margin.

                  "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent Bank as the reserve percentage applicable to Agent Bank as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent Bank were in a net borrowing position.

                  "Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "Lender Reply Period" shall have the meaning set forth in
Section 9.10(d).

                  "Lenders' Consultant" shall mean the Affiliate or other representative of Agent Bank to be engaged by Agent Bank in connection with the Expansion Cap Ex Reviews.

                  "Lenders" shall have the meaning set forth in the Preamble to this Credit Agreement. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

                  "Letter(s) of Credit" shall mean: (i) the PNC Letter of Credit until its Stated Expiry Date, and (ii) collective reference to the Standby Letter(s) of Credit and/or Commercial Letter(s) of Credit, as the case may be, issued by L/C Issuer on behalf of Borrower, as the same may be extended, renewed or reissued from time to time.

                  "Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Funded Debt for the Fiscal Quarter under review by (b) the sum of EBITDA for the Fiscal Quarter under review plus EBITDA for each of the most recently ended three (3) preceding Fiscal Quarters.

                  "Liabilities" shall mean the total liabilities of the Borrower Consolidation in accordance with GAAP.

                  "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "Loan Documents" shall mean collective reference to the Credit Agreement, the Revolving Credit Note, the Security Documentation, Cash Collateral Pledge Agreement, the Environmental Certificate and all other documents and instruments which may hereafter be executed and delivered by or on behalf of Borrowers or any other Person in connection with the Credit facility for the benefit of

Banks or Agent Bank on behalf of the Lenders, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

                  "Logan Filly Parcel" shall mean the real property subject to the Logan Filly Purchase Agreement which is particularly described on that certain exhibit marked "Exhibit O" affixed hereto and by this reference incorporated herein and made a part hereof.

                  "Logan Filly Parcel Closing" shall mean closing of the sale transaction for MPI's acquisition of the Logan Filly Parcel.

                  "Logan Filly Parcel Permitted Exceptions" shall mean a collective reference to Exceptions numbered 1 through 7, 9, 11 through 14, 18 and 20 through 24 which are set forth by that certain Title Insurance Commitment which has been issued by Chicago Title Insurance Company, with respect to the Logan Filly Parcel, under Commitment No. A-4893 and dated as of April 13, 1999.

                  "Logan Filly Purchase Agreement" shall mean that certain Purchase Agreement Filly Parcel, under date of June 22, 1999, by and between MPI, as purchaser, and the Logan Group, as seller, pursuant to which, among other things, the Logan Group agreed to sell the Logan Filly Parcel to MPI in accordance with the terms and conditions set forth therein.

                  "Logan Group" shall mean a collective reference to Robert Logan, an individual, and Realm, Inc., a West Virginia corporation.

                  "Logan Loan Documents" shall mean a collective reference to:
(i) the promissory note which is to be executed by MPI and payable to the order of the Logan Group, in a principal amount of Three Hundred Eighty-three Thousand Dollars ($383,000.00), and in the form which is attached to the Logan Primary Purchase Agreement as "Exhibit E", as part of the purchase price for the Logan Primary Parcel; and (ii) a Deed of Trust (Commercial Loan), securing performance under such promissory note, in the form which has been delivered to Agent Bank under cover of a letter from Robert Gach, Esq. dated December 14, 1999 and addressed to Henderson & Morgan, LLC; all of which are to be executed and delivered as of the Logan Primary Parcel Closing in accordance with the terms and conditions of the Logan Primary Purchase Agreement.

                  "Logan Primary Parcel" shall mean the real property subject to the Logan Primary Purchase Agreement which is particularly described on that certain exhibit marked "Exhibit N" affixed hereto and by this reference incorporated herein and made a part hereof.

                  "Logan Primary Parcel Closing" shall mean closing of the sale transaction for MPI's acquisition of the Logan Primary Parcel from the Logan Group.

                  "Logan Primary Parcel Permitted Exceptions" shall mean a collective reference to: (i) the Logan Loan Documents; and (ii) exceptions 2, 5 through 9, 12, 13, 15 through 24, 26 through 29 and 31, all as set forth on that certain Title Insurance Commitment which has been issued by Chicago Title Insurance Company, with respect to the Logan Primary Parcel, under Commitment No. A-4700 and dated as of September 15, 1998.

                  "Logan Primary Purchase Agreement" shall mean that certain Purchase Agreement, under date of June 22, 1999, by and between MPI, as purchaser, and the Logan Group, as seller, pursuant to which, among other things, the Logan Group agreed to sell the Logan Primary Parcel to MPI in accordance with the terms and conditions set forth therein.

                  "Logan Purchase Agreements" shall mean a collective reference to the Logan Filly Purchase Agreement and the Logan Primary Purchase Agreement.

                  "MPI" shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

                  "MPI Additional Property Deed of Trust" shall mean collective reference to the Existing MPI Additional Property Deed of Trust as amended by the First Amendment to MPI Additional Property Deed of Trust and as it may be further amended, modified, extended, renewed or restated from time to time.

                  "MPI Additional Real Property" shall mean the real property owned by MPI which is more particularly described on that certain exhibit marked "Exhibit K-2", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "MPI Additional Title Endorsements" shall mean collective reference to the following endorsements, which shall be issued to the Existing MPI Additional Title Insurance Policy by the MPI Title Insurance Company, as of the Closing Date, in accordance with the MPI Closing Instructions: (i) Mortgage Modification Endorsement (PA 500); (ii) Tie-In Endorsement; and (iii) such other endorsements as may be requested by Agent Bank; all of which shall be in a form and substance acceptable to Agent Bank.

                  "MPI Additional Title Insurance Policy" shall mean collective reference to the Existing MPI Additional Title Insurance Policy and the MPI Additional Title Endorsements.

                  "MPI Assignment of Entitlements, Contracts, Rents and Revenues" shall mean that certain Assignment of Entitlements, Contracts, Rents and Revenues (MPI) which was executed by MPI on December 20, 1999 and recorded in the Official Records of Hancock County, West Virginia on December 27, 1999 in Trust Book No. 395 at Page 512 as Document No. 020484, pursuant to which MPI assigned to Agent Bank on behalf of Lenders, on a present and continuing basis (reserving a revocable license to retain and use during any period in which there is no continuing Event of Default): (a) all of its right, title and interest under all MPI Spaceleases and MPI Equipment Leases and Contracts relating to the MPI Hotel/Casino Facilities, (b) all of its right, title and interest in and to all permits, licenses and contracts relating to the MPI Hotel/Casino Facilities, except Gaming Permits and those permits, licenses and contracts which are unassignable, and (c) all rents, issues, profits, revenues and income from the MPI Real Property and the operation of the MPI Hotel/Casino Facilities and any other business activity conducted on the MPI Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

                  "MPI Closing Instructions" shall mean the Closing Instructions to be given by Agent Bank to the MPI Title Insurance Company on or before the Closing Date setting forth the requirements of Lenders for the issuance of the MPI Title Endorsements, the MPI Additional Title Endorsements and other conditions for the funding of the Closing Disbursements to the reasonable satisfaction of Agent Bank, Lenders and the Borrowers.

                  "MPI Collateral" shall mean collective reference to: (i) all of the MPI Real Property, MPI FF&E, MPI Additional Real Property and the contract rights, leases, intangibles and other interests of MPI which are subject to the liens and security interests of the MPI Security Documents; (ii) all rights of MPI presently assigned pursuant to the terms of the MPI Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of Borrowers, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Credit Facility.

                  "MPI Deed of Trust" shall mean a collective reference to the Existing MPI Deed of Trust as amended by the Fifth Amendment to MPI Deed of Trust and as it may be further amended, modified, extended, renewed or restated from time to time.

                  "MPI Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the MPI FF&E wherein MPI is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16(A)", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "MPI FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used, owned or leased by MPI in connection with the operation of the MPI Hotel/Casino Facilities.

                  "MPI Financing Statements" shall mean a collective reference to: (i) the Uniform Commercial Code financing statement which was filed in the Office of the Secretary of State of the State of West Virginia on December 23, 1999 under File No. 531356; (ii) the Uniform Commercial Code Financing Statement which was filed in the Office of the County Recorder of Hancock County, West Virginia on December 27, 1999 in Book 60 at Page 3204; (iii) the Uniform Commercial Code Financing Statement which was filed in the Office of the Secretary of State of the State of West Virginia on August 6, 2001 under File No. 0565431; and (iv) the Uniform Commercial Code Financing Statement which was filed in the Office of the County Recorder of Hancock County, West Virginia on August 7, 2001 in Book 61 at Page 3795, which financing statements will provide for perfection of the security interest granted to Agent Bank on behalf of Lenders under the MPI Deed of Trust and other MPI Security Documents in accordance with requirements of the West Virginia Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

                  "MPI Hotel/Casino Facilities" shall mean the racetrack, hotel and casino business and related activities conducted on the MPI Real Property under the common law trade names of the "Mountaineer Racetrack & Gaming Resort", "Mountaineer Lodge" and "Woodview Golf Course".

                  "MPI Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the MPI Hotel/Casino Facilities, including, without limitation, the MPI Trailer Park Leases, (v) liens created or contemplated by the MPI Security Documents, (vi) the liens, encumbrances and restrictions on the MPI Real Property, MPI FF&E and existing improvements which are shown as exceptions on Schedule B of the MPI Title Insurance Policy and on Schedule B of the MPI Additional Title Insurance Policy, including, without limitation, the Woodview Loan Documents, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) liens of legally valid capital leases and purchase money security interests for MPI FF&E to the extent permitted by Section 6.09(c), (ix) each and every easement, restriction, license or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the MPI Real Property or MPI Additional Real Property or (B) does not interfere in any material respect with the MPI Hotel/Casino facilities; (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default; (xi) subsequent to the Logan Primary Parcel Closing, the Logan Primary Parcel Permitted Exceptions; and (xii) subsequent to the Logan Filly Parcel Closing, the Logan Filly Parcel Permitted Exceptions.

                  "MPI Real Property" shall mean: (i) the real property owned by MPI which is more particularly described on that certain exhibit marked "Exhibit K-1", affixed hereto and by this reference incorporated herein and made a part hereof; (ii) subsequent to occurrence of the Logan Primary Parcel Closing, the Logan Primary Parcel; and (iii) subsequent to occurrence of the Logan Filly Parcel Closing, the Logan Filly Parcel.

                  "MPI Security Documents" shall mean collective reference to the MPI Deed of Trust, MPI Additional Property Deed of Trust, MPI Assignment of Entitlements, Contracts, Rents and Revenues, the MPI Financing Statements and all other documents, instruments or agreements which are executed or delivered by or on behalf of MPI and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Credit Facility.

                  "MPI Spaceleases" shall mean the executed leases and concession agreements pertaining to the MPI Hotel/Casino Facilities, or any portion thereof, wherein MPI is the lessor, as set forth on that certain schedule marked "Schedule 4.15(A)", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "MPI Title Endorsements" shall mean a collective reference to the following endorsements, which shall be issued to the Existing MPI Title Insurance Policy by the MPI Title Insurance Company, as of the Closing Date, in accordance with the MPI Closing Instructions: (i) General Endorsement (PA 1070); (ii) Mortgage Modification Endorsement (PA 500); (iii) Tie-In Endorsement; and (iv) such other endorsements as may be requested by Agent Bank; all of which shall be in a form and substance acceptable to Agent Bank.

                  "MPI Title Insurance Company" shall mean Commonwealth Land Title Insurance Company, with offices located at 300 Bilmar Drive, Suite 150 in Pittsburgh, Pennsylvania, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be reasonably acceptable to Agent Bank.

                  "MPI Title Insurance Policy" shall mean a collective reference to the Existing MPI Title Insurance Policy and the MPI Title Endorsements.

                  "MPI Trailer Park Leases" shall mean collective reference to the leases of trailer spaces at Mountaineer Mobile City which are more particularly described on Schedule 4.15(A).

                  "MTRI" shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

                  "MTRI Collateral" shall mean collective reference to: (i) all of the MTRI Las Vegas Real Property, MTRI Hawaii Real Property, the Green Shingle Loan Documents and the contract rights, leases, intangibles and other interests of MTRI which are subject to the liens and security interests of the MTRI Security Documents; (ii) all rights of MTRI presently assigned pursuant to the terms of the MTRI Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of Borrowers, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Credit Facility.

                  "MTRI Financing Statements" shall mean a collective reference to the Uniform Commercial Code financing statements which were filed: (i) in the Office of the Secretary of State of the State of West Virginia, on December 23, 1999 under File No. 531359 in accordance with the Uniform Commercial Code as enacted in the State of West Virginia; (ii) in the Office of the Secretary of State of the State of Delaware, on December 23, 1999 under File No. 9968346; and
(iii) the Uniform Commercial Code Financing Statement which was filed in the Office of the Secretary of State of the State of Delaware on August 6, 2001 under File No. 1087312, in accordance with the Uniform Commercial Code as enacted in the State of Delaware, which financing statements will provide for perfection of the security interest granted to Agent Bank on behalf of

Lenders under the MTRI Security Agreement as such financing statements may be amended, modified, extended, renewed or restated from time to time.

                  "MTRI Hawaii Mortgage" shall mean collective reference to the Existing MTRI Hawaii Mortgage as amended by the First Amendment to MTRI Hawaii Mortgage and as it may be further amended, modified, extended, renewed or restated from time to time.

                  "MTRI Hawaii Real Property" shall mean a condominium leasehold estate in the residential condominium unit commonly referred to as Apartment No. 2101 of the Foster Tower Condominium Project in Honolulu, Hawaii.

                  "MTRI Hawaii Title Endorsements" shall mean collective reference to the following endorsements, which shall be issued to the Existing MTRI Hawaii Title Insurance Policy by the Hawaii Title Insurance Company, as of the Closing Date, in accordance with the MTRI Hawaii Closing Instructions: (i) CLTA Form 110.5; and (ii) such other endorsements as may be requested by Agent Bank; all of which shall be in a form and substance acceptable to Agent Bank.

                  "MTRI Hawaii Title Insurance Policy" shall mean collective reference to the Existing MTRI Hawaii Title Insurance Policy and the MTRI Hawaii Title Endorsements.

                  "MTRI Las Vegas Deed of Trust" shall mean collective reference to the Existing MTRI Las Vegas Deed of Trust as amended by the First Amendment to MTRI Las Vegas Deed of Trust and as it may be further amended, modified, extended, renewed or restated from time to time.

                  "MTRI Las Vegas Real Property" shall mean the residential condominium unit, located in Las Vegas, Nevada and commonly referred to as 2283 Buckingham Court.

                  "MTRI Las Vegas Title Endorsements" shall mean collective reference to the following endorsements, which shall be issued to the Existing MTRI Las Vegas Title Insurance Policy by the SGLVI Title Insurance Company, as of the Closing Date, in accordance with the MTRI Las Vegas Closing Instructions:
(i) CLTA 110.5; and (ii) such other endorsements as may be requested by Agent Bank; all of which shall be in a form and substance acceptable to Agent Bank.

                  "MTRI Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) liens created or contemplated by the MTRI Security Documents; (v) the liens, encumbrances and restrictions on the MTRI Hawaii Real Property, the MTRI Las Vegas Real Property and existing improvements which are shown as exceptions on Schedule B of the MTRI Hawaii Title Insurance Policy and the MTRI Las Vegas Title Insurance Policy; (vi) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (vii) liens of legally valid capital leases and purchase money security interests for FF&E to the extent permitted by Section 6.09(c); and (viii) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

                  "MTRI Real Property" shall mean collective reference to the MTRI Hawaii Real Property and the MTRI Las Vegas Real Property.

                  "MTRI Security Agreement" shall mean a collective reference to the Existing MTRI Security Agreement as amended by the Fifth Amendment to MTRI Security Agreement, and as it may be further amended, modified, extended, renewed or restated from time to time.

                  "MTRI Security Documents" shall mean collective reference to the Stock Pledges, the MTRI Security Agreement, the MTRI Hawaii Mortgage, the MTRI Las Vegas Deed of Trust, the MTRI Financing Statements and all other documents, instruments or agreements which are executed or delivered by or on behalf of MTRI, and accepted by Agent Bank, on behalf of the Lenders, as security for payment of the Credit Facility.

                  "Maintenance Capital Expenditures" shall mean collective reference to Capital Expenditures made to or for the benefit of or for use in connection with the Hotel/Casino Facilities which are for the purpose of maintaining, repairing and/or replacing existing assets of the Borrower Consolidation.

                  "Mandatory Commitment Reduction(s)" shall mean a permanent reduction of the Aggregate Commitment which shall be made from time to time as may be required under Sections 5.01, 5.12, 5.23, 6.12(b) and/or 8.02.

                  "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "Material Adverse Change" shall mean: (i) any set of circumstances of events which, other than with respect to the Representations and Warranties set forth in Article IV of the Credit Agreement which shall be construed to be applicable to circumstances and events existing both as of the Closing Date (or such earlier date as may be referenced in each particular provision) and subsequent to the Closing Date, are not in existence as of the Closing Date, which are material and adverse to (a) the Collateral or (b) the condition (financial or otherwise) or business operations of the Borrower Consolidation taken as a whole, or (c) the ability of any of the Lenders to enforce any of their material rights or remedies under any of the Loan Documents, or (ii) any events or changes, which, other than with respect to the Representations and Warranties set forth in Article IV of the Credit Agreement which shall be construed to be applicable to events and changes existing both as of the Closing Date (or such earlier date as may be referenced in each particular provision) and subsequent to the Closing Date, are not in existence as of the Closing Date and which have or result in a material adverse effect upon (a) the value of the Hotel/Casino Facilities taken as a whole or the priority of the security interests granted to Agent Bank, (b) the validity of any of the Loan Documents, or (c) the use, occupancy or operation of the Hotel/Casino Facilities taken as a whole.

                  "Maturity Date" shall mean August 15, 2005.

                  "Maximum Availability" shall mean the Maximum Permitted Balance less the Aggregate Outstandings.

                  "Maximum Maintenance Cap Ex Limit" shall have the meaning ascribed to such term in Section 6.06(a) of the Credit Agreement.

                  "Maximum Permitted Balance" shall mean the maximum amount of principal which may be outstanding on the Credit Facility from time to time, which shall be the amount of the Aggregate Commitment as reduced from time to time by: (i) the Scheduled Reductions as of each Reduction Date, (ii) Voluntary Permanent Reductions, and (iii) Mandatory Commitment Reductions.

                  "Minimum Maintenance Cap Ex Requirement" shall have the meaning ascribed to such term in Section 6.06(a) of the Credit Agreement.

                  "Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person (determined without regard to any Insider Non-Cash Loans, until such Insider Non-Cash

Loans have been repaid) during such fiscal period determined in accordance with GAAP.

                  "Net Proceeds" shall mean the aggregate cash proceeds received by the Borrower Consolidation in respect of (a) Capital Proceeds net of the direct costs relating to such sale, transfer, conveyance or disposition of FF&E, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale, transfer, conveyance or disposition of FF&E and all Indebtedness assumed by the purchaser in connection with such sale, transfer, conveyance or disposition of FF&E and all taxes paid or payable as a result of such sale, transfer, conveyance or disposition, and (b) any Equity Offering issued by MTRI, in each case less all costs, fees and expenses (including without limitation underwriting, placement, financial advisory and similar fees and expenses) incurred in connection with the issuance of such Equity Offering, but shall not include the proceeds of Insider Cash Loan and Insider Non-Cash Loans, until such Insider Non-Cash Loans have been repaid.

                  "Nevada Gaming Authorities" shall mean, without limitation, the Nevada Gaming Commission and the State Gaming Control Board and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities conducted by the Borrower Consolidation in the State of Nevada.

                  "New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dock casino, dog or horse racing business, entertainment center or similar facility (or any site or proposed site for any of the foregoing or entity that provides management or other services or goods to any of the foregoing) owned in whole by any member of the Borrower Consolidation (including each Subsidiary created in accordance with Section 6.16) or which is owned by a Person in which any member of the Borrower Consolidation is an owner or equity investor, but shall not include the Hotel/Casino Facilities or Expansion Capital Expenditures to the extent permitted under Section 6.06(b).

                  "New Venture Investment" shall mean any Investment made by the Borrower Consolidation in or to any New Venture.

                  "New Venture Investments" shall mean collective reference to each and every New Venture Investment.

                  "Non-Financed Capital Expenditures" shall mean Capital Expenditures (exclusive of the Expansion Capital Expenditures permitted under
Section 6.06(b) and Indebtedness incurred under Section 6.04(d)) which are paid by Borrowers from assets of the Borrower Consolidation and not from the Credit Facility or through any other loan, credit agreement, lease or financing from any source.

                  "Non Pro Rata Borrowing" means a Borrowing with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Borrowing and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Borrowing constitutes a breach of this Credit Agreement.

                  "Notes" shall mean collective reference to the Revolving Credit Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning set forth in
Section 2.03.

                  "Notice of Swingline Advance" shall have the meaning set forth in Section 2.08(b).

                  "Obligations" means, from time to time, all Indebtedness of Borrowers owing to Agent Bank, any Lender or any Person entitled to indemnification pursuant to Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement, any other Loan Document or any Interest Rate Hedge, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrowers under or in connection with Credit Agreement or any other Loan Document. Notwithstanding the foregoing definition of "Obligations", Borrowers' obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

                  "PIDI" shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

                  "PNC" shall mean PNC Bank, National Association.

                  "PNC Letter of Credit" shall mean the Irrevocable Standby Letter of Credit No. S230686 PGH, dated June 29, 2000, issued for the benefit of the State of West

Virginia Lottery for an amount not exceeding Three Hundred Forty-Five Thousand Dollars ($345,000.00) with a Stated Expiry Date of June 30, 2001; as amended by Amendment dated June 26, 2001, for the purposes of (i) increasing the amount to Five Hundred Sixty-Five Thousand Dollars ($565,000.00), and (ii) extending the Stated Expiry Date to September 30, 2002; and as may be further amended or modified prior to the Closing Date so long as (i) the amount is not in excess of Three Million Dollars ($3,000,000.00), and (ii) the Stated Expiry Date is a date within three hundred sixty-four (364) days following the Closing Date.

                  "Pension Plan" means any "employee pension benefit plan" (other than a "multi-employer plan" as defined in Title IV of ERISA which is maintained by any Person which is not a member of the Borrower Consolidation) that is subject to Title IV of ERISA and which is maintained for employees of Borrowers or any of its ERISA Affiliates.

                  "Permitted Encumbrances" shall mean collective reference to the MPI Permitted Encumbrances, SGLVI Permitted Encumbrances, the SGRI Permitted Encumbrances and the MTRI Permitted Encumbrances.

                  "Person" means an individual, firm, corporation, limited liability company, trust, association, partnership, joint venture, tribunal or other entity.

                  "Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrowers throughout the term of this Credit Agreement as provided by Section 5.09 herein.

                  "Post Foreclosure Plan" shall have the meaning set forth in
Section 9.11(e).

                  "Pricing Certificate" shall have the meaning set forth in
Section 5.08(b).

                  "Prime Rate" means at any time, and from time to time, the rate of interest most recently announced within WFB at its principal office in San Francisco, California, as its "Prime Rate", with the understanding that WFB's "Prime Rate" is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans and extensions of credit making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as WFB may designate. Each change in the Prime Rate shall be effective on the day the change is announced within WFB.

                  "Principal Prepayments" shall have the meaning set forth in
Section 2.07(a) of this Credit Agreement.

                  "Pro Rata Share" shall mean, with respect to any Lender, a percentage equal to such Lender's Syndication Interest in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility.

                  "Protective Advance" means all sums expended as determined by Agent Bank to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 10.20 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

                  "Qualified Appraisal" shall mean reference to an appraisal or appraisals of the Hotel/Casino Facilities and Collateral, or any portion thereof, acceptable to Agent Bank, prepared at Borrowers' expense in compliance with FIRREA by an appraiser acceptable to Agent Bank, with sufficient copies delivered to Agent Bank for distribution to each of the Lenders.

                  "Rate Adjustment Date" shall mean September 1, 2002.

                  "Reduction Date(s)" shall mean the last day of the fiscal quarters ending on each of the following dates: June 30, 2003; September 30, 2003; December 31, 2003; March 31, 2004; June 30, 2004; September 30, 2004;
December 31, 2004; March 31, 2005; and June 30, 2005.

                  "Related Entities" shall mean collective reference to all stockholders, employees, Affiliates and Subsidiaries of the Borrowers, or any of them, other than another Borrower.

                  "Replacement Note(s)" shall have the meaning set forth in
Section 2.06(i) of the Credit Agreement.

                  "Reportable Event" shall mean any of the events described in
Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

                  "Requisite Lenders" means, as of any date of determination prior to the occurrence of an Event of Default, Lenders holding Syndication Interests equal to or in excess of seventy-five percent (75.0%) of the Credit Facility; and at all times during which an Event of Default has occurred and remains continuing, Lenders holding a percentage equal to or in excess of seventy-five percent (75%) of the Funded Outstandings; PROVIDED THAT, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Credit Agreement, the term Requisite Lenders shall in no event mean less than two (2) Lenders.

                  "Revolving Credit Note" shall mean the Amended and Restated Revolving Credit Promissory Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility, as may be amended, modified, extended, renewed or restated from time to time.

                  "Revolving Credit Period" shall mean the period commencing on the Closing Date and terminating on the Maturity Date.

                  "SABAL Loan" shall mean the obligation of MTRI to lend to SABAL Corp. up to Five Hundred Thousand Dollars ($500,000.00) (of which Three Hundred Eighty-Three Thousand Three Hundred Twenty-Six Dollars and Fourteen Cents ($383,326.14) had been lent as of November 30, 1999) pursuant to a December 30, 1998 non-revolving Term Loan Agreement entered by SABAL Corp. and ExCal Energy Corporation, a wholly owned subsidiary of MTRI, in connection with MTRI's divestiture of its oil and gas assets.

                  "SGLVI" shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

                  "SGLVI Assignment of Entitlements, Contracts, Rents and Revenues" shall mean that certain Assignment of Entitlements, Contracts, Rents and Revenues (SGLVI) which was executed by SGLVI on December 20, 1999 and recorded in the Official Records of Clark County, Nevada on December 23, 1999 in Book 991223 as Instrument No. 02089, pursuant to which SGLVI assigned to Agent Bank on behalf of Lenders, on a present and continuing basis (reserving a revocable license to retain and use during any period in which there is no continuing Event of Default): (a) all of its right, title and interest under all SGLVI Spaceleases and SGLVI Equipment Leases and Contracts relating to the SGLVI Hotel/Casino Facility, (b) all of its right, title and interest in and to all permits, licenses and contracts relating to the SGLVI Hotel/Casino Facilities, except Gaming Permits and those permits, licenses and contracts which are unassignable, and (c) all rents, issues, profits, revenues and income from the SGLVI

Real Property and the SGLVI Hotel/Casino Facility and any other business activity conducted on the SGLVI Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

                  "SGLVI Closing Instructions" shall mean the Closing Instructions to be given by Agent Bank to the SGLVI Title Insurance Company on or before the Closing Date setting forth the requirements of Lenders for the issuance of the SGLVI Title Endorsements and other conditions for the funding of the Closing Disbursements to the reasonable satisfaction of Agent Bank, Lenders and the Borrowers.

                  "SGLVI Collateral" shall mean collective reference to: (i) all of the SGLVI Real Property, SGLVI FF&E, and the contract rights, leases, intangibles and other interests of SGLVI, which are subject to the liens and security interests of the SGLVI Security Documents; (ii) all rights of SGLVI presently assigned pursuant to the terms of the SGLVI Security Documents; and
(iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of SGLVI, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Credit Facility.

                  "SGLVI Deed of Trust" shall mean the Existing SGLVI Deed of Trust as amended by the Fifth Amendment to SGLVI Deed of Trust and as it may be further amended, modified, extended, renewed or restated from time to time.

                  "SGLVI Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the SGLVI FF&E wherein SGLVI is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16(b)", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "SGLVI FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used, owned or leased by SGLVI in connection with the operation of the SGLVI Hotel/Casino Facility.

                  "SGLVI Financing Statements" shall mean a collective reference to the Uniform Commercial Code financing statements which were filed: (i) in the Office of the Secretary of State of the State of Nevada, on December 27, 1999 under File No. 9919684 in accordance with the requirements of the Uniform Commercial Code as enacted in the State of Nevada; (ii) in the Official Records of Clark County, Nevada on December 23, 1999 in Book 991223 as Instrument No. 02089 in accordance with the requirements of the Uniform Commercial Code as enacted in the State of Nevada; (iii) in the office of the West Virginia Secretary of State on December 23, 1999 under File No. 531358 in accordance with the requirements of the Uniform Commercial Code as enacted in the State of West Virginia; (iv) the Uniform Commercial Code Financing Statement which was filed in the Office of the Secretary of State of the State of Nevada on August 9, 2001 under File No. 2001002388-6; and (v) the Uniform Commercial Code Financing Statement which was filed in the Office of the County Recorder of Clark County, Nevada on August 7, 2001 in Book 20010807 as Instrument No. 01005, which financing statements will provide for perfection of the security interest granted to Agent Bank on behalf of Lenders under the SGLVI Deed of Trust and other SGLVI Security Documents, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

                  "SGLVI Hotel/Casino Facility" shall mean the improvements and the hotel and casino business and related activities conducted on the SGLVI Real Property under the trade name of Ramada Inn and Speedway Casino.

                  "SGLVI Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the SGLVI Hotel/Casino Facility; (v) liens created or contemplated by the SGLVI Security Documents,
(vi) the liens, encumbrances and restrictions on the SGLVI Real Property, SGLVI FF&E and existing improvements which are shown as exceptions on Schedule B of the SGLVI Title Insurance Policy, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) liens of legally valid capital leases and purchase money security interests for SGLVI FF&E to the extent permitted by Section 6.09(c), and (ix) each and every easement, license, restriction or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the SGLVI Real Property or (B) does not interfere in any material respect with the SGLVI Hotel/Casino Facility; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

                  "SGLVI Real Property" shall mean the real property owned by SGLVI which is more particularly described on that certain exhibit marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "SGLVI Security Documents" shall mean collective reference to the SGLVI Deed of Trust, SGLVI Assignment of Entitlements, Contracts, Rents and Revenues, the SGLVI Financing Statements and all other documents, instruments or agreements which are executed or delivered by or on behalf of SGLVI, and accepted by Agent Bank, on behalf of the Lenders, as security for payment of the Credit Facility.

                  "SGLVI Spaceleases" shall mean the executed leases and concession agreements pertaining to the SGLVI Hotel/Casino Facility, or any portion thereof, wherein SGLVI is the lessor, as set forth on that certain schedule marked "Schedule 4.15(B)", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "SGLVI Title Endorsements" shall mean a collective reference to the following endorsements, which shall be issued to the Existing SGLVI Title Insurance Policy by the MPI Title Insurance Company, as of the Closing Date, in accordance with the SGLVI Closing Instructions: (i) Modification and Additional Advance Endorsement (Special 254); (ii) Tie-In Endorsement; and (iii) such other endorsements as may be requested by Agent Bank; all of which shall be in a form and substance acceptable to Agent Bank.

                  "SGLVI Title Insurance Company" shall mean Nevada Title Company, with offices located at 2500 North Buffalo Drive, Suite 150, Las Vegas, Nevada, as the issuing agent for Commonwealth Land Title Insurance Company, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company or companies as may be reasonably acceptable to Agent Bank.

                  "SGLVI Title Insurance Policy" shall mean a collective reference to the Existing SGLVI Title Insurance Policy and the SGLVI Title Endorsements.

                  "SGRI" shall have the meaning ascribed to such term in the Preamble of this Credit Agreement.

                  "SGRI Assignment of Entitlements, Contracts, Rents and Revenues" shall mean that certain Assignment of Entitlements, Contracts, Rents and Revenues (SGRI) which was executed by SGRI on December 20, 1999 and recorded in the Official Records of Washoe County, Nevada on December 23, 1999 as Document No. 2408914, pursuant to which SGRI assigned to Agent Bank on behalf of Lenders, on a present and continuing basis (reserving a revocable license to retain and use during any period in which there is no continuing Event of Default): (a) all of its right, title and interest under all SGRI Spaceleases and SGRI Equipment Leases and Contracts relating to the SGRI Hotel/Casino Facilities, (b) all of its right, title and interest in and to all permits, licenses and contracts relating to the SGRI Hotel/Casino Facilities, except Gaming Permits and those permits, licenses and contracts which are unassignable, and (c) all rents, issues, profits, revenues and income from the SGRI Real Property and the operation of the SGRI Hotel/Casino Facilities and any other business activity conducted on the SGRI Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

                  "SGRI Closing Instructions" shall mean the Closing Instructions to be given by Agent Bank to the SGRI Title Insurance Company on or before the Closing Date setting forth the requirements of Lenders for the issuance of the SGRI Title Endorsements and other conditions for the funding of the Closing Disbursements to the reasonable satisfaction of Agent Bank, Lenders and the Borrowers.

                  "SGRI Collateral" shall mean collective reference to: (i) all of the SGRI Real Property, SGRI FF&E and the contract rights, leases, intangibles and other interests of SGRI which are subject to the liens and security interests of the SGRI Security Documents; (ii) all rights of SGRI presently assigned pursuant to the terms of the SGRI Security Documents; and
(iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of Borrowers, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Credit Facility.

                  "SGRI Deed of Trust" Existing SGRI Deed of Trust as amended by the Fifth Amendment to SGRI Deed of Trust and as it may be further amended, modified, extended, renewed or restated from time to time.

                  "SGRI Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the SGRI FF&E wherein SGRI is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16(C)", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "SGRI FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used, owned or leased by SGRI in connection with the operation of the SGRI Hotel/Casino Facilities.

                  "SGRI Financing Statements" shall mean a collective reference to the Uniform Commercial Code financing statements which were filed: (i) in the Office of the Secretary of State of the State of Nevada, on December 27, 1999 under File No. 9919685 in accordance with the requirements of the Uniform Commercial Code as enacted in the State of Nevada; (ii) in the Official Records of Washoe County, Nevada on December 23, 1999 as Document No. 2408915 in accordance with the requirements of the Uniform Commercial Code as enacted in the State of Nevada; (iii) in the office of the West Virginia Secretary of State on December 23, 1999 under File No. 531357 in accordance with the requirements of the Uniform Commercial Code as enacted in the State of West Virginia; (iv) the Uniform Commercial Code Financing Statement which was filed in the Office of the Secretary of State of the State of Nevada on August 9, 2001 under File No. 2001002389-8; and (v) the Uniform Commercial Code Financing Statement which was filed in the Office of the County Recorder of Washoe County, Nevada on August 3, 2001 as Document No. 2582143, which financing statements will provide for perfection of the security interest granted to Agent Bank on behalf of Lenders under the SGRI Deed of Trust and other SGRI Security Documents, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

                  "SGRI Hotel/Casino Facilities" shall mean the hotel business and related activities conducted on the SGRI Real Property under the trade name of the Ramada Inn.

                  "SGRI Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same, (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the SGRI Hotel/Casino Facility, (v) liens created or contemplated by the SGRI Security Documents, (vi) the liens, encumbrances and restrictions on the SGRI Real Property, SGRI FF&E and existing improvements which are shown as exceptions on Schedule B of the SGRI Title Insurance Policy to be issued by SGRI Title Insurance Company as of the Closing Date, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) liens of legally valid capital leases and purchase money security interests for SGRI FF&E to the extent permitted by
Section 6.09(c), (ix) each and every easement, restriction, license or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the SGRI Real Property or (B) does not interfere in any material respect with the SGRI Hotel/Casino facilities; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

                  "SGRI Real Property" shall mean the real property owned by SGRI which is more particularly described on that certain exhibit marked "Exhibit P", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "SGRI Security Documents" shall mean collective reference to the SGRI Deed of Trust, SGRI Assignment of Entitlements, Contracts, Rents and Revenues, the SGRI Financing Statements and all other documents, instruments or agreements which are executed or delivered by or on behalf of SGRI and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Credit Facility.

                  "SGRI Spaceleases" shall mean the executed leases and concession agreements pertaining to the SGRI Hotel/Casino Facility, or any portion thereof, wherein SGRI is the lessor, as set forth on that certain schedule marked "Schedule 4.15(C)", affixed hereto and by this reference incorporated herein and made a part hereof.

                  "SGRI Title Endorsements" shall mean a collective reference to the following endorsements, which shall be issued to the Existing SGRI Title Insurance Policy by the SGRI Title Insurance Company, as of the Closing Date, in accordance with the SGRI Closing Instructions: (i) CLTA Form 110.10; (ii) Tie-In Endorsement; and (iii) such other endorsements as may be requested by Agent Bank; all of which shall be in a form and substance acceptable to Agent Bank.

                  "SGRI Title Insurance Company" shall mean Western Title Company, Inc., with offices located at 241 Ridge Street, Reno, Nevada, as the issuing agent for Lawyers Title Insurance Corporation, together with such reinsurers with direct access as are requested by Agent Bank or other title insurance company, or companies as may be reasonably acceptable to Agent Bank.

                  "SGRI Title Insurance Policy" shall mean a collective reference to the Existing SGRI Title Insurance Policy and the SGRI Title Endorsements.

                  "Schedule of Existing Subsidiaries" shall mean the Schedule of Existing Subsidiaries, a copy of which is set forth as Schedule 4.24, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 4.24 with respect to each Subsidiary which exists as of the Closing Date.

                  "Schedule of Lenders' Proportions in Credit Facility" shall mean the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked "Schedule 2.01(a)", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender, as the same may be amended, modified or restated from time to time in connection with an Assignment and Assumption Agreement.

                  "Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.18, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.18 with respect to each Significant Litigation.

                  "Scheduled Reduction" shall mean with reference to each quarterly reduction, Four Million Four Hundred Forty-Four Thousand Four Hundred Forty-Four Dollars ($4,444,444.00), the amount by which the Aggregate Commitment shall be reduced on each Reduction Date.

                  "Second Amendment to MTRI Las Vegas Deed of Trust" shall mean that certain Second Amendment to Deed of Trust with Assignment of Rents and Notice of Additional Commitment (Las Vegas Additional Property) which is to be executed by MTRI and by Agent Bank, on or before the Closing Date, and is to be recorded in the Official Records of Clark County, Nevada, concurrently, or substantially concurrent, with the Closing Date for the purpose of amending the Existing MTRI Las Vegas Deed of Trust in order to provide, among other things, for the Existing MTRI Las Vegas Deed of Trust to reflect Borrowers' entry into the Credit Agreement and to secure performance under the Credit Facility.

                  "Secured Interest Rate Hedge(s)" shall mean any Interest Rate Hedge entered into between any Borrower and any Lender, or Affiliate of any Lender, which is secured by the Security Documentation.

                  "Security Document Amendments" shall mean a collective reference to the Fifth Amendment to MPI Deed of Trust, Fifth Amendment to SGLVI Deed of Trust, Fifth Amendment to SGRI Deed of Trust, Fifth Amendment to MTRI Security Agreement, First Amendment to MPI Additional Property Deed of Trust, First Amendment to MTRI Hawaii Mortgage and Second Amendment to MTRI Las Vegas Deed of Trust.

                  "Security Documentation" shall mean a collective reference to the MPI Security Documents, SGLVI Security Documents, SGRI Security Documents, the MTRI Security Documents, the Trademark Security Agreement and all other instruments and agreements to be executed by or on behalf of Borrowers or other applicable Persons, in favor of Agent Bank on behalf of the Lenders securing repayment of the Credit Facility.

                  "Share Repurchases" shall mean the purchase of shares of any class of stock, option, right or other equity interest, whether voting or non-voting of MTRI by any member of the Borrower Consolidation, or any of them.

                  "Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving Borrowers, or any of them, involving claims in excess of One Million Dollars ($1,000,000.00) or which if determined adverse to the interests of Borrowers, or any of them, could result in a Material Adverse Change.

                  "Spaceleases" shall mean collective reference to the MPI Spaceleases, SGLVI Spaceleases and SGRI Spaceleases.

                  "Standby Letter(s) of Credit" shall mean a letter or letters of credit issued by L/C Issuer pursuant to Section 2.14 of the Credit Agreement for the purpose of securing payment or performance of a financial obligation of Borrowers, other than in connection with the payment for goods, equipment or materials.

                  "Stated Amount" shall mean the maximum amount which L/C Issuer may be required to disburse to the beneficiary(ies) of a Letter(s) of Credit under the terms thereof.

                  "Stated Expiry Date(s)" shall mean the date set forth on the face of a Letter(s) of Credit as the date when all obligations of L/C Issuer to advance funds thereunder will terminate, as the same may be extended from time to time.

                  "Stock Pledges" shall mean collective reference to: (i) the Security Agreement and Pledge of Stock (Nevada) dated as of February 10, 2000, executed between MTRI, as debtor, and Agent Bank, as secured party, together with Speakeasy Gaming of Las Vegas, Inc. Certificate No. 2 dated January 24, 2000, for 100 shares, issued in favor of MTRI and the Irrevocable Stock Power executed in connection therewith, and further together with Speakeasy Gaming of Reno, Inc. Certificate No. 2 dated January 24, 2000, for 100 shares, issued in favor of MTRI and the Irrevocable Stock Power executed in connection therewith, and (ii) the Security Agreement and Pledge of Stock dated as of December 20, 1999, executed between MTRI, as debtor, and Agent Bank, as secured party, together with Mountaineer Park, Inc. Certificate No. 16 dated October 16, 1992 for 110 shares, issued in favor of MTRI (formerly

Excalibur Holding Corporation) and the Irrevocable Stock Power executed in connection therewith; in each of (i) and (ii) executed and delivered to Agent Bank on behalf of the Lenders as security for the Credit Facility and all other sums which may be owing by Borrowers to the Banks from time to time under the Credit Agreement, as the same may be amended, modified or restated from time to time (including, without limitation, the amendment and restatement of the Existing Credit Facility, Existing Revolving Credit Note and Existing Credit Agreement evidenced by this Credit Agreement and the Revolving Credit Note executed concurrently herewith), as the same may be amended, modified or restated from time to time.

                  "Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

                  "Subsidiary Guaranty" shall mean the General Continuing Subsidiary Guaranty to be executed by each Subsidiary in favor of the Agent Bank on behalf of Banks in the form of the General Continuing Subsidiary Guaranty marked "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof, under the terms of which each Subsidiary irrevocably and unconditionally guaranties to Agent Bank on behalf of the Banks the full and prompt payment and performance of all Obligations.

                  "Swingline Advance" shall mean each advance made by Swingline Lender to Borrowers under the Swingline Facility.

                  "Swingline Facility" shall mean the agreement of Swingline Lender to make Swingline Advances to Borrowers subject to the terms and conditions and up to the maximum amounts and for the duration as set forth in
Section 2.08 of this Credit Agreement.

                  "Swingline Lender" shall have the meaning set forth in the Preamble of this Credit Agreement.

                  "Swingline Note" shall mean the Swingline Note, a copy of which is marked "Exhibit P", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Swingline Lender evidencing the Swingline Facility, as the same may be amended or restated from time to time.

                  "Swingline Outstandings" shall mean the aggregate amount of all outstanding and unpaid Swingline Advances as of each date of determination.

                  "Syndication Costs" shall mean collective reference to all costs and expenses incurred by Agent Bank in connection with the sale, transfer and/or assignment of a Syndication Interest to any other Lender.

                  "Syndication Interest" shall mean the proportionate interest of each Lender in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility, as the same may be amended or restated from time to time.

                  "Tangible Net Worth" shall mean Assets, excluding Intangibles, less Liabilities, in each instance calculated without regard to Insider Non-Cash Loans and Insider Cash Loans.

                  "Tecnica" shall mean Tecnica Development Corp.

                  "Tecnica Stock Pledge" shall mean the pledge of all outstanding stock of Tecnica in favor of MTR as additional security for repayment of the Green Shingle Loan.

                  "Title Insurance Companies" shall mean collective reference to the MPI Title Insurance Company, the SGLVI Title Insurance Company and the SGRI Title Insurance Company.

                  "Title Insurance Endorsements" shall mean a collective reference to the MPI Title Endorsements, the SGLVI Title Endorsements, the SGRI Title Endorsements, the MPI Additional Title Endorsements, the MTRI Hawaii Title Endorsements and the MTRI Las Vegas Title Endorsements.

                  "Title Insurance Policies" shall mean collective reference to the MPI Title Insurance Policy, SGLVI Title Insurance, SGRI Title Insurance Policy, the MPI Additional Title Insurance Policy, the MTRI Hawaii Title Insurance Policy and the MTRI Las Vegas Title Insurance Policy.

                  "Trademark Security Agreement" shall mean the Trademark Security Agreement which was executed by Borrowers on December 20, 1999, for the purpose of granting a security interest in favor of Agent Bank on behalf of Lenders in all trademarks, tradenames, copyrights and servicemarks used in connection with the

Hotel/Casino Facilities, including, without limitation each registration and application set forth on Schedule 4.27 or otherwise described on Schedule A to the Trademark Security Agreement, as such Trademark Security Agreement may be amended, modified, extended, renewed or restated from time to time.

                  "Troyer Property" shall mean an unimproved parcel consisting of approximately one hundred twenty-nine (129) acres lying adjacent to the Green Shingle Property.

                  "Unsuitable Lender" shall have the meaning set forth in
Section 10.10(d).

                  "Voluntary Permanent Reduction" shall have the meaning set forth in Section 2.01(c).

                  "WFB" shall mean Wells Fargo Bank, National Association.

                  "West Virginia Gaming Authorities" shall mean the West Virginia State Racing Commission and West Virginia State Lottery Commission and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities conducted by the Borrower Consolidation in the State of West Virginia.

                  "Woodview Citizens Bank Documents" shall mean a collective reference to: (i) that certain Deed of Trust encumbering the Woodview Real Property which is executed by Robert H. Hillis, as borrower, for the benefit of The Citizens Banking Company, as lender, and which is recorded in the Official Records of Hancock County, West Virginia on February 4, 1994 in Book 313 at Page 609 as Document No. 007556; (ii) the promissory note secured by said Deed of Trust which is executed by the Woodview Partnership under date of January 31, 1994 and is payable to the order of The Citizens Banking Company in the original principal amount of Two Hundred Six Thousand Dollars ($206,000.00); and (iii) that certain Commercial Loan Modification Agreement which is executed under date of January 21, 1999 by the Woodview Partnership, MPI, Robert B. Hillis, Randall
J. Hillis and The Citizens Banking Company.

                  "Woodview Citizens Bank Estoppel" shall mean the Estoppel Certificate (the Citizens Banking Company) which was duly executed by The Citizens Banking Company on December 13, 1999, wherein it certified and represented to Agent Bank on behalf of the Lenders that: (a) the Woodview Citizens Bank Documents represent the entire agreement between The Citizens Banking Company and the borrowers under the Woodview Citizens Bank Documents,
(b) the Woodview Citizens Bank Documents had not been modified, supplemented or amended except as described therein, (c) to the best knowledge of The Citizens Banking Company, there were no defaults then existing or continuing under the Woodview Citizens Bank Documents, and (d) other provisions are set forth regarding notice to Agent Bank on behalf of Lenders in the event of default under the Woodview Citizens Bank Documents and the rights of Banks to cure any such default.

                  "Woodview Estoppel Certificates" shall mean a collective reference to the Woodview Citizens Bank Estoppel and the Woodview Hillis Estoppel.

                  "Woodview Hillis Documents" shall mean a collective reference to: (i) that certain Deed of Trust encumbering the Woodview Real Property which is executed by MPI, as grantor, for the benefit of Robert B. Hillis and Randall
J. Hillis, as lenders, and which is recorded in the Official Records of Hancock County, West Virginia on January 22, 1999 in Book 379 at Page 239 as Document No. 012844; and (ii) the promissory note secured by said Deed of Trust which is executed by MPI under date of January 21, 1999 and is payable to the order of Robert B. Hillis and Randall J. Hillis in the original principal amount of Six Hundred Three Thousand Four Hundred Seventy-nine Dollars and Nine Cents ($603,479.09).

                  "Woodview Hillis Estoppel" shall mean an Estoppel Certificate (Hillis) which was duly executed by Robert B. Hillis and Randall J. Hillis on December 14, 1999, wherein they certified and represented to Agent Bank on behalf of the Lenders that: (a) the Woodview Hillis Documents represent the entire agreement between them and MPI, (b) the Woodview Hillis Documents had not been modified, supplemented or amended except as described therein, (c) to their best knowledge, there were no defaults then existing or continuing under the Woodview Hillis Documents, and (d) other provisions are set forth regarding notice to Agent Bank on behalf of Lenders in the event of default under the Woodview Hillis Documents and the rights of Banks to cure any such default.

                  "Woodview Loan Documents" shall mean a collective reference to the Woodview Citizens Bank Documents and the Woodview Hillis Documents.

                  "Woodview Partnership" shall mean Woodview Golf Course, a West Virginia generalpartnership.

                  Section 1.02. INTERPRETATION AND CONSTRUCTION. In this Credit Agreement, unless the context otherwise requires:

                           (a)      Articles  and Sections  mentioned by number
only are the respective Articles and Sections of this Credit Agreement as so numbered;

                           (b)      Words  importing a  particular  gender mean
and include every othergender, and words importing the singular number mean and include the plural number and VICE VERSA;

                           (c)      All times specified herein, unless otherwise
specifically referred, shall be the time in San Francisco, California;

                           (d)      Any  headings  preceding  the  texts  of the
several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

                           (e)      If any  clause,  definition,  provision  or
Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has contributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrowers or Lenders as having been the person or persons responsible for the preparation thereof;

                           (f)      The terms "herein",  "hereunder",  "hereby",
"hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore" means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

                           (g)      All   accounting   terms  used  herein
which are not otherwise specifically defined shall be used in accordance with GAAP;

                           (h)      If any clause,  provision or Section of this
Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

                           (i)      Each  reference to this Credit  Agreement or
any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time; and

                           (j)      Every  affirmative  duty,   covenant  and
obligation of Borrowers hereunder shall be equally applicable to each of the Borrowers individually and where the context would result in the best interests or rights of Banks shall be construed to mean "Borrowers or any of them" or "Borrowers and each of them", as applicable.

                  Section 1.03. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Revolving Credit Note and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

                  Section 1.04. CROSS-REFERENCES. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.05. EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

                                   ARTICLE II

                AMOUNT, TERMS AND SECURITY OF THE CREDIT FACILITY

                  Section 2.01. THE CREDIT FACILITY.


                   a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, on and after the Closing Date Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facility to lend and advance Borrowings to Borrowers, up to the Maximum Availability such amounts as Borrowers may request during the Revolving Credit Period by Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank from time to time for Borrowings under the Credit Facility as provided in
Section 2.03.

                   b. Subject to the uses and purposes set forth in Section 2.02, on and after the Closing Date Borrowers may borrow, repay and reborrow the Available Borrowings up to the Maximum Permitted Balance from time to time. Provided, however, amounts of Funded Outstandings bearing interest with reference to a LIBO Rate shall be subject to Breakage Charges incident to prepayment. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date, on which date the entire outstanding balance of the Credit Facility shall be fully paid and Credit Facility Termination shall occur. In no event shall any Lender be liable to fund any amounts under the Credit Facility in excess of its respective Syndication Interest in any Borrowing.

                   c. Borrowers may voluntarily permanently reduce the Maximum Permitted Balance from time to time (a "Voluntary Permanent Reduction") on the following conditions:

                    (i) that each such Voluntary Permanent Reduction be in the minimum amount of One Million Dollars ($1,000,000.00) and made in writing by an Authorized Officer, effective on the fifth (5th) Banking Business Day following receipt by Agent Bank;

                    (ii) that each such Voluntary Permanent Reduction shall be irrevocable and a permanent reduction to the Maximum Permitted Balance; and

                    (iii) in the event any Voluntary Permanent Reduction reduces the Maximum Permitted Balance to less than the sum of the Funded Outstandings, the Borrowers shall immediately cause the Funded Outstandings to be reduced by such amount as may be necessary to cause the Funded Outstandings to be equal to or less than the Maximum Permitted Balance.

                  Section 2.02. USE OF PROCEEDS OF THE CREDIT FACILITY. Available Borrowings shall be used for the purposes of:

                   a. On the Closing Date (collectively the "Closing Disbursements"):

                      (i) continuing the outstanding principal balance under the
                   Existing Credit Facility as Funded Outstandings under the Credit Facility (and in this regard each Lender agrees to advance its Pro Rata Share of the outstanding principal balance under the Existing Credit Facility to Agent Bank, to be retained by WFB, as the sole lender under the Existing Credit Agreement, in exchange for such Lender's Syndication Interest in the Credit Facility); and

                      (ii) paying in full the fees due Agent Bank as set forth
                   in the Fee Side Letter, the costs, fees and expenses of Title Insurance Companies incurred in connection with the issuance of the Title Endorsements, the costs, fees and expenses of the attorneys for Borrowers and the costs, fees and expenses of Henderson & Morgan, LLC, attorneys for Agent Bank, and associate counsel and insurance consultants retained by them incurred to the Closing Date.

                   b. During the Revolving Credit Period:

                   (i) funding working capital needs of the Borrower Consolidation relating to the Hotel/Casino Facilities;

                   (ii) funding ongoing Capital Expenditure requirements of the Borrower Consolidation relating to the Hotel/Casino Facilities; and

                   (iii) funding for other general corporate purposes.

                  Section 2.03. NOTICE OF BORROWINGS AND EXERCISE OF INTEREST RATE OPTIONS.

                   a. An Authorized Officer may give Agent Bank, no later than 9:00 a.m. on any Banking Business Day at Agent Bank's office specified in
Section 2.07, three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which is marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made with reference to a LIBO Rate and at least one (1) full Banking Business Day prior notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Agent Bank shall give prompt notice of each Notice of Borrowing to Lenders of the amount to be funded and specifying the Funding Date. Not later than 11:00 a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank its Pro Rata Share of the amount to be advanced by each such Lender in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings received by it on or before 11:00 a.m. from the Lenders available to Borrowers by depositing, prior to 1:00 p.m. on the day so received (but not prior to the Funding Date) in the Designated Deposit Account maintained with Agent Bank, the amounts received from the Lenders. No Borrowing may exceed the Available Borrowings. Each Borrowing to be made with reference to the Base Rate shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00). Borrowers shall be entitled to no more than three (3) Borrowings during each calendar month, exclusive of Borrowings made for the sole purpose of funding repayment of a Swingline Advance.

                   b. The failure of any Lender to fund its Pro Rata Share of ny Borrowing on any Funding Date shall neither relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve such Lender which has failed to fund its Pro Rata Share of its obligations to Borrowers hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder. The provisions set forth in Section 10.10(d) shall be applicable to a Defaulting Lender to the same extent as if such Defaulting Lender was found to be an Unsuitable Lender.

                  Section 2.04. CONDITIONS OF BORROWINGS. Borrowings, other than Borrowings made at the request of Agent Bank for the purpose of funding repayment of Swingline Outstandings and/or L/C Reimbursement Obligations as hereinafter provided, will only be made so long as Borrowers are in full compliance with each of the requirements and conditions precedent set forth in
Article III B of this Credit Agreement; provided, however, upon the consent of Requisite Lenders, Lenders shall advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III B and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

                  Section 2.05. THE REVOLVING CREDIT NOTE AND INTEREST RATE OPTIONS.

                   a. The Credit Facility shall be further evidenced by the Revolving Credit Note payable to the order of Agent Bank on behalf of the Lenders. Agent Bank shall record manually or electronically the date and amount of each Borrowing advanced by the Lenders together with the applicable Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a LIBO Rate, and the amount of each repayment of principal made thereunder by Borrowers and the entry of such records shall be conclusive absent manifest or demonstrable error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Revolving Credit Note.

                   b. Interest shall accrue on the entire outstanding principal balance of the Credit Facility at a rate per annum equal to the Base Rate plus the Applicable Margin, unless Borrowers request a LIBOR Loan pursuant to Section
2.03 or elect pursuant to Section 2.05(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance of the Credit Facility at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such LIBO Rate plus the Applicable Margin in effect as of the second Banking Business Day prior to the first day of the applicable Interest Period, as long as: (i) each such LIBOR Loan is in a minimum amount of Five Million Dollars ($5,000,000.00) plus minimum increments of One Million Dollars ($1,000,000.00), or such lesser amount as equals the Maximum Permitted Balance, and (ii) no more than five (5) LIBOR Loans may be outstanding at any one time. Interest accrued on each Base Rate Loan shall be due and payable on the first day of the month following the Closing Date, on the first day of each successive month thereafter, and on the Maturity Date. For each LIBOR Loan, accrued interest shall be due and payable at the end of each Interest Period applicable thereto, but in any event no less frequently than at the end of each three (3) month period during the term of such LIBOR Loan. Agent Bank shall notify Borrower in writing five (5) Banking Business Days prior to each payment of interest due herewith, detailing the amount owed and the calculation thereof. Except as qualified above, the outstanding principal balance hereunder may be a Base Rate Loan or one or more LIBOR Loans, or any combination thereof, as Borrowers shall specify.

                   c. So long as no Default or Event of Default shall have occurred and remains continuing, Borrowers may Convert from one Interest Rate Option to another Interest Rate Option or continue an Interest Rate Option for another Interest Period by giving irrevocable notice to Agent Bank of such Conversion by 9:00 a.m., on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to or Continuation of each LIBOR Loan or one (1) Banking Business Day prior to the proposed date of such Conversion to each Base Rate Loan. Each such notice shall be made by an Authorized Officer by telephone and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion or Continuation, the amounts to be so Converted or Continued and the Interest Period if the Conversion or Continuation is being made with reference to a LIBOR Loan. Upon receipt of such Continuation/Conversion Notice, Agent Bank shall promptly set the applicable interest rate (which in the case of a LIBOR Loan shall be the LIBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion or Continuation is being made with reference to a LIBOR Loan and shall confirm the same in writing to Borrowers and Lenders. Each Conversion or Continuation shall be on a Banking Business Day. No LIBOR Loan shall be converted to a Base Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrowers pay any applicable Breakage Charges. All Borrowings advanced at the request of Agent Bank under Section 2.08 of the Credit Agreement shall bear interest with reference to the Base Rate plus the Applicable Margin, subject to Borrowers' right to Convert such Borrowing to a LIBOR Loan or LIBOR Loans as provided herein. If Borrowers fail to give a Continuation/Conversion Notice for the continuation of a LIBOR Loan as a LIBOR Loan for a new Interest Period in accordance with this Section 2.05(c), such LIBOR Loan shall automatically become a Base Rate Loan at the end of its then current Interest Period.

                   d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a LIBOR Loan shall commence on the date such LIBOR Loan is made or the date of Conversion or Continuation of any amount or amounts of the outstanding Borrowings hereunder to a LIBOR Loan, as the case may be, and shall end on the date which is one (1), two (2), three (3) or six
(6) months thereafter, as elected by Borrowers. However, no Interest Period may extend beyond the Maturity Date. Each Interest Period for a LIBOR Loan shall commence and end on a Banking Business Day. If any Interest Period commences on a date for which there is no corresponding date in the month in which it is scheduled to end, such Interest Period shall end on the last Banking Business Day of such month. If any Interest Period would otherwise expire on a day which is not a Banking Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

                   e. The applicable LIBO Rate and Base Rate shall be determined by the Agent Bank, and notice thereof shall be given promptly to Borrowers and Lenders. Each determination of the applicable Base Rate and LIBO Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrowers or any Lender, deliver to Borrowers or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

                   f. Computation of fees and interest on all Base Rate Loans and LIBOR Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Base Rate shall be effective the same day as a change in the Base Rate is announced by WFB as being effective.

                   g. If with respect to any Interest Period, (a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) Requisite Lenders advise Agent Bank that the LIBO Rate as determined by Agent Bank will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, a LIBOR Loan under the Credit Facility, then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrowers thereof, (ii) the Lenders shall not be under any obligation to make a LIBOR Loan or Convert a Base Rate Loan into a LIBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Base Rate Loan.

                   h. Notwithstanding any other provisions of the Credit Agreement, if, after the Closing Date, any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for any Lender to make or maintain LIBOR Loans, then (i) the commitment and agreement to maintain LIBOR Loans as to such Lender shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBOR Loans as to such Lender, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Base Rate Loans. If it shall become lawful for such Lender to again maintain LIBOR Loans, then Borrowers may once again as to such Lender request Conversions to the LIBO Rate. During any period of such suspension, such Lender shall make Base Rate Loans.

                   i. The Borrowers agree that upon written notice by: (y) Agent Bank or (z) anyLender to the Borrowers (with a copy of such notice concurrently delivered to Agent Bank) to the effect that a promissory note or other evidence of indebtedness is required for such Lender by a Governmental Authority, banking regulatory agency or regulatory audit in order for such Lender to evidence (whether for the purposes of pledge, enforcement or otherwise) the Borrowings owing to, or to be made by, such Lender:

                        (i) The Borrowers shall promptly execute and deliver to each Lender a promissory note payable to the order of each such Lender (each individually a "Replacement Note" and collectively the "Replacement Notes") in the form of the Revolving Credit Note in the amount of each Lender's respective Syndication Interest in the Credit Facility;

                        (ii) The Replacement Notes shall, in the aggregate, fully replace the Revolving Credit Note and each reference to the Revolving Credit Note in this Credit Agreement and each of the Loan Documents shall be deemed to be a collective reference to the Replacement Notes;

                        (iii) Borrowings, Interest Rate Options,Construction/ Conversion Notices and all other provisions for the disbursement of funds, setting of interest rates and collection of repayments of interest and principal shall continue to be made by Agent Bank as the administrative and collateral agent for the Lenders in the same manner and to the same extent as provided in the Revolving Credit Note and this Credit Agreement as fully applicable to each of the Replacement Notes;

                       (iv) the Agent Bank, upon the consent of Requisite Lenders, shall cause the Title Insurance Company to issue, at the expense of Lenders, such endorsements to the Title Insurance Policies as may be reasonably necessary to assure the aggregate obligation evidenced by the Replacement Notes is secured by the Deed of Trust with the same coverage and priority as the obligation evidenced by the Revolving Credit Note; and

                       (v) Concurrently with the delivery of the Replacement Notes, Agent Bank shall return the original Revolving Credit Note to Borrower marked as superseded and replaced by the Replacement Notes.

Section 2.06. SECURITY FOR THE CREDIT FACILITY. The Security Documentation shall secure the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Revolving Credit Note and all of the other Loan Documents. In furtherance of such security, the Security Document Amendments shall be executed and delivered to Agent Bank, as of the Closing Date, by the respective parties to each of the Security Document Amendments and recorded and/or filed as required by the Closing Instructions.

                  Section 2.07.     PLACE AND MANNER OF PAYMENT.

                   a. All amounts payable by Borrowers to the Lenders shall be made to Agent Bank on behalf of Lenders pursuant to the terms of the Credit Agreement and the Notes and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with principal payments which may be required to decrease the Funded Outstandings to an amount equal to or less than the Maximum Permitted Balance, Borrowers shall not make repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Revolving Credit Note more frequently than three (3) such Principal Prepayments during each calendar month. Each such Principal Prepayment of a Base Rate Loan shall be in a minimum amount of One Million Dollars ($1,000,000.00) (or, if less, the outstanding principal amount of Base Rate Loans) and in increments of One Hundred Thousand Dollars ($100,000.00) in excess thereof. Each such Principal Prepayment of a LIBOR Loan shall be in a minimum amount of Five Million Dollars ($5,000,000.00) and in increments of One Million Dollars ($1,000,000.00) in excess thereof; provided, that in no event shall any outstanding LIBOR Loan have a principal balance of less then Five Million Dollars ($5,000,000.00).

                   b. All such amounts payable by Borrowers shall be made to Agent Bank at its office located at Wells Fargo Bank, Syndications Division, 201 Third Street, Eighth Floor, San Francisco, California 94103, or at such other address as may be directed in writing by Agent Bank from time to time. If such payment is received by Agent Bank prior to 11:00 a.m., Agent Bank shall credit Borrowers with such payment on the day so received and shall promptly disburse to the appropriate Lenders on the same day the Pro Rata Share of payments relating to the Credit Facility, in immediately available funds. If such payment is received by Agent Bank after 11:00 a.m., Agent Bank shall credit Borrowers with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such Pro Rata Share of such payment relating to the Credit Facility in immediately available funds. Any payment on the Credit Facility made by Borrowers to Agent Bank pursuant to the terms of this Credit Agreement or the Revolving Credit Note for the account of Lenders shall constitute payment to the appropriate Lenders. If the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                   c. Subject to Section 2.07(a), the outstanding principal owing under the Credit Facility and the Revolving Credit Note may be prepaid at any time in whole or in part without penalty; provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at a LIBO Rate may only be prepaid or repaid on the last day of the applicable Interest Period unless Borrowers give three (3) days prior written notice to Agent Bank and additionally pay concurrently with such prepayment or repayment such additional amount or amounts as will compensate Lenders for any losses, costs or expenses which they may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan ("Breakage Charges"). A certificate of a Lender as to amounts payable hereunder shall be conclusive and binding on Borrowers for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that each Lender has funded or will fund each LIBOR Loan in the London interbank market; PROVIDED that no Lender shall have any obligation to actually fund any LIBOR Loan in such manner.

                   d. Unless the Agent Bank receives notice from an Authorized Officer prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent Bank may assume that the Borrowers have made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                   e. If, other than as expressly provided elsewhere herein, any Lender shall obtain any payment with respect to the Credit Facility (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Syndication Interest, such Lender shall immediately
(a) notify the Agent Bank of such fact, and (b) purchase from the other Lenders such participations in the Credit Facility as shall be necessary to cause such purchasing Lender to share the excess payment with each of them in proportion to their respective Syndication Interests; PROVIDED, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Agent Bank will keep records (which shall be conclusive and binding in the absence of manifest or demonstrable error) of each participation purchased under this section and will in each case notify the Lenders following any such purchases or repayments.

                  Section 2.08. THE SWINGLINE FACILITY.

                   a. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Swingline Note, Exhibit P affixed hereto, on and after the Closing Date, Swingline Lender agrees to lend and advance Swingline Advances to Borrowers in the amounts and at the times provided below. Notwithstanding anything herein contained to the contrary, however, Borrower shall not be entitled to any Swingline Advances on and after the date which is ten (10) calendar days prior to the Maturity Date.

                   b. With respect to each proposed Swingline Advance, an Authorized Officer shall give Swingline Lender written notice in the form of the Notice of Swingline Advance ("Notice of Swingline Advance"), a copy of which is marked "Exhibit Q", affixed hereto and by this reference incorporated herein and made a part hereof, to be received by Swingline Lender no later than 12:00 noon on the date for each proposed Swingline Advance specifying the requested amount to be funded or oral notice to be received by Swingline Lender no later than 12:00 noon on such date, to be followed by a duly completed and executed Notice of Swingline Advance no later than 1:00 p.m. on the same date. Swingline Lender shall, on the date for each proposed Swingline Advance, deposit into the Designated Deposit Account in lawful money of the United States of America in immediately available funds such amounts as Borrowers may request; provided, that: (i) after giving effect to such Swingline Advance, the Swingline Outstandings shall not exceed Ten Million Dollars ($10,000,000.00), (ii) the amount requested does not exceed the Available Borrowings, (iii) no Default or Event of Default has occurred and is continuing, and (iv) the conditions precedent set forth in Sections 3.23 and
3.24 shall have been satisfied. Within the foregoing limitations, Borrowers may borrow, repay and reborrow under the Swingline Facility. Each Swingline Advance shall be in an integral multiple of One Hundred Thousand Dollars ($100,000.00). Promptly after receipt of each request for a Swingline Advance, Swingline Lender shall obtain telephonic verification from Agent Bank that, giving effect to such request, the amount of such request does not exceed the then Available Borrowings (such verification to be promptly confirmed in writing). Unless notified to the contrary by the Swingline Lender, each repayment of a Swingline Advance shall be in an amount which is an integral multiple of One Hundred Thousand Dollars ($100,000.00), together with the accrued interest thereon. The Swingline Lender shall promptly notify the Agent Bank of the Swingline Outstandings each time there is a change therein.

                   c. Each Swingline Advance shall bear interest at the Base Rate plus the Applicable Margin and shall be payable at the times and in the manner set forth below and, in any event, on or before ten (10) days prior to the Maturity Date. Unless otherwise paid, interest accrued on the unpaid balance of Swingline Outstandings for the period commencing on the first calendar day and ending on the last calendar day of each and every month shall be paid monthly in arrears on or before the fifth (5th) day following receipt by Borrowers of an invoice from Swingline Lender setting forth the amount of such accrued interest. In the event any Swingline Advance is outstanding for ten (10) consecutive Banking Business Days or as of the tenth (10th) day prior to the Maturity Date, then on the next Banking Business Day (unless Borrowers have made other arrangements acceptable to the Swingline Lender to pay the Swingline Outstanding in full or to continue such Swingline Outstanding), Borrowers shall request a Borrowing under the Credit Facility in an amount sufficient to pay the applicable Swingline Advance in full, together with all interest accrued thereon. Upon receipt of the amount of the Borrowing from the Lenders, the Agent Bank shall provide such amount to the Swingline Lender for repayment of the applicable Swingline Advance and the balance of the Borrowing, if any, shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrowers fail to request a Borrowing within the period specified above, Agent Bank shall, without notice to the Borrowers and without regard to any other conditions precedent for the making of Borrowings under the Credit Facility, including, without limitation the remedies set forth in Section 7.02, promptly (but subject to the notice periods for Borrowings set forth in Section 2.03)
cause a Borrowing to be made and funded by the Lenders under the Credit
Facility in the amount necessary to pay the applicable Swingline Advance in full, together with all interest accrued thereon, to the extent of Available Borrowings, and the Borrowers shall be deemed to have requested such Borrowing and consented to its being made as provided for herein.

                   d. Each Lender's obligation to advance Borrowings in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed Swingline Outstandings pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing in a proportionate amount of such Lender's Syndication Interest of any unreimbursed Swingline Outstandings shall neither relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligations to Borrowers hereunder. The Borrowers agree to accept the Borrowings for payment of Swingline Outstandings as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of Article III B or any other section of this Credit Agreement.

                  Section 2.09. FEES.

                   a. On the Closing Date and on each other applicable date, Borrowers shall pay the fees as required in the Fee Side Letter, each of such fees to be retained by Agent Bank or distributed to Lenders as agreed between Agent Bank and each Lender.

                   b. Borrowers shall pay a quarterly nonusage fee (the "Commitment Fee") to the Agent Bank for the account of Lenders based on the Leverage Ratio, calculated as of each Fiscal Quarter end following the Closing Date with reference to the Borrower Consolidation, to determine the applicable Commitment Percentage determined as set forth in Table Two of the definition of Applicable Margin. As of the Closing Date, the Commitment Percentage shall be set in accordance with the Pricing Certificate to be delivered by Borrowers to Agent Bank on the Closing Date pursuant to Section 3.04.

The Commitment Fee shall commence to accrue on the Closing Date and shall be calculated as the product of (i) the applicable Commitment Percentage multiplied by (ii) the daily average of the Maximum Permitted Balance less the daily average of the Funded Outstandings computed on the basis of a three hundred sixty (360) day year based on the number of actual days elapsed. Each Commitment Fee shall be payable in arrears on a quarterly basis on or before the fifth
(5th) day following receipt by Borrowers of an invoice from Agent Bank setting forth the amount of such Commitment Fee for each applicable Fiscal Quarter, and upon Bank Facility Termination. Each

Commitment Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility, as in effect from time to time during each applicable Fiscal Quarter.

                   c. Concurrently with the issuance of each Letter of Credit, Borrowers shall pay an issuance fee to the L/C Issuer ("L/C Fee") in an amount equal to the Stated Amount of each such Letter of Credit multiplied by the LIBO Rate Margin, as set forth in Table One of the definition of Applicable Margin, applicable as of such date of issuance, calculated on a per annum basis for the number of days elapsing from the issuance date to the Stated Expiry Date of each such Letter of Credit, but in no event shall the L/C Fee be less than Five Hundred Dollars ($500.00) for each Letter of Credit. From each L/C Fee the greater of Five Hundred Dollars ($500.00) or one quarter of one percent (.25%) of the Stated Amount of each such Letter of Credit, calculated on a per annum basis as provided hereinabove, shall be retained by L/C Issuer for its own account and the balance of each L/C Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility. All L/C Fees paid by Borrowers are nonrefundable and shall be deemed fully earned upon issuance of the applicable Letter of Credit.

                  Section 2.10. LATE CHARGES AND DEFAULT RATE.

                   a. If any payment due under the Revolving Credit Note is not paid within three (3) Banking Business Days after receipt by Borrowers of written notice of such nonpayment from Agent Bank, Borrowers promise to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge. Any late charge shall be paid to Lenders in proportion to their respective Syndication Interests.

                   b. In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Revolving Credit Note shall commence accruing interest at a rate equal to two percent (2.0%) over the interest rate otherwise applicable to the Revolving Credit Note (the "Default Rate") until all Events of Default which may exist have been cured, at which time the interest rate shall revert to the rate of interest otherwise accruing pursuant to the terms of the Revolving Credit Note.

                   c. In the event of the occurrence of an Event of Default, Borrowers agree to pay all reasonable costs of collection, including the reasonable attorneys' fees incurred by Agent Bank, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Revolving Credit Note, the Borrowers agree that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

                   Section 2.11. NET PAYMENTS. All payments under this Credit Agreement, the Revolving Credit Note and/or L/C Reimbursement Obligations shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Revolving Credit Note. A certificate as to any additional amounts payable to the Lenders under this Section 2.10 submitted to the Borrowers by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Any amounts payable by the Borrowers under this Section 2.10 with respect to past payments shall be due within ten
(10) days following receipt by the Borrowers of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within ten (10) days after demand with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

                   Section 2.12. INCREASED COSTS. If after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any future request or future directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                   a. Shall subject any Lender to any tax, duty or other charge with respect to the Credit Facility and/or the Revolving Credit Note or such Lender's obligation to make any funding of the Credit Facility, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, the Credit Facility or any other amounts due under the Revolving Credit Note in respect of the Credit

Facility or such Lender's obligation to fund the Credit Facility (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located); or

                   b. With respect to the Credit Facility or the obligation of the Lenders to advance Borrowings under the Credit Facility shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                   c. Shall impose on any Lender any other condition affecting the Credit Facility, the Revolving Credit Note or such Lender's obligation to advance Borrowings under the Credit Facility;

and the result of any of the foregoing, as set forth in subsections (a), (b) or
(c) is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender of making or maintaining the Credit Facility, or to reduce the amount of any sum or rate of return received or receivable by such Lender under the Revolving Credit Note, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction of any sum or rate of return received or receivable under the Revolving Credit Note less the amount, if any, of the reduction of the Lenders' tax liability to another taxing authority resulting from the payment of such taxes. A certificate as to any additional amounts payable to any Lender under this Section 2.11 submitted to the Borrowers by such Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error.

                  Section 2.13. MITIGATION; EXCULPATION.


                   a. Each Lender agrees that it will promptly notify the Borrowers in writing upon its becoming aware that any payments are to become due to it under this Credit Agreement pursuant to Section 2.11 or 2.12. Each Lender further agrees that it will use reasonable efforts not materially disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrowers of any additional amounts pursuant to Section 2.11 or 2.12. Each Lender represents, to the best of its knowledge, that as of the Closing Date no such amounts are payable to it.

                   b. Borrowers shall not be liable to any Lender for any payments under Section 2.11 or 2.12 arising to the extent of such Lender's gross negligence or wilful misconduct or breach of any laws (other than as a result of Borrowers' breach), or for amounts which were incurred more than ninety (90) days prior to the date Borrowers are notified of the incurrence of such amount.

                   Section 2.14. ISSUANCE OF LETTERS OF CREDIT.

                   a. Any Authorized Officer of Borrowers may from time to time request that a Standby Letter of Credit or Commercial Letter of Credit be issued by delivering to L/C Issuer (with a telecopy to the Agent Bank) on a Banking Business Day, at least five (5) Banking Business Days prior to the date of such proposed issuance, an L/C Agreement in L/C Issuer's then standard form (consistent with the terms of the Credit Agreement), completed to the satisfaction of L/C Issuer and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit shall be issued
(a) if any Default or Event of Default has occurred and remains continuing, or
(b) if after giving effect to the issuance thereof, the aggregate Stated Amount of outstanding Letters of Credit would exceed Three Million Dollars ($3,000,000.00), or (c) the Stated Amount of the requested Letter of Credit exceeds the Maximum Availability. Each Letter of Credit shall be issued by the L/C Issuer on the Banking Business Day specified in the Borrower's application therefor. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication New 1994 Revision No. 500, or any successor publication then in effect. Each Standby Letter of Credit will be issued for a term not greater than one (1) year and shall not include any provision for automatic renewal. Each Commercial Letter of Credit will be issued for a term not greater than one hundred eighty (180) calendar days. In no event shall any Letter of Credit have a Stated Expiry Date later than thirty (30) days prior to the Maturity Date. Promptly after receipt of each request for the issuance of a Letter of Credit and immediately prior to the issuance thereof, L/C Issuer shall obtain telephonic verification from Agent Bank that the amount of such request does not exceed the then Available Borrowings. The L/C Issuer shall promptly notify the Agent Bank of the aggregate L/C Exposure of outstanding Letters of Credit each time there is a change therein.

                   b. Upon presentation of a draft drawn under any Letter of Credit, L/C Issuer shall promptly notify the Agent Bank and Borrowers of the amount under such draft and the date upon which such draft is to be funded. On or before two (2) Banking Business Days following such notice (unless Borrowers have made other arrangements acceptable to the L/C Issuer to pay the amount of such draft in full), Borrowers shall advance to L/C Issuer the amount of such draft from Borrowers' available funds or shall request a Borrowing under the Credit Facility in an amount sufficient to pay the amount of such draft in full. The Agent Bank, upon receipt of such funds from the Lenders, shall automatically provide such amount to the L/C Issuer for payment of the amount of such draft and the balance of the Borrowing shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrowers fail to advance to L/C Issuer the amount of such draft from Borrowers' available funds or to request a Borrowing within two (2) Banking Business Days from receipt of the notice as specified above, on the third (3rd) Banking Business Day following Agent Bank's receipt of such notice, Agent Bank shall, without notice to or consent of the Borrowers and without regard to any other conditions precedent for the making of Borrowings under the Credit Facility, cause a Borrowing to be made and funded by the Lenders under the Credit Facility and Lenders agree to fund their respective Pro Rata Share of such Borrowing in the amount necessary to pay the amount of such draft in full. Upon the occurrence of any Event of Default, L/C Issuer shall, without notice or further authorization or consent of Borrowers whatsoever, be authorized to immediately cause the Cash Collateral Account to be established and funded by Lenders with a Borrowing advanced to Agent Bank equal to the aggregate amount of the L/C Exposure then outstanding. All amounts held by L/C Issuer in the Cash Collateral Account shall be held as security for the repayment of any L/C Reimbursement Obligation thereafter arising pursuant to the terms of the L/C Agreement(s) and the Cash Collateral Pledge Agreement. Borrowings advanced by Lenders to pay drafts drawn upon or to secure repayment of the L/C Exposure under Letters of Credit pursuant to this subsection shall: (i) constitute Borrowings under the Credit Facility,
(ii) initially be Base Rate Loans and (iii) be subject to all of the provisions of this Credit Agreement concerning Borrowings under the Credit Facility, except that such Borrowings shall be made upon demand of the Agent Bank as set forth above rather than upon Notice of Borrowing by Borrowers and shall be made, notwithstanding anything in this Credit Agreement to the contrary, without regard to any other conditions precedent to the making of Borrowings under the Credit Agreement and notwithstanding any Default or Event of Default thereunder. All amounts paid by L/C Issuer on a draft drawn under any Letter of Credit which has not been funded or concurrently reimbursed by Borrowers or through a Borrowing as provided hereinabove, shall bear interest at the Base Rate plus the Applicable Margin per annum until repaid or reimbursed to L/C Issuer.

                   c. Each Lender's obligation to advance Borrowings in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed amounts outstanding under any Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing in a proportionate amount of such Lender's Syndication Interest of any unreimbursed amounts outstanding under a Letter of Credit will not relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligation to fund hereunder. The Borrowers agree to accept the Borrowings for payment of Letters of Credit as provided hereinabove, whether or not such Borrowings could have been made pursuant to the terms of Article III B or any other section of the Credit Agreement.

                   d. Letters of Credit shall be used and issued for the benefit of Borrowers for the general corporate purposes of Borrowers relating to the Hotel/Casino Facilities.

                                  ARTICLE III

                    CONDITIONS PRECEDENT TO THE CLOSING DATE

                  A. CLOSING CONDITIONS. The obligation of each of the Banks to fund any Closing Disbursement under the Credit Facility is subject to the following conditions precedent, each of which shall be satisfied on or before July 3, 2002 (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, or in the case of an occurrence, action or event, the occurrence of, each of the following:

                   Section 3.01. CREDIT AGREEMENT. Executed counterparts of this Credit Agreement in sufficient duplicate originals for Borrowers and each of the Banks.

                   Section 3.02. THE NOTES.

                   a. On or before the Closing Date, the Revolving Credit Note duly executed by the Borrowers in favor of Agent Bank shall be delivered to Agent Bank.

                   b. On or before the Closing Date, the Swingline Note duly executed by the Borrowers in favor of Swingline Lender shall be delivered to Swingline Lender.

                   Section 3.03. SECURITY DOCUMENTATION. The Security Document Amendments duly executed by each applicable Borrowers or other parties thereto, consisting of the following:

                   WITH RESPECT TO THE MPI HOTEL/CASINO FACILITIES

                   a. Fifth Amendment to MPI Deed of Trust;

                   b. First Amendment to MPI Additional Property Deed of Trust;

                   WITH RESPECT TO THE SGLVI HOTEL/CASINO FACILITY

                   c. Fifth Amendment to SGLVI Deed of Trust;

                   WITH RESPECT TO THE SGRI HOTEL/CASINO FACILITY

                   d. Fifth Amendment to SGRI Deed of Trust;

                   WITH RESPECT TO MTRI

                   e. The Stock Pledges of all issued and outstanding stock of MPI, SGLVI and SGRI, together with the Irrevocable Stock Powers and the originals of the stock certificates pledged thereunder;

                   f. Fifth Amendment to MTRI Security Agreement;

                   g. First Amendment to MTRI Hawaii Mortgage; and

                   h. First Amendment to MTRI Las Vegas Deed of Trust.

                  Section 3.04. COMPLIANCE AND PRICING CERTIFICATES. A Compliance Certificate and a Pricing Certificate each prepared on a projected pro forma basis for the Fiscal Quarter ending June 30, 2002.

                  Section 3.05. ARTICLES OF INCORPORATION, BYLAWS, CORPORATE RESOLUTIONS, CERTIFICATES OF GOOD STANDING AND CLOSING CERTIFICATE. On or before the Closing Date, Agent Bank shall have received from each of the Borrowers: (i) a Certificate of Good Standing issued by the Secretary of State of the applicable state of incorporation and dated within thirty (30) Banking Business Days of the Closing Date, (ii) a copy of the articles of incorporation and by-laws certified to be true and correct by a duly Authorized Officer of each respective Borrower, (iii) an original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of each respective Borrower and attested to by its President, Vice President, or Treasurer authorizing Borrowers to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective Borrower, (iv) designation by corporate certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of each respective Borrower who are authorized to give Notices of Borrowing, Continuation/ Conversion Notices, Pricing Certificates, Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of each of the Borrowers and the Borrower Consolidation, each individually an "Authorized Officer" and collectively the "Authorized Officers", and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrowers.

                  Section 3.06. OPINION OF COUNSEL. One or more opinions of counsel to the Borrowers, dated as of the Closing Date and addressed to the Agent Bank on behalf of itself and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof.

                  Section 3.07. TITLE INSURANCE POLICIES. As of the Closing Date, the Title Insurance Endorsements (or proforma commitment for the issuance thereof) consistent with the requirements of the Closing Instructions.

                  Section 3.08. SURVEY. If required by Title Insurance Company as a condition for the issuance of the MPI Title Endorsements, a current boundary and location survey for the MPI Real Property, subject to exceptions approved by Lenders prior to the Closing Date, delivered to Agent Bank no less than ten (10) Banking Business Days prior to the Closing Date, which, if so required, must (a) be certified to Agent Bank and the MPI Title Insurance Company, (b) show the MPI Real Property to be free of encroachments, overlaps, and other survey defects, (c) show the courses and distances of the lot lines for the MPI Real Property, (d) show that all existing improvements are located within said lot and building lines, and (e) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference. On or before the Closing Date, Borrowers shall comply with all other survey requirements of Title Insurance Companies for the issuance of the Title Insurance Policies without reference to any exception of title based on any survey requirement.

                  Section 3.09. PAYMENT OF TAXES. Evidence satisfactory to Agent Bank that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Collateral Properties have been paid in full.

                  Section 3.10. INSURANCE. Copies of declaration pages of each insurance policy, certified to be true and correct in all respects by an Authorized Officer of Borrowers, together with original binders evidencing Borrowers as the named insured, and original certificates of insurance, loss payee and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured as required by the insurance provisions set forth in Section
5.09 of this Credit Agreement.

                  Section 3.11. PAYMENT OF FEES. Payment by Borrowers to Agent Bank of the fees to the extent then due and payable on the Closing Date as provided in Section 2.09(a) hereinabove.

                  Section 3.12. REIMBURSEMENT FOR EXPENSES AND FEES. Reimbursement by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Credit Facility, excluding, however, all Syndication Costs, but including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, appraisal fees, reasonable attorney's fees of Henderson & Morgan, LLC and insurance consultant fees, and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrowers' obligation to pay such costs and expenses relating to the closing of the Credit Facility following the Closing Date or to reimburse Agent Bank for the payment thereof.

                  Section 3.13. SCHEDULES OF SPACELEASES AND EQUIPMENT LEASES AND CONTRACTS. The Schedules of Spaceleases (Schedules 4.15(A), (B) and (C)) and Equipment Leases and Contracts (Schedules 4.16(A), (B) and (C)) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof.

                  Section 3.14. PHASE I ENVIRONMENTAL SITE ASSESSMENTS.

                   a. A Phase I Environmental Site Assessment or Assessments of the Collateral Properties prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-93 and approved by Agent Bank. The Phase I Environmental Site Assessments delivered to Agent Bank in connection with the Existing Credit Facility shall be deemed to satisfy this requirement. Any recommended action shall have been completed by Borrowers.

                   b. Borrowers hereby confirm the representations contained in Sections 2.1 and 2.2 of the Environmental Certificate are true and correct in all respects, except with respect to the matters disclosed on the Schedule of Significant Litigation.

                   Section 3.15. EVIDENCE OF RIGHT TO OCCUPANCY OF COLLATERAL PROPERTIES. A copy of the permanent certificate of occupancy issued by each applicable Governmental Authority, evidencing the right of the Borrower Consolidation to use and hold open for the use and occupancy of the public of the Hotel/Casino Facilities.

                   Section 3.16. GAMING PERMITS. Copies of those Gaming Permits issued by each applicable Gaming Authority evidencing the right of the Borrower Consolidation to conduct pari-mutuel wagering on live horseracing and simulcast horse and greyhound racing at the MPI Hotel/Casino Facilities and to conduct gaming activities and games of chance at each of the Hotel/Casino Facilities.

                   Section 3.17. FINANCIAL STATEMENTS. Audited financial statements of the Borrower Consolidation for the most recently ended Fiscal Year, to the extent the same have been prepared and are available.

                   Section 3.18. SCHEDULE OF ALL SIGNIFICANT LITIGATION. A Schedule of Significant Litigation (Schedule 3.18) involving any member of the Borrower Consolidation, in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

                   Section 3.19. NO INJUNCTION OR OTHER LITIGATION. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of any advance under the Credit Facility.

                   Section 3.20. ADDITIONAL DOCUMENTS AND STATEMENTS. As of the Closing Date such additional documents, affidavits, certificates and opinions as Requisite Lenders may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.23 shall be true and correct.

                   Section 3.21. WOODVIEW LOAN DOCUMENTS, LOGAN PURCHASE AGREEMENTS AND GREEN SHINGLE DOCUMENTATION.

                   a. A true and correct copy of the Woodview Loan Documents and of all amendments and modifications thereto;

                   b. A true and correct copy of the Logan Purchase Agreements and of all amendments and modifications thereto; and

                   c.   Each of the following with respect to the Green Shingle
Loan:

                      (i) the originals of each of the Green Shingle Note, Green
                   Shingle Loan Agreement, Green Shingle Security Documents and the original stock certificates of Tecnica stock referenced in the Tecnica Stock Pledge (collectively, the "Green Shingle Loan Documents");

                      (ii) Such endorsements and assignments of the Green single
                   Loan Documents as are reasonably required by Agent Bank and its attorneys to perfect a first position security interest in the Green Shingle Loan Documents as additional collateral for the Credit Facility.

                   B. CONDITIONS PRECEDENT TO ALL BORROWINGS. The obligation of each Lender and Agent Bank to make any Borrowing requested to be made on any Funding Date, except Borrowings made upon the demand of Agent Bank for the purpose of funding repayment of Swingline Advances and/or L/C Reimbursement Obligations, is subject to the occurrence of each of the following conditions precedent as of such Funding Date:

                   Section 3.22. NOTICE OF BORROWING. With respect to any Borrowing, the Agent Bank shall have received in accordance with Section 2.03 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original.

                   Section 3.23. CERTAIN STATEMENTS. On the Closing Date and as of the Funding Date the following statements shall be true and correct:

                   a. The representations and warranties with respect to the Borrowers contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Funding Date and as of the Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders;

                   b. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date);

                   c. Since the date of the most recent financial statements referred to in Section 3.17 and 5.08(b), no Material Adverse Change shall have occurred; and

                   d. No event has occurred or as a result of any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

                   Section 3.24. GAMING PERMITS. The Borrower Consolidation shall have all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the MPI Hotel/Casino Facilities and the SGLVI Hotel/Casino Facilities and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce Banks to enter into this Credit Agreement, Borrowers make the following representations and warranties:

                  Section 4.01. ORGANIZATION; POWER AND AUTHORIZATION. MTRI is a corporation duly organized and validly existing under the laws of the State of Delaware. SGLVI and SGRI are each a corporation duly organized and validly existing under the laws of the State of Nevada. MPI is a corporation duly organized and validly existing under the laws of the State of West Virginia. PIDI is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Each Borrower (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Credit Facility, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and
(ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

                  Section 4.02. NO CONFLICT WITH, VIOLATION OF OR DEFAULT UNDER LAWS OR OTHER AGREEMENTS. Neither the execution and delivery of this Credit Agreement, the Revolving Credit Note or any other Loan Document, or any other agreement, certificate or instrument to which any Borrower is a party or by which it is bound in connection with the Credit Facility, nor the consummation of the transactions contemplated hereunder or thereunder, nor the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which any Borrower is bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrowers are subject.

                  Section 4.03. LITIGATION. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.18, to the best knowledge of Borrowers, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which reasonably would be expected to (a) result in any Material Adverse Change in the operation of the Hotel/Casino Facilities or in its business, financial condition, properties or operations, (b) materially adversely affect the Borrowers' ability to perform their respective obligations under the Credit Agreement and the other Loan Documents, or (c) materially adversely affect the validity or enforceability of this Credit Agreement and the other Loan Documents. To the best knowledge of Borrowers, after due inquiry and investigation, no Borrower is in violation of or default with respect to any order, writ, injunction, decree or demand of any Governmental Authority.

                  Section 4.04. AGREEMENTS LEGAL, BINDING, VALID AND ENFORCEABLE. This Credit Agreement, the Revolving Credit Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrowers in connection with the Credit Facility will constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  Section 4.05. INFORMATION AND FINANCIAL DATA ACCURATE; FINANCIAL STATEMENTS; NO ADVERSE EVENT. To the best of Borrowers' knowledge, information and belief, all information and financial and other data previously furnished in writing by Borrowers in connection with the Credit Facility was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Change with respect thereto to the date of this Credit Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Banks by
Borrowers: (a) present fairly the financial position of Borrowers as of their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (b) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Change in the financial condition, assets, liabilities, business or operations of Borrowers.

                  Section 4.06. GOVERNMENTAL APPROVALS. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrowers and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrowers, have been obtained or accomplished and are in full force and effect, or can be obtained or accomplished by Borrowers. To the best of Borrowers' knowledge, all timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required by Borrowers in connection with the use and operation of the MPI Hotel/Casino Facilities and SGLVI Hotel/Casino Facility have been obtained or accomplished and are in full force and effect.

                  Section 4.07. PAYMENT OF TAXES. To the best of Borrowers' knowledge, Borrowers have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrowers except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP.

                  Section 4.08. TITLE TO PROPERTIES. To the best of Borrowers' knowledge, Borrowers shall have good and marketable title to the Collateral Properties as of the Closing Date and at all times during the term of the Credit Facility (including, without limitation, the Logan Primary Parcel subsequent to the Logan Primary Parcel Closing and the Logan Filly Parcel subsequent to the Logan Filly Parcel Closing). Each of the Borrowers has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrowers' interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Collateral Properties or the Hotel/Casino Facilities, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Collateral Properties have been completed and/or obtained.

                  Section 4.09. NO UNTRUE STATEMENTS. To the best of Borrowers' knowledge, all statements, representations and warranties made by Borrowers in this

Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrowers to Banks pursuant to the provisions of this Credit Agreement, at the time they were made and on and as of the Closing Date: (a) are and shall be true, correct and complete in all material respects, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact, the absence of which makes the information contained herein or therein materially misleading or incomplete. Borrowers understand that all such statements, representations and warranties shall be deemed to have been relied upon by Banks as a material inducement to establish the Credit Facility.

                  Section 4.10. BROKERAGE COMMISSIONS. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement. No brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby and Borrowers agree to indemnify Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

                  Section 4.11. NO DEFAULTS. No Borrower has received any notice, declaration or similar correspondence or communication, oral or written, evidencing, declaring or claiming a violation of any applicable law and/or regulations, the violation of which materially and adversely affects the business, financial condition or operations of the Hotel/Casino Facilities. Borrowers are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which they are a party or by which they are bound (except for any defaults previously brought to Banks' attention in writing, for which Borrowers have received a waiver from Requisite Lenders), a default under which would reasonably be expected to result in a Material Adverse Change.

                  Section 4.12. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that would constitute a Material Adverse Change.

                  Section 4.13. AVAILABILITY OF UTILITY SERVICES. All utility services and facilities necessary for the Hotel/Casino Facilities and the Collateral Properties including, without limitation, electrical, water, gas and sewage services and facilities are available at the boundaries of the Collateral Properties.

                  Section 4.14. POLICIES OF INSURANCE. As of the Closing Date, each of the copies of the declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance relating to the Hotel/Casino Facilities delivered to Agent Bank by Borrowers (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and (ii) has not been terminated and is in full force and effect. Borrowers are not in default in the observance or performance of their respective obligations under said documents and instruments, and Borrowers have done all things required to be done as of the Closing Date to keep unimpaired their respective rights thereunder.

                  Section 4.15. SPACELEASES. Schedules of all executed Spaceleases pertaining to the Hotel/Casino Facilities, or any portion thereof, in existence as of the Closing Date, are set forth on Schedules 4.15(A), (B) and
(C) attached hereto.

                  Section 4.16. EQUIPMENT LEASES AND CONTRACTS. Schedules of all executed Equipment Leases and Contracts pertaining to the Hotel/Casino Facilities or any portion thereof, in existence as of the Closing Date, are set forth on Schedules 4.16 (A), (B) and (C) attached hereto.

                  Section 4.17. GAMING PERMITS AND APPROVALS. All Gaming Permits required to be held by Borrowers are current and in good standing and Borrowers presently hold all Gaming Permits necessary for the continued operation of the Hotel/Casino Facilities.

                  Section 4.18. ENVIRONMENTAL CERTIFICATE. The representations and certifications contained in the Environmental Certificate are true and correct in all material respects.

                  Section 4.19. INVESTMENT COMPANY ACT. Each Borrower is neither an "investment company" nor a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.20. PUBLIC UTILITY HOLDING COMPANY ACT. Each Borrower is neither a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company" nor of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.21. LABOR RELATIONS. There is no strike or work stoppage in existence, or to the best knowledge of Borrowers threatened, involving any Borrower or the Hotel/Casino Facilities that reasonably would be expected to result in a Material Adverse Change.

                  Section 4.22. TRADEMARKS, PATENTS, LICENSES, FRANCHISES, FORMULAS AND COPYRIGHTS. Except as disclosed in Schedule 4.22, each of the Borrowers owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its respective businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Change on the business, operations, property, assets or condition (financial or otherwise) of Borrowers. Each of the patents, trademarks, servicemarks, tradenames and copyrights owned by Borrowers under the common law or which is registered with any Governmental Authority is set forth on Schedule 4.22, attached hereto.

                  Section 4.23. CONTINGENT LIABILITIES. As of the Closing Date, Borrowers have incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.23.

                  Section 4.24. SUBSIDIARIES. As of the Closing Date, no member of the Borrower Consolidation has any Subsidiaries that are not members of the Borrower Consolidation, other than those Subsidiaries existing as of the Closing Date which are described on the Schedule of Existing Subsidiaries attached hereto as Schedule 4.24.

                  Section 4.25. WOODVIEW LOAN DOCUMENTS, LOGAN PURCHASE AGREEMENTS AND GREEN SHINGLE LOAN DOCUMENTS. The copies of the Woodview Loan Documents and Logan Purchase Agreements which have been delivered to Agent Bank in accordance with Section 3.21(a) and (b) are true and correct copies of the originals thereof. The Green Shingle Loan Documents which have been delivered to Agent Bank in accordance with Section 3.21(c) are originals. Said Woodview Loan Documents, Logan Purchase Agreement and Green Shingle Loan Documents are all in full force and effect, and none of them have been amended or otherwise modified except as set forth by documents delivered to Agent Bank in accordance with
Section 3.21.

                  Section 4.26. PLEDGED STOCK. The stock certificates delivered to Agent Bank in connection with the Stock Pledges represent one hundred percent (100%) of all of the issued and outstanding stock of MPI, SGLVI and SGRI.

                                    ARTICLE V

                         GENERAL COVENANTS OF BORROWERS

                  To induce the Banks to enter into this Credit Agreement, Borrowers covenant to Banks as follows:

                  Section 5.01. FF&E. The Borrower Consolidation shall furnish, fixture and equip the Hotel/Casino Facilities with FF&E it reasonably deems appropriate for the operation of the Hotel/Casino Facilities. All FF&E that is purchased and installed in the Hotel/Casino Facilities shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances. If Borrowers should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth in
Section 6.04(d) herein, to the extent the Net Proceeds thereof not used to replace FF&E during the twelve (12) month consecutive period following the date of such sale, transfer, conveyance or other disposition to the extent such Net Proceeds exceed a cumulative aggregate value of One Million Dollars ($1,000,000.00) during the term of the Credit Facility (the "Excess Capital Proceeds"), Borrowers shall be required to permanently reduce the Maximum Permitted Balance of the Credit Facility by a Mandatory Commitment Reduction in the amount of the Excess Capital Proceeds of the FF&E so disposed of, subject, however, to the right of Agent Bank to verify to its reasonable satisfaction the amount of said Excess Capital Proceeds.

                  Section 5.02. PERMITS; LICENSES AND LEGAL REQUIREMENTS. Borrowers shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the MPI Hotel/Casino Facilities and SGLVI Hotel/Casino Facility. Borrowers shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Collateral Properties.

                  Section 5.03. PROTECTION AGAINST LIEN CLAIMS. Borrowers shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Hotel/Casino Facilities in accordance with this Section 5.03, except such claims and liens, if any, as are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Collateral Properties or any of them or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Hotel/Casino Facilities, upon Borrowers receipt of written notice from Agent Bank demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within ninety (90) days following its receipt of such notice, or, in lieu of such payment Borrowers may (i) with respect to the SGLVI Hotel/Casino Facility and/or SGRI Hotel/Casino Facility cause said mechanic's lien or materialman's lien to be released of record pursuant to the provisions set forth in the Nevada Revised Statutes 108.2413, et. seq., within one hundred twenty
(120) days of the date of such notice; and (ii) to the extent that any such mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist in the State of West Virginia, Borrowers shall cause said mechanic's lien to be released of record pursuant to a bonding or similar statutory procedure under the laws of the State of West Virginia, which statutory procedures shall be reasonably acceptable to Agent Bank and accomplished within one hundred twenty (120) days of the date of such notice.

                  Section 5.04. LOGAN PROPERTY.

                   a. Concurrently, or substantially concurrent, with occurrence of the Logan Primary Parcel Closing, MPI shall execute and deliver, or cause the execution and delivery of, such documents, and take such actions (including without limitation the purchase of appropriate title insurance coverage) as may be required in the reasonable discretion of Agent Bank in order to: (i) cause the Logan Primary Parcel to be encumbered as Collateral hereunder subject only to MPI Permitted Encumbrances; and (ii) provide Agent Bank with adequate assurances of such encumbrance and priority.

                   b. Concurrently, or substantially concurrent, with occurrence of the Logan Filly Parcel Closing, MPI shall execute and deliver, or cause the execution and delivery of, such documents, and take such actions (including without limitation the purchase of appropriate title insurance coverage) as may be required in the reasonable discretion of Agent Bank in order to: (i) cause the Logan Filly Parcel to be encumbered as Collateral hereunder subject only to MPI Permitted Encumbrances; and (ii) provide Agent Bank with adequate assurances of such encumbrance and priority.

                   Section 5.05. NO CHANGE IN CHARACTER OF BUSINESS OR LOCATION OF CHIEF EXECUTIVE OFFICE. At all times throughout the term of the Credit Facility (a) the chief executive office of Borrowers shall be located at State Route 2, South, P.O. Box 356, Chester, West Virginia 26034; provided, however, Borrowers shall be entitled to move their chief executive office to another location upon no less than thirty (30) days prior written notice to Agent Bank,
(b) the Hotel/Casino Facilities shall be operated by the Borrower Consolidation, and (c) Borrowers shall not effect a material change in the nature and character of the business at the Hotel/Casino Facilities as presently conducted and as presently contemplated and disclosed to Banks.

                  Section 5.06. PRESERVATION AND MAINTENANCE OF PROPERTIES AND ASSETS; ACQUISITION OF ADDITIONAL PROPERTY.

                   a. At all times throughout the term of the Credit Facility, (i) the Borrower Consolidation shall operate, maintain and preserve all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct its businesses and the Hotel/Casino Facilities, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (ii) Borrowers shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of business, alterations or modifications as are reasonably expected to increase the value of the Collateral, or as otherwise permitted pursuant to this Credit Agreement.

                  b. Furthermore, in the event any Borrower, or any Affiliate and/or Related Entity thereof, shall acquire any other real property or rights to the use of real property which is: (i) adjacent to any of the Collateral Properties and used in a material manner in connection with the use and/or operation at the Collateral Properties, the Hotel/Casino Facilities, or any of them, or (ii) if not so adjacent, necessary and required for the use and operation of such Collateral Property, Hotel/Casino Facilities, or any of them, Borrowers shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility.

                  Section 5.07. REPAIR OF PROPERTIES AND ASSETS. At all times throughout the term of the Credit Facility, Borrowers shall, at their own cost and expense, (a) maintain, preserve and keep in a manner consistent with hotel and gaming casino operating practices, as the case may be, applicable to hotel/casino operations operating in the jurisdictions in which such properties are located, its assets and properties, including, but not limited to, the Collateral Properties and all FF&E owned or leased by Borrowers in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of said assets and properties. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, INTER ALIA, to the provisions of Section 5.01 and subject to the lien of the Loan Documents.

                  Section 5.08. FINANCIAL STATEMENTS; REPORTS; CERTIFICATES AND BOOKS AND RECORDS. Until Credit Facility Termination, Borrowers shall, unless the Agent Bank (with the written approval of the Requisite Lenders) otherwise consents, at Borrowers' sole expense, deliver to the Agent Bank and each of the Lenders a full and complete copy of each of the following and shall comply with each of the following financial requirements:

                   a.    MONTHLY AND QUARTERLY FINANCIAL REPORTING.

                         (i) As soon as practicable, and in any event within
                   twenty (20) days after the end of each calendar month (including the last calendar month of each Fiscal Year), the consolidated and consolidating balance sheet, income statement, statement of cash flows, statement of retained earnings and operating statement for the calendar month under review and reflecting year-to-date performance of the Borrower Consolidation and a comparison of the financial performance of the Borrower Consolidation to the prior Fiscal Year's operations and projected results from operations at the Hotel/Casino Facilities (in each case reconciled with year end audited statements and compared to budget and prior year period) of the Borrower Consolidation all in reasonable detail. Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP (other than footnote disclosures) as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                         (ii) As soon as practicable, and in any event within
                   forty-five (45) days after the end of each Fiscal Quarter (including the fourth Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet, income statement, statement of cash flows, statement of retained earnings and operating statement for the Fiscal Quarter under review and reflecting year-to-date performance of the Borrower Consolidation and a comparison of the financial performance of the Borrower Consolidation to the prior Fiscal Year's operations and projected results from operations at the Hotel/Casino Facilities (in each case reconciled with year end audited statements and compared to budget and prior year period) of the Borrower Consolidation all in reasonable detail. Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP (other than footnote disclosures) as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                   b. PRICING CERTIFICATE. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), a pricing certificate in the form marked "Exhibit E", affixed to the Credit Agreement and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Borrower Consolidation for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof; provided, however, that in the event that Borrowers do not deliver a Pricing Certificate when due, then until (but only until) such Pricing Certificate is delivered as provided herein, the Leverage Ratio shall be deemed, for the purpose of determining the Applicable Margin, to be greater than 2.5 to
1.0 and the Applicable Margin determined with respect thereto.

                   c. ANNUAL FINANCIAL REPORTING. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet, income statement, statement of retained earnings and cash flows (reconciled with year end audited statements) of the Borrower Consolidation as at the end of such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by a report of independent public accountants of recognized standing selected by Borrowers and reasonably satisfactory to the Agent Bank (it being understood that Ernst & Young, LLP or any "Big 5" accounting firm shall be automatically deemed satisfactory to the Agent Bank), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed the Financial Covenants as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.01 through 6.07, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by the Borrower Consolidation in the manner prescribed by this Credit Agreement. Such financial statements shall be certified by an Authorized Officer of the Borrower

Consolidation in the same manner as required with respect to financial statements delivered pursuant to Section 5.08(a);

                   d. BUDGETS AND PROJECTIONS. As soon as practicable, and in any event no later than fifteen (15) days following the commencement of each Fiscal Year, a budget (including a Capital Expenditure budget) and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four (4) succeeding Fiscal Years, INCLUDING for the first such Fiscal Year, projected consolidated and consolidating balance sheets, statements of operations and statements of cash flow and, for the second (2nd) and third (3rd) such Fiscal Years, projected consolidated and consolidating condensed balance sheets and statements of operations and cash flows, of the Borrower Consolidation, all in reasonable detail.

                   e. COMPLIANCE CERTIFICATE. Concurrently with the financial statements and reports required pursuant to Sections 5.08(a)(ii) and 5.08(c), Compliance Certificate signed by an Authorized Officer;

                   f. SEC REPORTING. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication that shall have been sent to the stockholders of MTRI, and copies of all annual, regular, periodic and special reports (including, without limitation, each 10Q and 10K report) and registration statements which MTRI shall have filed or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section 5.08.

                   g. BOOKS AND RECORDS. Until Credit Facility Termination, Borrowers, and each of them, shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Subject to compliance with all applicable Gaming Laws and the Securities and Exchange Act of 1934, as amended, Borrowers, and each of them, shall permit Banks and any authorized representatives of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrowers at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrowers shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Agent Bank in writing of such occurrence; and

                   h. OTHER INFORMATION. Until Credit Facility Termination, Borrowers, and each of them, shall furnish to Agent Bank, with sufficient copies for distribution to each of the Banks, any financial information or other information bearing on the financial status of the Borrowers, or any of them, which is reasonably requested by Agent Bank or Requisite Lenders.

                   Section 5.09. INSURANCE. Until Credit Facility Termination, Borrowers shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Collateral, at their own cost and expense, and shall deposit with Agent Bank on or before the Closing Date:

                   a. PROPERTY INSURANCE. Borrowers shall maintain a special causes of loss ("All Risk" - ISO form or equivalent), perils policy covering the buildings and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost. Borrowers shall maintain a Ten Million Dollar ($10,000,000.00) limit of coverage for the perils of flood and earthquake covering the Collateral. Upon the request of Agent Bank, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrowers and Agent Bank. The policy will include Agreed Amount (waiving co-insurance), replacement cost valuation and building ordinance endorsements. The policy will include a standard mortgagee clause (ISO form or equivalent, i.e. Borrower's acts will not impair mortgagee's right to recover, exclusive payment of loss to mortgagee and automatic notice of cancellation or non-renewal to mortgagee) and provide that all losses in excess of Two Hundred Thousand Dollars ($200,000.00) be adjusted with the Agent Bank. The Borrowers waive any and all rights of subrogation against Banks resulting from losses to property.

                  b. PERSONAL PROPERTY (INCLUDING MACHINERY, EQUIPMENT, FURNITURE, FIXTURES, STOCK). Borrowers shall maintain a special causes of loss ("All Risk") perils property coverage for all personal property owned, leased or for which Borrowers are legally liable. The coverage will include a lenders' loss payable endorsement in favor of Agent Bank.

                  The policy providing real property and personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than Twenty-Five Thousand Dollars ($25,000.00) for any single occurrence. Flood and earthquake deductibles can be no more than Two Hundred Fifty Thousand Dollars ($250,000.00), if a separate deductible applies.

                  c. BUSINESS INTERRUPTION/EXTRA EXPENSE. Borrowers shall maintain combined Business Interruption/Extra Expense coverage for the Hotel/Casino Facilities with a limit representing no less than eighty percent (80%) of the net profit plus continuing expenses (including debt service) for the race track, hotel and casino facilities (including all video lottery/slot operations). Such coverage shall include an extensions for off premises power losses at One Million Dollars ($1,000,000.00) and extended period of indemnity of one hundred eighty (180) days endorsement. These coverages may have deductible of no greater than twenty-four (24) hours, or Twenty-Five Thousand ($25,000.00), if a separate deductible applies. This coverage will be specifically endorsed to include Agent Bank as loss payee.

                  d. BOILER AND MACHINERY. Borrowers shall maintain a Boiler and Machinery policy for the Casino Facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Ten Million Dollars ($10,000,000.00). The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy may contain deductibles of no greater than Ten Thousand Dollars ($10,000.00) direct and twenty-four (24) hours indirect.

                  e. CRIME INSURANCE. Borrowers shall obtain a comprehensive crime policy, including the following coverages:

                     (i) employee dishonesty - One Million Dollars ($1,000,000.00);

                     (ii) money and securities (inside) - Five Hundred Thousand Dollars ($500,000.00);

                     (iii) money and securities (outside) - Five Hundred
                   Thousand Dollars ($500,000.00);

                     (iv) depositor's forgery - One Million Dollars ($1,000,000.00);

                      (v)  computer fraud - One Million Dollars ($1,000,000.00).

                   The policy must be amended so that money is defined to include "tokens and chips" (as defined in Regulation 12.010 of the Nevada Gaming Authorities). The policy may contain deductibles of no greater than Twenty-Five Thousand Dollars ($25,000,000.00) for all coverages listed above.

                  f. COMMERCIAL GENERAL LIABILITY (1998 FORM OR EQUIVALENT). Borrowers shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability, and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". The policy will also include extensions for Liquor Legal Liability, Employee Benefits Legal Liability, Innkeepers Legal and Safe Deposit Legal coverages and Spectator Liability coverages (if necessary, a separate policy can be secured for Spectator Liability). If the general liability policy contains a self-insured retention, it shall be no greater than Ten Thousand

Dollars ($10,000.00) per occurrence, with an aggregate retention of no more than Two Hundred Fifty Thousand Dollars ($250,000.00), including expenses.

                  The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured. The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not (ISO Form #CG20261185 Additional Insured - Designated Person or Organization, or Equivalent).

                  g. CARE, CUSTODY AND CONTROL LIABILITY. Borrowers shall maintain a care, custody and control liability policy with a single limit of no less than One Hundred Thousand Dollars ($100,000.00) (each horse)/One Million Dollars ($1,000,000.00) (in the aggregate) per occurrence for any injury, damage or death to horses in the care, custody and control of the Borrowers. The Agent Bank shall be included as an additional insured under such policy.

                  h. AUTOMOBILE. Borrowers shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage "symbol 1", providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrowers. If the policy contains a self insured retention it shall be no greater than Ten Thousand Dollars ($10,000.00) per occurrence with an aggregate retention of no more than Two Hundred Fifty Thousand Dollars ($250,000.00), including expenses. The following additional coverages must be purchased by
Borrowers:

                      (i) GARAGE LIABILITY. A One Million Dollar ($1,000,000.00)
                   combined single limit for bodily and property damage for thegarage operation.

                     (ii) GARAGEKEEPERS LEGAL LIABILITY. Five Hundred Thousand
                   Dollar ($500,000.00) limit for comprehensive and collision coverages for physical damage to vehicles in the Borrowers' care, custody and control. The policy can be subject to a deductible of no greater than Two Thousand Five Hundred Dollars ($2,500.00) for each auto and Ten Thousand Dollars ($10,000.00) for each loss.

                   i. WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE. Borrowers shall maintain a standard workers compensation policy covering the states of Nevada, West Virginia (as West Virginia is a monopolistic state coverage must be secured through the state fund) and any other state where the company is operating, including employers liability coverage subject to a limit of no less than One Million

Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit. The policy shall include endorsements for Voluntary Compensation, Stop Gap Liability, Long-Shoreman's and Harbors Workmans Compensation Act and Maritime Coverages (as applicable). If the Borrowers have elected to self-insure Workers Compensation coverage in the State of Nevada (or any other state), the Agent Bank must be furnished with a copy of the certificate from the state(s) permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than One Hundred Fifty Thousand Dollars ($150,000.00) per occurrence.

                  j. RETENTION. If Borrowers' general liability and automobile policies include a self-insured retention, it is agreed and fully understood that Borrowers are solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

                  k. UMBRELLA LIABILITY. An Umbrella Liability policy shall be purchased with a limit of not less than Fifty Million Dollars ($50,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs
(f), (h) and (i) above. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in (f), (h) and (i) are written on an "occurrence" form. This policy shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks, in the same manner set forth in Section 5.09(f) hereinabove.

                  l. KEY MAN LIFE INSURANCE. The Borrower Consolidation shall maintain key-man life insurance on the life of Arneault in an aggregate amount of no less than Eight Million Dollars ($8,000,000.00). Each such key man life insurance policy or policies shall designate MTRI as the beneficiary thereof and shall provide that written notice shall be given to Agent Bank no less than thirty (30) days prior to any cancellation or termination thereof.

                  m. RATINGS. All policies indicated above shall be written with insurance companies licensed and admitted to do business in all states where the Borrower Consolidation, or any of them, is operating and shall be rated no lower than "A XII" in the most recent addition of A.M. Best's and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrowers shall furnish Agent Bank with Certificates of Insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. The Borrowers shall also furnish actual policy endorsements evidencing appropriate status of Agent Bank (as mortgagee, loss payee and additional insured). Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages will be provided on the Closing Date and annually on or before ten (10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrowers, or any of them, as applicable.

                  n. OTHER COVERAGE. Any other insurance reasonably requested by Agent Bank or Requisite Lenders in such amount and covering such risks as may be reasonably required and customary in the race track hotel/casino industry in the general location of the Hotel/Casino Facilities. Approval of any insurance by Agent Bank shall not be a representation of solvency of any insurer or sufficiency of any coverage required under this Credit Agreement. All requirements are considered minimum in terms of the purchase and maintenance of insurance under this Credit Agreement.

                  Section 5.10. TAXES. Throughout the term of the Credit Facility, Borrowers shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrowers shall pay and discharge prior to delinquency all taxes, assessments and other governmental charges or levies imposed upon it, or in respect of any of any of its properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrowers in the manner which is set forth for such contests by Section 4.07 herein.

                  Section 5.11. PERMITTED ENCUMBRANCES ONLY. At all times throughout the term of the Credit Facility, Borrowers shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Sections 5.03 and 5.10 such items as are being contested in the manner described therein, and (b) with respect to any other items, if any, as are being contested in good faith by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof.

                  Section 5.12. ADVANCES. At any time during the term of the Credit Facility, if Borrowers should fail (a) to perform or observe, or (b) to cause to be performed or observed, any covenant or obligation of Borrowers under this Credit Agreement or any of the other Loan Documents, then Agent Bank, upon the giving of reasonable notice may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Agent Bank or Lenders pursuant to this Section 5.12 shall become an additional obligation of Borrowers to Lenders secured by the Deeds of Trust and other Loan Documents, shall constitute a Mandatory Commitment Reduction until repaid and shall become due and payable by Borrowers on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrowers).

                  Section 5.13. FURTHER ASSURANCES. Borrowers will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as Requisite Lender or Agent Bank may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Collateral Properties or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Credit Facility. Further, upon the execution and delivery of the Deeds of Trust and each of the Loan Documents and thereafter, from time to time, Borrowers shall cause the Deeds of Trust and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Requisite Lenders or Agent Bank, in order to publish notice of and fully protect the liens of the Deeds of Trust and the Loan Documents and to protect or continue to perfect the security interests created by the Deeds of Trust and Loan Documents in the Collateral Properties and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

                  Section 5.14. INDEMNIFICATION. Borrowers agree to and do hereby jointly and severally indemnify, protect, defend and save harmless Agent Bank and each of the Banks and their respective trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrowers shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or intentional misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulation by such Indemnified Party (other than those breaches of laws arising from any Borrowers' default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrowers, Agent Bank shall promptly notify Borrowers in writing, and Borrowers shall assume the defense thereof, including the employment of counsel selected by Borrowers and reasonably satisfactory to Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrowers, the applicable Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. Borrowers shall not be liable for any settlement of any such action effected without their consent, but if settled with Borrowers' consent, or if there be a final judgment for the claimant in any such action, Borrowers agree to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement and the repayment of the Credit Facility and the assignment or subparticipation of all or any portion of the Syndication Interest held by any Lender pursuant to Section 11.10.

                  Section 5.15. INSPECTION OF THE COLLATERAL AND APPRAISAL. At all times during the term of the Credit Facility and subject to compliance with all applicable Gaming Laws, Borrowers shall provide or cause to be provided to Banks and any authorized representatives of Banks, accompanied by representatives of Borrowers, the reasonable right of entry and free access to the Collateral Properties to inspect same on reasonable prior notice to Borrowers. Provided, however, Lenders shall use commercially reasonable efforts to avoid undue interference with Borrowers' business operations. If at any time any Qualified Appraisal of the Collateral Properties, or any of them, is required to be made by any banking regulatory authority or determined to be necessary by Agent Bank or Requisite Lenders after the occurrence of an Event of Default, Borrowers agree to pay all fees, costs and expenses incurred by Agent Bank in connection with the preparation of such Qualified Appraisal.

                  Section 5.16. COMPLIANCE WITH OTHER LOAN DOCUMENTS. Borrowers shall comply with each and every term, condition and agreement contained in the Loan Documents including, without limitation, the Environmental Certificate and all of the Security Documentation.

                  Section 5.17. SUITS OR ACTIONS AFFECTING BORROWERS. Throughout the term of the Credit Facility, Borrowers shall promptly advise Agent Bank in writing within ten (10) days after Borrowers obtain knowledge of (a) any claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrowers) against, or to the actual knowledge of Borrowers, threatened or affecting Borrowers which, if adversely determined, would result in a Material Adverse Change in the Collateral Properties or the business, operations or financial conditions of Borrowers, (b) any material labor controversy resulting in or threatening to result in a strike against any of the Collateral

Properties or Hotel/Casino Facilities, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrowers.

           Section 5.18. CONSENTS OF AND NOTICE TO GAMING AUTHORITIES.

                      a. Borrowers shall make all necessary applications to and procure all necessary consents and approvals of the applicable Gaming Authorities to the: (i) pledge of the stock of MPI, SGLVI and SGRI pursuant to the Stock Pledges, (ii) the restrictions on transfer and hypothecation of the stock of MPI, SGLVI and SGRI contained in Sections 6.12(a) and 7.01(s), and
(iii) the terms set forth in the Credit Agreement and each of the Loan Documents, to the extent which may be required by the West Virginia Gaming Authorities; and

                      b. Borrowers shall comply in all material respects with all applicable statutes, rules and regulations requiring reports and disclosures to all applicable Gaming Authorities, including, but not limited to, reporting this Credit Facility transaction, within the time period required by Regulation 8.130(2) of the Regulations of Nevada Gaming Commission and State Gaming Control Board and as may be required by the West Virginia Gaming Authorities.

                  Section 5.19. TRADENAMES, TRADEMARKS AND SERVICEMARKS. Borrowers shall not assign or in any other manner alienate their respective interests in any material tradenames, trademarks or servicemarks relating or pertaining to the Hotel/Casino Facilities during the term of the Credit Facility. No Borrower shall change its name without first giving at least thirty
(30) days prior written notice to Agent Bank.

                  Section 5.20. NOTICE OF HAZARDOUS MATERIALS. Within ten (10) days after an executive officer of any of the Borrowers shall have obtained actual knowledge thereof, Borrowers shall promptly advise Agent Bank and each of the Lenders in writing of and deliver a copy of: (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened by any Governmental Agency pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral Properties ("Hazardous Materials Laws"); (b) all written claims made or threatened by any third party against Borrowers, the Collateral Properties, the Hotel/Casino Facilities, or any of them, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Collateral Properties, the Hotel/Casino Facilities, or any of them, that could cause any Borrower or any part thereof to be held liable under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Collateral Properties or the Hotel/Casino Facilities under, any Hazardous Materials Laws.

                  Section 5.21. COMPLIANCE WITH ACCESS LAWS.

                      a. Borrowers agree that Borrowers, the Hotel/Casino Facilities and the Collateral Properties shall at all times strictly comply with the requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws"), as may be applicable to the respective Hotel/Casino Facilities. At any time, Agent Bank may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Agent Bank. Agent Bank may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Agent Bank.

                      b. Notwithstanding any provisions set forth herein or in any other document, Borrowers shall not alter or permit any tenant or other person to alter the Hotel/Casino Facilities or the Collateral Properties in any manner which would increase Borrowers' responsibilities for compliance with the Access Laws without the prior written approval of Agent Bank. In connection with such approval, Agent Bank may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Agent Bank.

                      c. Borrowers agree to give prompt written notice to Agent Bank of the receipt by Borrowers of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

                      d. Borrowers shall indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Hotel/Casino Facilities or the Collateral Properties to comply with any of the Access Laws as the same may have been applicable during the term of the Credit Facility. The obligations and liabilities of Borrowers under this section shall survive Credit Facility Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

                  Section 5.22. COMPLIANCE WITH WOODVIEW LOAN DOCUMENTS AND LOGAN LOAN DOCUMENTS.

                  a. Until Credit Facility Termination, Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by them, or any of them, under each of the Woodview Loan Documents. Borrowers shall not amend, modify or terminate, or enter into any agreement to amend, modify or terminate any of the Woodview Loan Documents without the prior written consent of Requisite Lenders.

                  b. Upon occurrence of the Logan Primary Parcel Closing, and until Credit Facility Termination, Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by them, or any of them, under each of the Logan Loan Documents. Borrowers shall not amend, modify or terminate, or enter into any agreement to amend, modify or terminate any of the Logan Loan Documents without the prior written consent of Requisite Lenders.

                  Section 5.23. KEY MAN LIFE INSURANCE. In the event of the death of Arneault prior to Credit Facility Termination, Borrowers shall cause a Mandatory Commitment Reduction to be made to the Credit Facility in the amount of Four Million Dollars ($4,000,000.00), which Mandatory Commitment Reduction shall be made on or before the earlier to occur of (a) receipt by MTRI of the proceeds of the key man life insurance required to be maintained by the Borrower Consolidation under Section 5.09; or (b) one hundred twenty (120) days following the death of Arneault.

                  Section 5.24. INTEREST RATE PROTECTION. Commencing on the Closing Date and continuing through December 31, 2003, Borrowers shall maintain Interest Rate Hedges which are first approved in writing by Agent Bank, which approval shall not be unreasonably withheld or delayed, in an aggregate principal notional amount of no less than thirty percent (30.0%) of the total of all Indebtedness owing by the Borrower Consolidation (exclusive of Contingent Liabilities) outstanding from time to time.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

                  Until payment in full of all sums owing hereunder and under the Revolving Credit Note and the occurrence of Credit Facility Termination, Borrowers agree, as set forth below, to comply or cause compliance with the following Financial Covenants.

                  Section 6.01. LEVERAGE RATIO. Commencing as of the first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Credit Facility Termination, the Borrower Consolidation shall maintain a Leverage Ratio no greater than the ratios described hereinbelow to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:


                       FISCAL QUARTER END                                            MAXIMUM LEVERAGE RATIO
                  As of the Closing Date and as of the Fiscal Quarter ending June
                  30, 2002                                                              2.10 to 1.00

                  As of the Fiscal Quarter ending September 30, 2002                    2.00 to 1.00

                  As of the Fiscal Quarter ending December 31, 2002                     1.75 to 1.00

                  As of the Fiscal Quarter ending March 31, 2003, and as of each
                  Fiscal Quarter end through Credit Facility Termination                1.50 to 1.00

                  Section 6.02. ADJUSTED FIXED CHARGE COVERAGE RATIO. Commencing as of the first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Credit Facility Termination, the Borrower Consolidation shall maintain an Adjusted Fixed Charge Coverage Ratio no less than 2.00 to 1.00.

                  Section 6.03. MINIMUM TANGIBLE NET WORTH. The Borrower Consolidation shall maintain as of the last day of each Fiscal Quarter a Tangible Net Worth equal to or greater than the sum of (a) ninety percent (90%) of the Tangible Net Worth of the Borrower Consolidation calculated as of September 30, 1999, plus (b) eighty-five percent (85.0%) of Net Income after taxes realized by the Borrower Consolidation as of each Fiscal Quarter end occurring on and after September 30, 1999, without deduction for any net losses, plus (c) ninety percent (90.0%) of the Net Proceeds received by the Borrower Consolidation all Equity Offerings made subsequent to the Closing Date.

                  Section 6.04. LIMITATION ON INDEBTEDNESS. The Borrower Consolidation shall not owe or incur any Indebtedness, except as specifically permitted hereinbelow:

                      a. Funded Outstandings under the Credit Facility;

                      b. Interest Rate Hedges up to the aggregate notional amount of Sixty Million Dollars ($60,000,000.00);

                  c. Indebtedness owing by Borrowers as of the Closing Date;

                  d. Secured purchase money Indebtedness and Capital Lease Liabilities relating to FF&E used and to be used in connection with the Hotel/Casino Facilities up to the maximum aggregate principal amount of Twenty-One Million Dollars ($21,000,000.00) at any time outstanding;

                  e. Unsecured trade payable incurred in the ordinary course of business less than one hundred twenty (120) days past due;

                  f. Indebtedness evidenced by the Logan Loan Documents; and

                  g. Indebtedness incurred for the purpose of financing premiums on Directors' and Officers' Liability Insurance Coverage up to the aggregate amount of Five Hundred Thousand Dollars ($500,000.00) at any time outstanding.

                  Section 6.05. RESTRICTION ON DISTRIBUTIONS. No member of the Borrower Consolidation shall make any Distributions, other than: (a) Distributions to other members of the Borrower Consolidation, (b) Distributions made in connection with Insider Cash Loans and Insider Non-Cash Loans, (c) Share Repurchases to the extent permitted by Section 6.08(i).

                  Section 6.06. CAPITAL EXPENDITURE REQUIREMENTS.

                  a. During each Fiscal Year Borrowers shall make or cause to be made, Maintenance Capital Expenditures to the Hotel/Casino Facilities in a minimum aggregate amount equal to or greater than one percent (1%) of net revenues during the Fiscal Year ending December 31, 2002, and during each Fiscal Year thereafter occurring equal to or greater than two percent (2%) of net revenues ("Minimum Maintenance Cap Ex Requirement") in each case determined with reference to the net revenues derived from the Hotel/Casino Facilities by the Borrower Consolidation during the immediately preceding Fiscal Year, but in no event shall Maintenance Capital Expenditures made during any Fiscal Year be greater than a maximum aggregate amount equal to six percent (6%) of net revenues ("Maximum Maintenance Cap Ex Limit") derived from the Hotel/Casino Facilities by the Borrower Consolidation during the immediately preceding Fiscal Year.

                  b. In no event shall the Borrower Consolidation make Expansion Capital Expenditures greater than the cumulative maximum aggregate amount of One Hundred Forty Million Dollars ($140,000,000.00) during the period commencing on August 15, 2000 and ending as of Credit Facility Termination.

                  Section 6.07. CONTINGENT LIABILITY(IES). The Borrower Consolidation shall not directly or indirectly incur any Contingent Liability(ies) without the prior written consent of Requisite Lenders. In no event shall any Contingent Liabilities be secured by a Lien on any property or assets of any member of the Borrower Consolidation.

                  Section 6.08. INVESTMENT RESTRICTIONS. Other than Investments permitted hereinbelow or approved in writing by Requisite Lenders, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

                  a. Cash, Cash Equivalents and direct obligations of the United States Government;

                  b. Prime commercial paper (AA rated or better);

                  c. Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

                  d. Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

                  e. Insider Cash Loans not exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate during any Fiscal Year, provided that each of such Insider Cash Loans shall bear interest at a rate no less than the Prime Rate plus one percent (1.0%) per annum and shall in each instance be fully due and payable on or before two (2) years from the date such Insider Cash Loan is advanced by any member of the Borrower Consolidation;

                  f. Insider Non-Cash Loans;

                  g. Advances under the terms of the SABAL Loan;

                  h. Capital Expenditures to the extent permitted under Section 6.06;

                  i. Other than during each Expanded Share Repurchase Period as described below, Share Repurchases shall be limited to the maximum cumulative aggregate amount of Three Million Dollars ($3,000,000.00) during the period commencing on December 20, 1999 and ending at Credit Facility Termination. Provided, however, that: (i) in the event the Borrower Consolidation achieves EBITDA of Forty Million Dollars ($40,000,000.00), or more, during any fiscal period consisting of four (4) consecutive Fiscal Quarters, the limitation for Share Repurchases shall be increased to the maximum cumulative aggregate amount of Eight Million Dollars ($8,000,000.00) during the Fiscal Quarter immediately following such four (4) consecutive Fiscal Quarter period, and (ii) in the event the Borrower Consolidation achieves EBITDA of Fifty Million Dollars ($50,000,000.00), or more, during any fiscal period consisting of four (4) consecutive Fiscal Quarters, the limitation for Share Repurchases shall be increased to the maximum cumulative aggregate amount of Ten Million Dollars ($10,000,000.00) during the Fiscal Quarter immediately following such four (4)consecutive Fiscal Quarter period. The Fiscal Quarter immediately following any such four (4) consecutive Fiscal Quarter period in which the Borrower Consolidation has achieved EBITDA in excess of Forty Million Dollars ($40,000,000.00) or Fifty Million Dollars ($50,000,000.00) as provided above, shall herein be referred to as an "Expanded Share Repurchase Period". Share Repurchases made during any Expanded Share Repurchase Period which result in the cumulative aggregate amount of Share Repurchases to exceed Three Million Dollars ($3,000,000.00) shall be deemed made in compliance with the provisions contained in this Section 6.08(i) so long as made within the limitations set forth above. In the event EBITDA of the Borrower Consolidation falls below Forty Million Dollars ($40,000,000.00) for any four
(4) consecutive Fiscal Quarter period and as of the end of such four (4) Fiscal Quarter period the Borrower Consolidation has made Share Repurchases in excess of the cumulative aggregate amount of Three Million Dollars ($3,000,000.00), no further Share Repurchases may be made until the Borrower Consolidation again achieves EBITDA for a four (4) consecutive Fiscal Quarter period in excess of Forty Million Dollars ($40,000,000.00), at which time Share Repurchases shall be permitted in accordance with the provisions set forth above;

                  j. New Venture Investments no greater than the cumulative maximum aggregate amount of Fifty Million Dollars ($50,000,000.00) through Credit Facility Termination, so long as:

                  (i) in each instance the New Venture or interest in the New Venture acquired by such New Venture Investment be concurrently pledged as additional Collateral securing the Bank Facilities; and

                  (ii) no Default or Event of Default shall have occurred and remains continuing; and

                  (iii) no New Venture Investment may alter any Scheduled Reduction or Reduction Date or the Maximum Permitted Balance as of any Reduction Date; and

                   k. The Green Shingle Loan up to the maximum amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00), subject to compliance with the requirements of Section 3.21(c).

                   Section 6.09. TOTAL LIENS. The Borrower Consolidation shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any of the Collateral under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                   a. Permitted Encumbrances;

                   b. Liens granted or permitted pursuant to the Security Documentation;

                   c. Liens on the FF&E and other goods securing Indebtedness to finance the purchase price thereof; PROVIDED that (i) such Liens shall extend only to the equipment and other goods so financed and the proceeds thereof, (ii) such Liens shall not secure Indebtedness in excess of Twenty-One Million Dollars ($21,000,000.00) in the aggregate at any time, and (iii) Agent Bank, upon the written request of an Authorized Officer, shall confirm the priority of such Liens as paramount to the Security Documentation to the extent such Liens are permitted under this Section 6.9(c); and

                   d. Liens creating a security interest in the proceeds of the insurance policy or policies the premiums for which are financed as permitted under Section 6.05(g).

                   Section 6.10. NO CHANGE OF CONTROL. Until the occurrence of Credit Facility Termination, no Change of Control shall occur.

                   Section 6.11. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. Other than as approved in writing by Requisite Lenders, no member of the Borrower Consolidation shall wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (except a merger or consolidation with another entity within the Borrower Consolidation), or convey, sell, lease or otherwise dispose of (or make an agreement to do any of the foregoing at any time prior to Credit Facility Termination) all or any material part of its respective property or assets (except to another entity within the Borrower Consolidation), except that the following shall be permitted: (i) the Borrowers may make sales of inventory and other assets in the ordinary course of business, and (ii) so long as no Default or Event of Default shall have occurred and remains continuing the Borrowers may, in the ordinary course of business, sell equipment and FF&E as provided in Section 5.01.

                   Section 6.12. NO TRANSFER OF OWNERSHIP; EQUITY OFFERINGS.

                   a. MTRI shall not transfer or hypothecate its ownership interests in MPI, SGLVI or SGRI except in connection with the Security Documentation.

                   b. MTRI shall not make any Equity Offering, unless one hundred percent (100%) of the Net Proceeds received by the Borrower Consolidation in connection with such Equity Offering are used to make a Mandatory Commitment Reduction in the amount of such Net Proceeds promptly following receipt thereof.

                  Section 6.13. ERISA. No Borrower shall:

                   a. At any time, permit any Pension Plan which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Change, to:

                   (i) engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

                   (ii) incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

                   (iii) suffer a termination event to occur which may reasonably be expected to result in liability of any Borrower to the Pension Plan or to the Pension Benefit Guaranty
        Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

        b. Fail, upon any Borrower becoming aware thereof, promptly to notify the Agent Bank of the occurrence of any Reportable Event with respect to any Pension Plan or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by any Borrower or to which Borrowers are obligated to contribute on behalf of their employees or any trust created thereunder which Reportable Event or prohibited transaction would constitute a Material Adverse Change.

        c. At any time, permit any Pension Plan which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Change.

        Section 6.14. MARGIN REGULATIONS. No part of the proceeds of the Credit Facility will be used by Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

        Section 6.15. TRANSACTIONS WITH AFFILIATES. No Borrower shall engage in any transaction with any Affiliate of Borrowers which is not a member of the Borrower Consolidation, other than arms length transactions for fair market value, except to the extent more favorable to the Borrower Consolidation.

        Section 6.16. LIMITATION ON SUBSIDIARIES. No member of the Borrower Consolidation shall create any Subsidiaries (other than subsidiaries which are members of the Borrower Consolidation) without the prior written consent of Requisite Lenders. In the event of Requisite Lenders consent to the creation of any Subsidiary, such Subsidiary shall execute a Subsidiary Guaranty promptly following its creation.

        Section 6.17. LIMITATION ON CONSOLIDATED TAX LIABILITY. No member of the Borrower Consolidation shall be liable for federal income taxes relating to the taxable income of any Subsidiary or Affiliate of MTRI which is not a member of the Borrower Consolidation, or any of them, in excess of the amount of federal income taxes it would pay if reporting as a separate entity, unless such member of the Borrower Consolidation is fully reimbursed by such Subsidiary or Affiliate of MTRI on or before the payment of such taxes.

        Section 6.18. CHANGE IN ACCOUNTING PRINCIPLES. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent Bank pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent Bank and Requisite Lenders, to so reflect such change in accounting principles.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                   Section 7.01. EVENTS OF DEFAULT. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

                      a. Any representation or warranty made by Borrowers pursuant to or in connection with this Credit Agreement, the Revolving Credit Note, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrowers in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made;

                      b. Borrowers shall have defaulted in the payment of any principal or interest on the Revolving Credit Note when due, and such default continues for a period of more than five (5) days;

                      c. Borrowers shall have defaulted under the terms of any other obligation owing Agent Bank under the terms of this Credit Agreement, which default continues beyond any applicable grace period therein contained;

                      d. Borrowers shall have defaulted in the payment of any late charge, Nonusage Fees, expenses, indemnities or any other amount owing under any Loan Document or under the Fee Side Letter for a period of five (5) days after notice thereof to Borrowers from Agent Bank;

                      e. Borrowers shall fail duly and punctually to perform or comply with: (i) any term, covenant, condition or promise contained in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09 or 6.10, or (ii) any other term, covenant, condition or promise contained in this Credit Agreement, the Revolving Credit Note, the Deeds of Trust or any other Loan Document and, in the case of any term, covenant, condition or promise covered by this clause (ii), such failure shall continue thirty (30) days after written notice thereof is delivered to Borrowers by Agent Bank or any Lender of such failure;

                      f. Any of the Security Documentation or any provision thereof: (i) shall cease to be in full force and effect in any material respect and such cessation results in a Material Adverse Change, or (ii) shall cease to give the Agent Bank in any material respect the liens, rights, powers and privileges purported to be created thereby, or (iii) the Borrowers shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the

Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrowers by Agent Bank of such failure (or such shorter period following such notice as may be specifically required in any Loan Document), provided, however, that in the event the cure for such Event of Default reasonably requires more than thirty (30) days, the cure period shall be extended for an additional period so long as Borrowers diligently and promptly undertake such cure and in no event shall the default remain uncured for a period in excess of ninety (90) days following such written notice;

                   g. Any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

                   h. An involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

                   i. Any Borrower makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

                   j. Borrowers shall fail to make any payment when due (whether by scheduled maturity, required prepayment, offer to purchase, redemption, acceleration, demand or otherwise, in each case beyond the grace period provided with respect to such Indebtedness) on the Indebtedness evidenced by the Woodview Loan Documents or on any other Indebtedness, if the aggregate amount of such Indebtedness is Two Million Five Hundred Thousand Dollars ($2,500,000.00), or more, or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto if the effect thereof is to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or shall be required to be prepaid, purchased or redeemed (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or the holder of any lien in any amount, shall commence foreclosure of such lien upon property of Borrowers having a value in excess of One Million Dollars ($1,000,000.00) and such foreclosure shall continue against such property to a date less than thirty (30) days prior to the date of the proposed foreclosure sale;

                   k. The occurrence of any event of default, beyond any applicable grace period, under the terms of any agreement with any Lender in connection with a Secured Interest Rate Hedge relating to the Credit Facility;

                   l. Any Borrower shall be voluntarily or involuntarily divested of title or possession of any Collateral Property or shall lease or in any other manner, voluntarily or involuntarily alienate any of its interest in any Collateral Property or any portion of the Hotel/Casino Facilities, other than the Permitted Encumbrances and as permitted in Section 5.01 or other than within the Borrower Consolidation;

                   m. The occurrence of any Reportable Event with respect to a Pension Plan which Agent Bank determines in good faith constitutes proper grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan that would result in a Material Adverse Change, should occur and should continue for thirty (30) days after written notice of such determination shall have been given to Borrowers by Agent Bank;

                   n. Commencement against any Borrower, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Agent Bank within ninety (90) days after its commencement, and which (i) has a reasonable probability of success, and could, if successful, in the reasonable opinion of Agent Bank, materially and adversely affect the priority of the Liens granted Agent Bank by the Deeds of Trust in the Collateral Properties, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects any Borrowers' right to use the Collateral Properties as the Hotel/Casino Facilities;

                   o. The loss or suspension, other than on account of forces majeure, of any Borrower's unrestricted Gaming Permits or the failure of any Borrower to maintain gaming activities at the Hotel/Casino Facilities other than on account of forces majeure at least to the same general extent as is presently conducted thereon for a period in excess of thirty (30) consecutive days;

                   p. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of One Million Dollars ($1,000,000.00) or (ii) in the aggregate at any time an amount in excess of Two Million Dollars ($2,000,000.00) (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder);

                   q. Any order, judgment or decree shall be entered against any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or Borrowers shall otherwise dissolve or cease to exist;

                   r. The occurrence of any Change of Control;

                   s. MTRI sells, transfers, assigns, hypothecates or otherwise alienates its interest in all or any portion of the common voting stock of MPI, SGLVI or SGRI, other than in connection with the Stock Pledges;

                   t. The occurrence of any default under any Subsidiary Guaranty delivered to Agent Bank or the revocation, termination or repudiation of such Subsidiary Guaranty by any Subsidiary prior to Credit Facility Termination; or

                   u. The occurrence of any Material Adverse Change.

                Section 7.02. DEFAULT REMEDIES. Upon the occurrence of any Event of Default, Agent Bank, upon the consent or direction of Requisite Lenders, shall declare the unpaid balance of the Revolving Credit Note, together with the interest thereon, to be fully due and payable, and Agent Bank shall, upon the consent or direction of Requisite Lenders, exercise any or all of the following remedies:

                   a. Terminate the obligation of Lenders to make any advances for Borrowings and may declare all outstanding unpaid Indebtedness hereunder and under the Revolving Credit Note and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01
(g), (h) or (i).

                   b. The Banks and/or Agent Bank may exercise any and all remedies available to Banks or Agent Bank under the Loan Documents.

                   c. In the event Borrowers have failed to provide any insurance required under Section 5.09 after the lapse of all applicable notice and cure periods, Agent Bank may elect at its discretion to purchase such insurance. All payments made by Agent Bank for the purpose of providing the insurance coverages required under Section 5.09 shall be deemed amounts advanced under Section 5.12 of this Credit Agreement.

                   d. The L/C Issuer shall, upon receipt of written notice of the occurrence of an Event of Default, terminate its obligation to issue Letters of Credit and/or any Letter of Credit which may be terminated in accordance with its terms. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(g), (h) or (i).

                   e. Agent Bank and/or L/C Issuer may, or at the direction of the Requisite Lenders will, direct the Borrowers to pay (and Borrowers hereby agree upon receipt of such notice to pay) to the L/C Issuer an amount in Cash equal to the then outstanding L/C Exposure, such Cash to be held by L/C Issuer in the Cash Collateral Account as security for the repayment of all L/C Reimbursement Obligations thereafter occurring.

                   f. The Banks and/or Agent Bank may exercise any other remedies available to Banks or Agent Bank at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrowers under this Credit Agreement, and Borrowers hereby specifically consent to any such request by Banks.

                  For the purpose of carrying out this section and exercising these rights, powers and privileges and subject to all applicable Gaming Laws, Borrowers hereby irrevocably constitute and appoint Agent Bank as their true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrowers. Agent Bank on behalf of Lenders may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative. Agent Bank and Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Agent Bank and Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor (ii) their right to exercise that remedy for any subsequent default.

                Section 7.03. APPLICATION OF PROCEEDS. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral Properties and/or Collateral, which are to be applied hereunder towards satisfaction of Borrowers' obligations under the Credit Facility, shall be applied in the following order of priority:

                      a. First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Agent Bank and Banks, their agents or representatives in connection with the realization upon any of the Collateral;

                      b. Next, to the payment in full of any other amounts due under this Credit Agreement, the Deeds of Trust, or any other Loan Documents (other than the Revolving Credit Note);

                      c. Next, to the balance of interest remaining unpaid on the Revolving Credit Note;

                      d. Next, to the balance of principal remaining unpaid on the Revolving Credit Note;

                      e. Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

                   Section 7.04. NOTICES. In order to entitle Agent Bank and/or Banks to exercise any remedy available hereunder, it shall not be necessary for Agent Bank and/or Banks to give any notice, other than such notice as may be required expressly herein or by applicable law.

                   Section 7.05. AGREEMENT TO PAY ATTORNEY'S FEES AND EXPENSES. Subject to the provisions of Section 11.14, upon the occurrence of an Event of Default, as a result of which Agent Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrowers contained herein, Borrowers shall, on demand, pay to Agent Bank the reasonable fees of such attorneys and such other reasonable expenses so incurred by Agent Bank.

                   Section 7.06. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                   Section 7.07. LICENSING OF AGENT BANK AND LENDERS. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Requisite Lenders advisable, for an agent, supervisor, receiver or other representative of Agent Bank and Banks to become licensed under the provisions of the laws and/or regulations of any Gaming Authority as a condition to receiving the benefit of any Collateral encumbered by the Deeds of Trust or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder, Borrowers hereby give their consent to the granting of such license or licenses and agree to execute such further documents as may be required in connection with the evidencing of such consent.

                   Section 7.08. EXERCISE OF RIGHTS SUBJECT TO APPLICABLE LAW. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

                   Section 7.09. DISCONTINUANCE OF PROCEEDINGS. In case Agent Bank and/or Banks shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Revolving Credit Note, the Deeds of Trust or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Banks, then and in every such case Borrowers, Agent Bank and/or Banks shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Banks shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                                  ARTICLE VIII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

                   Section 8.01. NO ABATEMENT OF PAYMENTS. If all or any part of the Collateral Properties shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral Properties shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrowers hereunder or under the Revolving Credit Note, and Borrowers shall continue to be obligated to make such payments.

                   Section 8.02. DISTRIBUTION OF CAPITAL PROCEEDS UPON OCCURRENCE OF FIRE, OTHER PERILS OR CONDEMNATION. All monies received from "All Risk" including flood and earthquake insurance policies covering any of the Collateral Properties or from condemnation or similar actions in regard to said Collateral Properties, shall be paid directly to Agent Bank. However, in the event the amount paid to Agent Bank is equal to or less than One Million Dollars ($1,000,000.00), such amount shall be paid directly to Borrowers unless an Event of Default (other than non-monetary Events of Default occurring as a direct consequence of such casualty loss or condemnation) shall have occurred and then be continuing. In the event the amount paid to Agent Bank is greater than One Million Dollars ($1,000,000.00), then at the option of Borrowers, unless an Event of Default (other than non-monetary Events of Default occurring as a direct consequence of such casualty loss or condemnation) has occurred hereunder and is then continuing, in which case at the option of Requisite Lenders, such amount may be applied to pay the outstanding balance of the Credit Facility or the entire amount so collected, or any part thereof, may be released to Borrowers for repair or replacement of the property destroyed or condemned or to reimburse Borrowers for the costs of such repair or replacement incurred prior to the date of such release. In the event the amount so collected is applied to reduce the outstanding balance of the Credit Facility as a consequence of an existing Event of Default, such reduction shall be made as a Mandatory Commitment Reduction. In the event the Borrowers elect to, or Lenders are required to, release all or a portion of the collected funds to Borrowers for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

                   a. The repairs, replacements and rebuilding shall be made in accordance with plans and specifications approved by Requisite Lenders and in accordance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

                   b. Borrowers shall provide Agent Bank with a detailed estimate of the costs of such repairs or restorations;

                   c. Borrowers shall satisfy the Requisite Lenders that after the reconstruction is completed, the value of the Collateral Properties, as determined by the Requisite Lenders in their reasonable discretion, will not be less than the value of the Collateral Properties prior to such destruction or condemnation as determined by the Requisite Lenders pursuant to this Credit Agreement;

                   d. In the Requisite Lenders' sole reasonable opinion, any undisbursed portion of the Available Borrowings contemplated hereunder, after deposit of such proceeds, is sufficient to pay all costs of reconstruction of the Hotel/Casino Facility or other Collateral Property damaged, destroyed or condemned; or if the undisbursed portion of such Credit Facility is not sufficient, Borrowers shall deposit additional funds with the Agent Bank, sufficient to pay such additional costs of reconstructing the Collateral Property;

                   e. Borrowers have delivered to the Agent Bank a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Requisite Lenders with a contractor acceptable to the Requisite Lenders;

                   f. The Requisite Lenders in their reasonable discretion have determined that after the work of reconstruction is completed, the Hotel/Casino Facilities or Collateral Property damaged, destroyed or condemned will produce income sufficient to pay all costs of operations and maintenance of the applicable Collateral Property with a reasonable reserve for repairs, and service all debts secured by the applicable Collateral Property;

                   g. No Default or Event of Default has occurred and is continuing hereunder;

                   h. Borrowers have deposited with the Agent Bank that amount reasonably determined by the Requisite Lenders (taking into consideration the amount of Borrowings available and the amount of proceeds, if any, of insurance policies covering property damage and business interruption, loss or rental income in connection with the Hotel/Casino Facility or Collateral Property damaged, destroyed or condemned accruing and immediately forthcoming to the Agent Bank) to be sufficient to service no less than seventy-five percent (75.0%) of the Indebtedness secured hereby during the period of reconstruction, as reasonably estimated by the Requisite Lenders;

                   i. Before commencing any such work, Borrowers shall, at their own cost and expense, furnish Agent Bank with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrowers are then presently maintaining, and course of construction insurance to cover all of the risks during the course of such work;

                   j. Such work shall be commenced by Borrowers within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances so as not to interfere with the lien of the Deeds of Trust;

                   k. Disbursements of such insurance or condemnation proceeds shall be made in the customary manner used by Agent Bank for the disbursement of construction loans; and

                   l. That in the event the insurance or condemnation proceeds are inadequate to repair or replace the property destroyed or condemned and Requisite Lenders elect to, or are required to release all or a portion of the funds collected for such repair or replacement, Borrowers agree to deposit with Agent Bank sufficient funds to cover the difference between the costs of repair or replacement and the funds released by Requisite Lenders to Borrowers for such repair or replacement of the property destroyed.

                                   ARTICLE IX

                                AGENCY PROVISIONS

                   Section 9.01. APPOINTMENT.

                      a. Each Lender hereby (i) designates and appoints WFB as the Agent Bank of such Lender under this Credit Agreement and the Loan Documents, (ii) authorizes and directs Agent Bank to enter into the Loan Documents other than this Credit Agreement for the benefit of Lenders, and (iii) authorizes Agent Bank to take such action on its behalf under the provisions of this Credit Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 9.10(a) and 9.10(b). Agent Bank agrees to act as such on the express conditions contained in this Article IX.

                      b. The provisions of this Article IX are solely for the benefit of Agent Bank and Lenders, and Borrowers shall not have any rights to rely on or enforce any of the provisions hereof (other than as set forth in the provisions of Sections 9.03, 9.09 and 10.10), provided, however, that the foregoing shall in no way limit Borrowers' obligations under this Article IX. In performing its functions and duties under this Credit Agreement, Agent Bank shall act solely as Agent Bank of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Person.

                   Section 9.02. NATURE OF DUTIES. Agent Bank shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement or in the Loan Documents. The duties of Agent Bank shall be administrative in nature. Subject to the provisions of Sections 9.05 and 9.07, Agent Bank shall administer the Credit Facility in the same manner as it administers its own loans. Promptly following the effectiveness of this Credit Agreement, Agent Bank shall send to each Lender a duplicate executed original, to the extent the same are available in sufficient numbers, of the Credit Agreement and a copy of each other Loan Document in favor of Lenders and a copy of the filed or recorded Security Documentation, with the originals of the latter to be held and retained by Agent Bank for the benefit of all Lenders. Agent Bank shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent Bank any obligation in respect of this Credit Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers and the Collateral in connection with the making and the continuance of the Credit Facility hereunder and shall make its own appraisal of the creditworthiness of the Borrowers and the Collateral, and, except as specifically provided herein, Agent Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

                   Section 9.03. DISBURSEMENT OF BORROWINGS.

                   a. Not later than the next Banking Business Day following receipt of a Notice of Borrowing, Agent Bank shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent Bank (or the funding bank or entity designated by Agent Bank), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section 9.03(b). Unless Agent Bank shall have been notified by any Lender not later than the close of business (San Francisco time) on the Banking Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank may assume that such Lender shall make such amount available to Agent Bank. If any Lender does not notify Agent Bank of its intention not to make available its Pro Rata Share of such Borrowing as described above, but does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, such Lender shall pay to Agent Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank, in its sole discretion, may, but shall not be obligated to, fund to Borrowers such Lender's Pro Rata Share of such Borrowing. If Agent Bank funds to Borrowers such Lender's Pro Rata Share of such Borrowing and if such Lender subsequently pays to Agent Bank such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. Nothing in this Section 9.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Borrowing.

                   b. Requests by Agent Bank for funding by Lenders of Borrowings will be made by telecopy. Each Lender shall make the amount of its Pro Rata Share of such Borrowing available to Agent Bank in Dollars and in immediately available funds, to such bank and account, in San Francisco, California as Agent Bank may designate, not later than 11:00 a.m. (San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Borrowing.

                      c. Nothing in this Section 9.03 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Borrowings on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to advance its Pro Rata Share of any Borrowing hereunder, and the Pro Rata Share of the Aggregate Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Pro Rata Share of any Borrowing.

                   Section 9.04. DISTRIBUTION AND APPORTIONMENT OF PAYMENTS.

                      a. Subject to Section 9.04(b), payments actually received by Agent Bank for the account of Lenders shall be paid to them promptly after receipt thereof by Agent Bank, but in any event within one (1) Banking Business Day, provided that Agent Bank shall pay to Lenders interest thereon, at the Federal Funds Rate from the Banking Business Day following receipt of such funds by Agent Bank until such funds are paid in immediately available funds to Lenders. Subject to Section 9.04(b), all payments of principal and interest in respect of Funded Outstandings, all payments of the fees described in this Credit Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent Bank shall promptly distribute, but in any event within one (1) Banking Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the applicable Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent Bank shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 10.01, without necessity of notice to or consent of or approval by Borrowers or any other Person. All payments or other sums received by Agent Bank for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent Bank and shall be held by Agent Bank, solely in its capacity as administrative and collateral agent for itself and the other Lenders, subject to the Loan Documents.

                      b. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of Borrowing which was previously a Non Pro Rata Borrowing, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal due in respect of such Non Pro Rata Borrowing, all principal sums owing to such Defaulting Lender hereunder shall be subordinated in right of payment to the prior payment in full of all principal, in respect of all Non Pro Rata Borrowing in which the Defaulting Lender has not funded its Pro Rata Share. This provision governs only the relationship among Agent Bank, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrowers to repay all Borrowings in accordance with the terms of this Credit Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Credit Agreement to the contrary, (ii) any instruction of Borrowers as to their desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Commitment Fee or L/C Fees shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings or reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent Bank and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Credit Agreement.

                Section 9.05. RIGHTS, EXCULPATION, ETC. Neither Agent Bank, any Affiliate of Agent Bank, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent Bank shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent Bank shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to
Section 9.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent Bank shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, any of the Security Documentation or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the Borrowers or any of their Affiliates. Agent Bank shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the Loan Documents or the financial condition of the Borrowers or any of their Affiliates, or the existence or possible existence of any Default or Event of Default.

                   Section 9.06. RELIANCE. Agent Bank shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrowers), independent public accountant and other experts selected by it.

                   Section 9.07. INDEMNIFICATION. To the extent that Agent Bank is not reimbursed and indemnified by Borrowers, Lenders will reimburse, within ten (10) Banking Business Days after notice from Agent Bank, and indemnify and defend Agent Bank for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Credit Agreement, the Security Documentation or any of the other Loan Documents or any action taken or omitted by Agent Bank or under this Credit Agreement, the Security Documentation or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent Bank's gross negligence or willful misconduct. The obligations of Lenders under this
Section 9.07 shall survive the payment in full of all Obligations and the termination of this Credit Agreement. In the event that after payment and distribution of any amount by Agent Bank to Lenders, any Lender or third party, including Borrowers, any creditor of Borrowers or a trustee in bankruptcy, recovers from Agent Bank any amount found to have been wrongfully paid to Agent Bank or disbursed by Agent Bank to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent Bank for all such amounts. Notwithstanding the foregoing, Agent Bank shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent Bank before they are incurred or made payable.

                   Section 9.08. AGENT INDIVIDUALLY. With respect to its Pro Rata Share of the Aggregate Commitment hereunder and the Borrowings made by it, Agent Bank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent Bank in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent Bank solely in its capacity as Agent Bank and need not necessarily include Agent Bank in its capacity as a Lender. Agent Bank and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrowers or any of their Affiliates as if it were not acting as Agent Bank or Lender pursuant hereto.

                   Section 9.09. SUCCESSOR AGENT BANK; RESIGNATION OF AGENT BANK; REMOVAL OF AGENT BANK.

                      a. Agent Bank may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Banking Business Days' prior written notice to Lenders and Borrowers, and shall automatically cease to be Agent Bank hereunder in the event a petition in bankruptcy shall be filed by or against Agent Bank or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent Bank or Agent Bank's interests under the Bank Facilities. Further, Lenders (other than Agent Bank) may unanimously remove Agent Bank at any time upon the occurrence of gross negligence or wilful misconduct by Agent Bank by giving at least thirty (30) Banking Business Days' prior written notice to Agent Bank, Borrowers and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause (b) or (c).

                      b. Upon any such notice of resignation by or removal of Agent Bank, Requisite Lenders shall appoint a successor Agent Bank which appointment shall be subject to Borrowers' consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent Bank must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000.00).

                      c. If a successor Agent Bank shall not have been so appointed within said thirty (30) Banking Business Day period, the retiring or removed Agent Bank, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default) (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent Bank who shall meet the requirements described in subsection (b) above and who shall serve as Agent Bank until such time, if any, as Requisite Lenders, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent Bank as provided above.

                Section 9.10.     CONSENT AND APPROVALS.

                   a. Each consent, approval, amendment, modification or waiver specifically enumerated in this Section 9.10(a) shall require the consent of Requisite Lenders:

                      (i) Approval of Borrowings with less than full compliance
                   with requirements of Article IIIB (Section 2.04);

                      (ii) Consent to modification to financial reporting
                   requirements or production of additional financial or other information (Section 5.08);

                      (iii) Approval of Investments (Section 6.09);

                      (iv) Approval of a change in the method of calculation of
                   any financial covenants, standards or terms as a result of a change in accounting principle (Section 6.17);

                      (v) Direct Agent Bank to declare the unpaid balance of the
                   Credit Facility fully due and payable (Section 7.02);

                      (vi) Direct the disposition of insurance proceeds or
                   condemnation awards under certain circumstances (Section
                   8.02);

                      (vii) Approval of appointment of successor Agent Bank
                   (Section 9.09);

                      (viii) Approval of certain Protective Advances (Section
                   9.11(a));

                      (ix) Approval of a Post-Foreclosure Plan and related
                   matters (Section 9.11(e));

                      (x) Consent to action or proceeding against Borrowers or
                   the Collateral by any Lender (Section 9.12);

                      (xi) Except as referred to in subsection (b) below,
                   approval of any amendment, modification or termination of this Credit Agreement, or waiver of any provision herein (Section 10.01).

                   b. Each consent, approval, amendment, modification or waiver specifically enumerated in Section 10.01 shall require the consent of all Lenders.

                   c. In addition to the required consents or approvals referred to in subsection (a) above, Agent Bank may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Loan Documents, Agent Bank is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent Bank shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent Bank as a result of Agent Bank acting or refraining from acting under this Credit Agreement, the Security Documentation or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent Bank shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent Bank to act or refrain from acting pursuant hereto.

                   d. Each Lender agrees that any action taken by Agent Bank at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Credit Agreement or any Loan Document, and the exercise by Agent Bank at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent Bank to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, including notice of the Lender Reply Period described immediately hereinbelow, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent Bank by Borrowers in respect of the matter or issue to be resolved, and (iv) shall include Agent Bank's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Banking Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent Bank that it objects to the recommendation or determination of Agent Bank (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent Bank shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent Bank or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

                   Section 9.11. AGENCY PROVISIONS RELATING TO COLLATERAL.

                      a. Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain Liens of the Security Documentation upon the Collateral granted pursuant to the Loan Documents. Agent Bank may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrowers, for, Protective Advance(s) during any one (1) calendar year with respect to the Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral, and (iii) One Hundred Thousand Dollars ($100,000.00). Protective Advances in excess of said sum during any calendar year for any Collateral shall require the consent of Requisite Lenders. In addition, Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of the late fees provided for in Section 2.09(a) up to a maximum of two (2) times per calendar year, including any extensions.

                      b. Lenders hereby irrevocably authorize Agent Bank, at its option and in its discretion, to release any Security Documentation granted to or held by Agent Bank upon any Collateral (i) upon Credit Facility Termination and repayment and satisfaction of all Borrowings, and all other Obligations and the termination of this Credit Agreement, or (ii) if approved, authorized or ratified in writing by Agent Bank at the direction of all Lenders. Agent Bank shall not be required to execute any document to evidence the release of the Security Documentation granted to Agent Bank for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent Bank's opinion, such document would expose Agent Bank to liability or create any obligation or entail any consequence other than the release of such Security Documentation without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Security Documentation upon (or obligations of Borrowers in respect of) any property which shall continue to constitute part of the Collateral.

                      c. Except as provided in this Credit Agreement, Agent Bank shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Security Documentation granted to Agent Bank herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

                      d. Should Agent Bank (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Security Documentation on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent Bank shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrowers; provided that Agent Bank shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent Bank and other Lenders unless Agent Bank shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent Bank determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent Bank.

                      e. In the event that all or any portion of the Collateral is acquired by Agent Bank as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrowers' obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent Bank or a nominee or subsidiary of Agent Bank, as agent, for the ratable benefit of Agent Bank and Lenders. Agent Bank shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. Unless a Lender shall give written notice to Agent Bank that it objects to the recommended Post-Foreclosure Plan or any alternative Post-Foreclosure Plan as set forth below, within the Lender Reply Period, such Lender shall be deemed to have approved such Post-Foreclosure Plan. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent Bank, and Agent Bank shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent Bank shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent Bank with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent Bank pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent Bank shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent Bank shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent Bank shall, in accordance with all applicable Gaming Laws and the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent Bank or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent Bank shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent Bank, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent Bank and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article IX insofar as the same is appropriate or applicable.

                   Section 9.12. LENDER ACTIONS AGAINST COLLATERAL. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrowers or any other obligor hereunder, under the Security Documentation or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

                   Section 9.13. RATABLE SHARING. Subject to Section 9.03 and 9.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 9.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent Bank.

                   Section 9.14. DELIVERY OF DOCUMENTS. Agent Bank shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) copies of all documents to which such Lender is a party or of which is executed or held by Agent Bank on behalf of such Lender, (ii) all documents of which Agent Bank receives copies from Borrowers pursuant to Article VI and Section 10.03, (iii) all other documents or information which Agent Bank is required to send to Lenders pursuant to the terms of this Credit Agreement, (iv) other information or documents received by Agent Bank at the request of any Lender, and (v) all notices received by Agent Bank pursuant to Section 5.20. In addition, within fifteen (15) Banking Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrowers, Agent Bank shall deliver such written information or documents to such requesting Lender if Agent Bank has possession of such written information or documents in its capacity as Agent Bank or as a Lender.

                   Section 9.15. NOTICE OF EVENTS OF DEFAULT. Agent Bank shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Credit Facility) unless Agent Bank has received notice in writing from a Lender or Borrowers referring to this

Credit Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of a Default or Event of Default. Should Agent Bank receive such notice of the occurrence of a Default or Event of Default, or should Agent Bank send Borrowers a notice of Default or Event of Default, Agent Bank shall promptly give notice thereof to each Lender.

                Section 9.16. DOCUMENTATION AGENT. Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Credit Agreement or any of the Loan Documents, other than those applicable to it in its capacity as a Lender. Without limiting the foregoing, Documentation Agent shall not have or be deemed to have any fiduciary or special relationship with any of the Banks. Notwithstanding the foregoing, Documentation Agent shall be entitled to the benefits of Section 5.14. Each Bank acknowledges that it has not relied, and will not rely, on Documentation Agent in deciding to enter into this Credit Agreement or in taking or not taking any action hereunder or under any of the Loan Documents.

                                   ARTICLE X

                          GENERAL TERMS AND CONDITIONS

                   The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

                   Section 10.01. AMENDMENTS AND WAIVERS. (a) No amendment or modification of any provision of this Credit Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrowers (except for rights and priorities of Lenders as amongst themselves as provided in Section 9.04(a) which do not require the consent of Borrowers), and (b) no termination or waiver of any provision of this Credit Agreement, or consent to any departure by Borrowers therefrom (except as expressly provided in Section 9.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

                   (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Requisite Lenders, modify this
Section 10.01 or change the definition of "Requisite Lenders", or remove Agent Bank under Section 9.09(a), shall be effective unless consented to by all of the Lenders, without regard to the vote of Agent Bank as a Lender;

                   (ii) increase the Aggregate Commitment or the Syndication Interest of any Lender, release any Collateral except as specifically provided in the Credit

Agreement, extend the Maturity Date, release any Subsidiary that has executed a Subsidiary Guaranty or change any provision expressly requiring the consent of all Lenders shall be made without the consent of each Lender; or

                   (iii) reduce any fees described in Section 2.10 or extend the due date for, or reduce or postpone the amount of, any required principal reduction on the Credit Facility, or reduce the rate of interest or postpone the payment of interest on the Credit Facility, shall be made without the consent of all of the Lenders.

No amendment, modification, termination or waiver of any provision of Article IX or any other provision referring to Agent Bank shall be effective without the written concurrence of Agent Bank, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.01 shall be binding on each assignee, transferee or recipient of Agent Bank's or any Lender's Syndication Interest under this Credit Agreement or the Credit Facility at the time outstanding. No modification of Section 2.08 shall be made without the consent of Swingline Lender. No modification of Section 2.14 shall be made without the consent of the L/C Issuer.

                   Section 10.02. FAILURE TO EXERCISE RIGHTS. Nothing herein contained shall impose upon Banks or Borrowers any obligation to enforce any terms, covenants or conditions contained herein. Failure of Banks or Borrowers, in any one or more instances, to insist upon strict performance by Borrowers or Banks of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Banks or Borrowers of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrowers or Banks with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Banks or Borrowers to any act or omission by Borrowers or Banks shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Banks' or Borrowers' consent to be obtained in any future or other instance.

                   Section 10.03. NOTICES AND DELIVERY. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent Bank pursuant to Article II shall not be effective until received by Agent Bank. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.03) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties. All deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice.

                   Section 10.04. MODIFICATION IN WRITING. This Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by any of the Banks to Borrowers. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                   Section 10.05. OTHER AGREEMENTS. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrowers shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Agent Bank to remove such inconsistency.

                   Section 10.06. COUNTERPARTS. This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

                   Section 10.07. RIGHTS, POWERS AND REMEDIES ARE CUMULATIVE. None of the rights, powers and remedies conferred upon or reserved to Agent Bank, Banks or Borrowers in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank, Banks or Borrowers in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Agent Bank, Banks or Borrowers herein. The exercise of any right or partial exercise thereof by Agent Bank, Banks or Borrowers shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Banks, as the case may be.

                   Section 10.08. CONTINUING REPRESENTATIONS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facility hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Credit Facility and the occurrence of Credit Facility Termination.

                   Section 10.09. SUCCESSORS AND ASSIGNS. All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

                   Section 10.10. ASSIGNMENT OF LOAN DOCUMENTS BY BORROWERS OR SYNDICATION INTERESTS BY LENDERS.

                      a. This Credit Agreement and the other Loan Documents to which Borrowers are a party will be binding upon and inure to the benefit of Borrowers, the Agent Bank, each of the Banks, and their respective successors and assigns, EXCEPT that, Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment or delegation in contravention of the foregoing shall be null and void. Any Lender may at any time pledge its Syndication Interest in the Credit Facility, the Credit Agreement and the Loan Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                      b. Each Lender may assign all or any part of its Syndication Interest in the Credit Facility to any Affiliate of such Lender which is an Eligible Assignee or to any other Lender without consent and to one or more financial institutions that are Eligible Assignees with the prior consent of the Agent Bank and Borrowers (so long as no Event of Default has occurred and remains continuing), which consents shall not be unreasonably withheld or delayed; PROVIDED, however, that the minimum amount of each such assignment shall be One Million Dollars ($1,000,000.00), or such lesser amount as constitutes the remaining amount of a Lender's Syndication Interest in the Credit Facility (except that there shall be no minimum assignment among the Lenders or to their Affiliates), and each assignee Lender (or assignor if so agreed between the assignee Lender and such assignor) shall pay to the Agent Bank an assignment fee of Three Thousand Five Hundred Dollars ($3,500.00) with respect to each such assignment. Each such assignment shall be evidenced by an assignment substantially in the form of the Assignment and Assumption Agreement. Upon any such assignment, the assignee financial institution shall become a Lender for all purposes under the Credit Agreement and each of the Loan Documents and the assigning Lender shall be released from its further obligations hereunder to the extent of such assignment. Agent Bank agrees to give prompt notice to Borrowers of each assignment made under this Section 10.10(b) and to deliver to Borrowers each revision to the Schedule of Lenders' Proportions in Credit Facility made as a consequence of each such assignment.

                      c. Each Lender may sell participations for all or any part of its Syndication Interest in the Credit Facility; PROVIDED, however, that
(i) such Lender shall remain responsible for its total obligations under the Credit Agreement and each of the Loan Documents, (ii) the Borrowers and the Agent Bank shall continue to deal solely with such Lender in connection with such Lender's rights and obligations under the Credit Agreement and each of the Loan Documents, and (iii) such Lender shall not sell any participation under which the participant would have rights to approve any amendment or waiver relating to the Credit Agreement or any Loan Document except to the extent any such amendment or waiver would (w) extend the final Maturity Date or the date for the payment or any installments of fees, principal or interest due in respect of the Credit Facility, (x) reduce the amount of any required principal reduction in respect to the Credit Facility, (y) reduce the interest rates or fees applicable to the Credit Facility or (z) release any material portion of the Collateral. Notwithstanding the foregoing, the rights of the Lenders to make assignments and to grant participations shall be subject to the approval by the Gaming Authorities of the assignee or participant, to the extent required by applicable Gaming Laws, and to applicable securities laws.

                      d. In the event any Lender is found unsuitable as a Lender under the Credit Facility by the Nevada Gaming Authorities ("Unsuitable Lender"), then to the extent permitted by applicable Laws: (a) Agent Bank shall use its best efforts to find a replacement Lender, (b) Borrowers shall have the right to make a Voluntary Permanent Reduction in the amount necessary to reduce the Aggregate Commitment by the amount of the Syndication Interest held by the Unsuitable Lender, and any payments required in connection with such Voluntary Permanent Reduction shall be made to the Unsuitable Lender and not on a pro rata basis to all Lenders, (without any penalties, including any Breakage Charges) until a replacement Lender, if any, commits to acquire the Syndication Interest of the Unsuitable Lender, at which time the Aggregate Commitment shall be increased by the amount of the Voluntary Permanent Reduction, and (c) upon full payment of all outstanding amounts of principal and interest owing it, such Unsuitable Lender shall execute such documents as may be required by

Agent Bank, Borrowers or any applicable gaming authorities to evidence the termination of its Syndication Interest in the Credit Facility.

                   Section 10.11. ACTION BY LENDERS. Whenever Banks shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Banks by Agent Bank in accordance with the provisions of Section 10.01. Notices, reports and other documents required to be given by Borrowers to Banks hereunder may be given by Borrowers to Agent Bank on behalf of Banks, with sufficient copies for distribution to each of the Banks, and the delivery to Agent Bank shall constitute delivery to Banks. In the event any payment or payments are received by a Lender other than Agent Bank, Borrowers consent to such payments being shared and distributed as provided herein.

                   Section 10.12. TIME OF ESSENCE. Time shall be of the essence of this Credit Agreement.

                   Section 10.13. CHOICE OF LAW AND FORUM. This Credit Agreement and each of the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law. Borrowers further agree that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Banks pursuant to the terms hereof shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

                   Section 10.14. ARBITRATION.

                      a. Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

                      b. All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

                      c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

                   Section 10.15. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWERS AND BANKS WITH RESPECT TO THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTE, OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND EACH OF THE BANKS EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                   Section 10.16. SCOPE OF APPROVAL AND REVIEW. Any inspection of the Hotel/Casino Facilities or other documents shall be deemed to be made solely for Banks' internal purposes and shall not be relied upon by the Borrowers or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrowers.

                   Section 10.17. SEVERABILITY OF PROVISIONS. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                   Section 10.18. CUMULATIVE NATURE OF COVENANTS. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

                   Section 10.19. COSTS TO PREVAILING PARTY. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

                   Section 10.20. EXPENSES.

                      a. GENERALLY. Borrowers agree upon demand to pay, or reimburse Agent Bank for, all of Agent Bank's documented reasonable out-of-pocket costs and expenses of every type and nature (excluding, however, all Syndication Costs) incurred by Agent Bank at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) any requests for consent, waiver or other modification of any Loan Document made by Borrowers; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings; (iii) the subordination of any Collateral, including title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) any appraisals performed after the occurrence of an Event of Default; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); and (vi) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

                      b. AFTER EVENT OF DEFAULT. Borrowers further agree to pay, or reimburse Agent Bank and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent Bank or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrowers and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

                   Section 10.21. SETOFF. In addition to any rights and remedies of the Agent Bank provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Agent Bank to or for the credit or the account of Borrowers against any and all obligations of Borrowers under the Credit Facility, now or hereafter existing, irrespective of whether or not the Agent Bank shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrowers (and Agent Bank shall promptly notify each other Lender) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent Bank under this Section 10.21 are in addition to the other rights and remedies which Agent Bank may have.

                   Section 10.22. BORROWER WAIVERS AND CONSENTS.

                      a. Each Borrower shall be jointly and severally liable for the repayment of all sums owing under the terms of this Credit Agreement and each the Loan Documents.

                      b. Each Borrower agrees that neither the Agent Bank nor any Bank shall have any responsibility to inquire into the apportionment, allocation or disposition of any Borrowings as among the Borrowers or within the Borrower Consolidation.

                      c. For the purpose of implementing the joint borrower provisions of this Credit Agreement and each of the Loan Documents, each Borrower and the Collateral Affiliate hereby irrevocably appoints each Authorized Officer as its agent and attorney-in-fact for all purposes of this Credit Agreement and each of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of requests for, or conversions or continuations of,

Borrowings, the execution and delivery of certificates and the receipt and allocation of disbursements from the Banks.

                      d. Each Borrower acknowledges that the handling of the Credit Facility on a joint borrowing basis as set forth in this Credit Agreement is solely an accommodation to Borrowers and is done at their request. Each Borrower agrees that neither the Agent Bank, nor any Lender, shall incur any liability to any Borrower as a result thereof. To induce the Agent Bank and the Lenders to enter into this Credit Agreement, and in consideration thereof, in accordance with the provisions set forth in Section 5.14 of this Credit Agreement, each Borrower hereby agrees to indemnify the Agent Bank and each Lender and hold each such entity harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against such entity by any Borrower or by any other Person arising from or incurred by reason of the structuring of the Credit Facility as herein provided, reliance by the Agent Bank or the Lenders on any requests or instructions from any Borrower or any Authorized Officer, or any other action taken by the Agent Bank or a Lender under the terms of this Credit Agreement or any of the Loan Documents at the request of any Borrower or Authorized Officer. This Section 10.22(d) shall survive termination of this Credit Agreement.

                      e. Each Borrower represents and warrants to the Agent Bank and the Lenders that (i) it has established adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each of the Borrowers and its respective property, and (ii) each Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of the Agent Bank or any Lender to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any Borrower, or the property of any Borrower, whether now or hereafter known by the Agent Bank or any Lender at any time through Credit Facility Termination.

                   f. Each Borrower acknowledges that the Funded Outstandings, or portions thereof, may derive from value provided directly to another Borrower and, in full recognition of that fact, each Borrower consents and agrees that the Agent Bank and any Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security of the Loan Documents:

                   (i) accept partial payments on the Credit Facility;

                   (ii) receive and hold additional security or guaranties for the Credit Facility or any part thereof;

                   (iii) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof, as the Agent Bank or Requisite Lenders in their sole and absolute discretion may determine;

                   (iv) release any party or any guarantor from any personal liability with respect to the Credit Facility or any part thereof;

                   (v) settle, release on terms satisfactory to the Agent Bank or Requisite Lenders or by operation of applicable laws or otherwise liquidate or enforce the Credit Facility and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

                   (vi) consent to the merger, change or any other restructuring or termination of the corporate existence of any other Borrower or any other Person, and correspondingly restructure the Credit Facility, continuing existence of any lien or encumbrance under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Credit Facility.

                   Each Borrower expressly waives any right to require the Agent Bank or any Lender to marshal assets in favor of any Borrower, any other party or any other Person or to proceed against any other Borrower or any other party or any Collateral provided by any Borrower or any other party, and agrees that the Agent Bank and Lenders may proceed against Borrowers and/or the Collateral in such order as they shall determine in their sole and absolute discretion. The Agent Bank and Lenders may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Agent Bank or Lenders and any other Borrower may deal with each other in connection with the Credit Facility or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents or the perfection of the Security Documentation. Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of:
                   (a) any disability or other defense of any Borrower or any other party with respect to the Credit Facility, (b) the unenforceability or invalidity as to any Borrower, or any other party of the Credit Facility, (c) intentionally omitted, (d) the cessation for any cause whatsoever of the liability of any Borrower or any other party (other than by reason of the full payment and performance of the Credit Facility and the occurrence of Credit Facility Termination), (e) any failure of the Agent Bank or any Lender to give notice of sale or other disposition to any Borrower or any defect in any notice that may be given in connection with any sale or disposition, (f) any act or omission of the Agent Bank or any Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Credit Facility or any other security or guaranty therefor by operation of law or otherwise, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (h) any failure of the Agent Bank or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (i) the election by the Agent Bank or any Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (j) any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code, (k) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (l) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (m) the avoidance of any lien or encumbrance in favor of the Agent Bank or any Lender for any reason, (n) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the obligations (or any interest thereon) in or as a result of any such proceeding, or (o) any election of remedies by the Agent Bank or any Lender, even if the effect thereof is to destroy or impair any Borrower's right to subrogation, reimbursement, exoneration, indemnification or contribution.

                   g. Each Borrower authorizes the Agent Bank and any Lender, upon the occurrence of any acceleration of the Indebtedness then owing under the Credit Facility, at their sole option, without any other notice or demand and without affecting any of the Credit Facility or the validity or enforceability of any liens or encumbrance in favor of the Agent Bank or any Lender on any Collateral, to foreclose any or all of the Deeds of Trust by judicial or nonjudicial sale. To the extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of the Loan Documents or any liens or encumbrances created or granted under the Loan Documents or to the recovery by the Agent Bank or any Lender against any other Borrower or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of a Borrower and may preclude a Borrower from obtaining reimbursement or contribution from any other Borrower.

                   h. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby expressly agrees with respect to the Borrowers and their successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of the other Borrowers or any surety for any other Borrower, not to exercise, until Credit Facility Termination has irrevocably occurred, any rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which such Borrower may have or hereafter acquire against any of the Borrowers or any other such Person in connection with or as a result of such Borrower's execution, delivery and/or performance of this Credit Agreement or any other Loan Document to which such Borrower is a party.

                   Section 10.23. CONFIDENTIALITY. Each of the Banks agrees to hold any non-public information that it may receive from Borrowers pursuant to this Credit Agreement (or pursuant to any other Loan Document) in confidence and consistent with their respective policies for handling material non-public information, EXCEPT for disclosure: (a) To the other Banks; (b) To legal counsel and accountants for Borrowers or any of the Banks; (c) To the other professional advisors to Borrowers or any of the Banks, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 10.23; (d) To regulatory officials having jurisdiction over that Bank; (e) To any Gaming Authority having regulatory jurisdiction over Borrowers or their respective Subsidiaries, provided that each of the Banks agrees to endeavor to notify Borrowers of any such disclosure; (f) As required by law or legal process or in connection with any legal proceeding, provided that such disclosing Bank uses reasonable efforts to notify Borrowers prior to any such disclosure; and (g) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's Syndication Interest hereunder or in the Revolving Credit Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 10.23. For purposes of the foregoing, "non-public information" shall mean any information respecting Borrowers or their respective Subsidiaries reasonably considered by Borrowers to be material and not available to the public, OTHER THAN (i) information previously filed with any governmental agency and available to the public, (ii) information which is available to the general public at the time of use or disclosure, (iii) information which becomes available to the general public, other than by manner of unauthorized disclosure or use, or (iv) information previously published in any public medium from a source other than, directly or indirectly, that Bank. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Agent Bank or the Banks to Borrowers.

                   Section 10.24. THE EXISTING CREDIT AGREEMENT. The parties hereto agree that as of the Closing Date the Existing Credit Agreement shall be and is hereby amended, superseded and restated in its entirety by this Credit Agreement.

                   Section 10.25. SCHEDULES ATTACHED. Schedules are attached hereto and incorporated herein and made a part hereof as follows:

                  Schedule 2.01(a)  -   Schedule of Lenders' Proportions in
                                        Credit Facility

                  Schedule 3.18     -   Schedule of Significant Litigation

                  Schedule 4.15     -   Schedules of Spaceleases

                                          (A)  MPI Schedule of Spaceleases

                                          (B)  SGLVI Schedule of Spaceleases

                                          (C)  SGRI Schedule of Spaceleases

                  Schedule 4.16     -    Schedules of Equipment Leases and
                                         Contracts

                                          (A)  MPI  Schedule  of  Equipment
                                               Leases  and Contracts

                                          (B)  SGLVI  Schedule  of  Equipment
                                               Leases and Contracts

                                          (C)  SGRI  Schedule  of  Equipment
                                               Leases  and Contracts

                  Schedule 4.22     -    Schedule  of   Trademarks,   Patents,
                                         Licenses,   Franchises,Formulas and
                                         Copyrights

                  Schedule 4.23     -    Schedule of Contingent Liabilities

                  Schedule 4.24     -    Schedule of Existing Subsidiaries

                   Section 10.26. EXHIBITS ATTACHED. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

                  Exhibit A         -  Revolving Credit Note

                  Exhibit B         -  Notice of Borrowing - Form

                  Exhibit C         -  Continuation/Conversion Notice -Form

                  Exhibit D         -  Compliance Certificate - Form

                  Exhibit E         -  Pricing Certificate - Form

                  Exhibit F         -  Authorized Officer Certificate -Form

                  Exhibit G         -  Closing Certificate - Form

                  Exhibit H         -  Assignment and Assumption Agreement -Form

                  Exhibit I         -  Legal Opinion - Form

                  Exhibit J         -  Subsidiary Guaranty - Form

                  Exhibit K-1       -  MPI Real Property Description

                  Exhibit K-2       -  MPI Additional Real Property Description

                  Exhibit L         -  SGLVI Real Property Description

                  Exhibit M         -  SGRI Real Property Description

                  Exhibit N         -  Logan Primary Parcel Description

                  Exhibit O         -  Logan Filly Parcel Description

                  Exhibit P         -  Swingline Note - Form

                  Exhibit Q         -  Notice of Swingline Advance - Form

                  Exhibit R         -  Cash Collateral Pledge Agreement - Form

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

                                BORROWERS:

                                MTR GAMING GROUP, INC.,
                                a Delaware corporation

                                By /s/ Edson R. Arneault
                                   ---------------------
                                   Edson R. Arneault,
                                   President

                                MOUNTAINEER PARK, INC.,
                                a West Virginia corporation

                                By /s/ Edson R. Arneault
                                   ---------------------
                                   Edson R. Arneault,
                                   President

                                SPEAKEASY GAMING OF LAS VEGAS,
                                INC., a Nevada corporation

                                By /s/ Edson R. Arneault
                                   ---------------------
                                   Edson R. Arneault,
                                   President

                                SPEAKEASY GAMING OF RENO,
                                INC., a Nevada corporation

                                By /s/ EDSON R. ARNEAULT
                                  ----------------------
                                     Edson R. Arneault,
                                     President


                                PRESQUE ISLE DOWNS, INC.,
                                a Pennsylvania corporation



                                By /s/ EDSON R. ARNEAULT
                                   ---------------------
                                     Edson R. Arneault,
                                     President

                                Address for Borrowers:

                                State Route 2, South
                                P.O. Box 356
                                Chester, West Virginia 26034

                                Attn: Edson R. Arneault

                                Telephone: (304) 387-8300
                                Facsimile: (304) 387-1598

                                     BANKS:

                                     WELLS FARGO BANK,
                                     National Association,
                                     Agent Bank, Lender,
                                     Swingline Lender and L/C Issuer


                                    By /s/ Philip A. Horrell
                                       ---------------------
                                       Philip A. Horrell,
                                       Senior Vice President

                                    Address:

                                    3800 Howard Hughes Parkway
                                    Las Vegas, NV  89109

                                    Telephone: (702) 791-6271
                                    Facsimile: (702) 791-6248

                                    PNC BANK, National Association,
                                    Documentation Agent, Lender
                                    and L/C Issuer

                                    By:  /s/ Robert S. Foust
                                         -------------------
                                    Name:  Robert S. Foust

                                    Title:  Vice President

                                    Address:

                                    One PNC Plaza
                                    Fifth Floor
                                    249 Fifth Avenue
                                    Pittsburgh, PA 15222
                                    Attn:  Mark J. Stasenko, V.P.

                                    Telephone: (412) 762-4690
                                    Facsimile: (412) 762-7353

                                    NATIONAL CITY BANK OF
                                    PENNSYLVANIA,
                                    Lender


                                    By:  /s/ Neil Corry-roberts
                                         ----------------------
                                    Name:  Neil Corry-Roberts

                                    Title:  Vice President

                                    Address:

                                    20 Stanwix Street
                                    Pittsburgh, PA  15222-4802
                                    Attn:  Neil Corry-Roberts, VP

                                    Telephone: (412) 644-8218
                                    Facsimile: (412) 644-8889

                                    BRANCH BANKING AND TRUST COMPANY,
                                    Lender

                                    By /s/ Robert J. Bowlby
                                       --------------------
                                       Robert J. Bowlby,
                                       Vice President

                                    Address:

                                    496 High Street
                                    Morgantown, WV  26505

                                    Telephone: (304) 285-5638
                                    Facsimile: (304) 285-5635

                                    BANK OF SCOTLAND,
                                    Lender

                                    By:  /s/ Annie Glynn
                                         ---------------
                                    Name:  Annie Glynn

                                    Title:  Senior Vice President

                                    Address:

                                    565 Fifth Avenue
                                    New York, NY  10017
                                    Attn: Joseph Fratus, V.P.

                                    Telephone: (212) 450-0837
                                    Facsimile: (212) 557-9460